Exhibit 10.2

FINAL

MASTER LEASE

between

SPIRIT SPE PORTFOLIO 2006-3, LLC,

Landlord,

and

PAMIDA STORES OPERATING CO., LLC,

Tenant,

Dated:  May 31, 2006

Glossary of Defined Terms

Adjustment Date	2
Affected Party	60
Alteration Cap	18
Assigned Lease	20
Assignment or Sublease Officer’s Certificate	24
Base Rent	2
Building	1
Buildings	1
Capital Improvement	18
Casualty Event	26
Casualty Withholding Event	28
CERCLA	43
Claim	43
Code	22
Commencement Date	1
Condemnation	29
Condemnation Withholding Event	30
Confidential Information	58
Confidentiality Agreement	58
Costs	7
CPI	54
CPI Increase	54
Cross Default Termination Tests	32
Default	31
Default Interest	52
Disclosure Parties	58
EBITDAR	51
EBITDAR Event	51
EBITDAR Ratio	51
EBITDAR Rent	51
Effective Date	1
Environmental Laws	43
Exchange Act	57
Expiration Date	1
Extension Options	1
Extension Period	1
Extension Periods	1
Fee Properties	1
FIFRA	43
Flood Insurance Acts	10
Flood Insurance Policies	10
FMV Base Rent	61
FMV Reset	2

Force Majeure	53
Ground Landlord	36
Ground Lease	36
Hazardous Materials	43
Holding Audited Reporting Financials	55
Holding Reporting Financials	55
Holding Unaudited Reporting Financials	55
Imposition	4
Impositions	4
Impositions Reserve	49
Indemnified Party	26
Insolvency Event	41
Installments	4
Insurance Deductible Letter of Credit	9
Insurance Reserve	49
Landlord	1, 52
Landlord Indemnified Parties	25
Landlord Indemnified Party	25
Landlord’s Notice	2
Laws	7
Lease	1
Lease Year	2
Leasehold Mortgage	39
Leasehold Mortgagee	39
Legal Requirements	7
Letter of Credit	51
Liability Insurance	9
Losses	8
MAI Appraisers	61
Maintenance Expenses	49
Maintenance Reserve	49
Manage	44
Management	44
Material Adverse Effect	8
Monthly Base Rent	3
Mortgage	36
Mortgagee	36
NDA	21
Net Condemnation Proceeds	29
Net Insurance Proceeds	27
Notice	45
OFAC Laws	41
Other Lease	32
Other Parties	58
Pamida	9
Parcel	1

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Parcels	1
Person	41
Premises	1
Prime	52
Property Location	1
RCRA	43
REA	15
REA Change	15
REAs	15
Release	44
Released	44
Rent	3
Replacement Tenant	33
Required Repairs	17
Required Repairs Subaccount	17
Reserve	49
Reserve Event	51
Reserve Period	51
Reserve Reversal Event	51
Reserve Subaccount Account	49
Reserve Subaccounts	49
Reserves	49
Respond	44
Response	44
Restoration	26
Restoration Threshold	27
Restore	26
S&P	12
SEC	55
Securities	60
Securitization	60
ShopKo	9
Side-Letter Agreement	53
Spirit	55
Substitute Property	22
Tangible Net Worth	20
Tank Insurance	11
Tenant	1, 52
Tenant Audited Reporting Financials	56
Tenant Indemnified Parties	26
Tenant Indemnified Party	26
Tenant Reporting Financials	56
Tenant Unaudited Reporting Financials	56
Tenant’s Mortgagee	54
Tenant’s Personalty	14
Term	1

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Terrorism Insurance	11
Terrorism Insurance Cap	11
Terrorism Insurance Required Amount	11
Transaction	22
TSCA	43
Warranties	17

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ARTICLE 10. RIGHTS RESERVED TO LANDLORD		18

ARTICLE 11. ALTERATIONS		18
11.01	Alterations	18

ARTICLE 12. ASSIGNMENT AND SUBLETTING		19
12.01	Assignment	19
12.02	Change of Control	20
12.03	Subletting and Non-Disturbance	21
12.04	Assignment by Landlord	22
12.05	Substitution	22
12.06	Concessionaires	24
12.07	Limits on Assignment, Subletting and Substitution	24

ARTICLE 13. WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT		25
13.01	Waiver of Certain Claims	25
13.02	Tenant Responsible for Personal Property	25
13.03	Indemnification.	25

ARTICLE 14. USE OF CASUALTY INSURANCE PROCEEDS		26
14.01	Tenant’s Obligation to Restore	26
14.02	No Abatement of Rent	28
14.03	Right to Terminate	28
14.04	Reduction of Rent	29

ARTICLE 15. EMINENT DOMAIN		29
15.01	Taking: Lease to Terminate	29
15.02	Taking: Lease to Continue	29
15.03	No Abatement of Rent	30
15.04	Tenant’s Claim for Reimbursement	30

ARTICLE 16. DEFAULT		31
16.01	Events of Default	31
16.02	Rights and Remedies of Landlord	32
16.03	Final Damages	34
16.04	Removal of Personal Property	35
16.05	Landlord’s Default	35
16.06	Attorneys’ Fees	35
16.07	Tenant Waiver	35

ARTICLE 17. SUBORDINATION; LEASEHOLD MORTGAGE		36
17.01	Subordination	36
17.02	Liability of Mortgagee; Attornment	36
17.03	Tenant Leasehold Mortgage.	37

ARTICLE 18. MORTGAGEE PROTECTION		40

ARTICLE 19. ESTOPPEL CERTIFICATE		40

ARTICLE 20. REPRESENTATIONS AND WARRANTIES OF TENANT		40
20.01	Organization, Authority and Status of Tenant	40
20.02	Enforceability	41

20.03	Property Condition	41
20.04	Litigation	41
20.05	Compliance With OFAC Laws	41
20.06	Ownership	41
20.07	Absence of Breaches or Defaults	41
20.08	Solvency	41
20.09	Licenses and Permits	42

ARTICLE 21. NONWAIVER		42

ARTICLE 22. Intentionally Deleted		42

ARTICLE 23. REAL ESTATE BROKERS		42

ARTICLE 24. NOTICES		42

ARTICLE 25. HAZARDOUS MATERIALS		43
25.01	Defined Terms.	43
25.02	Tenant’s Obligations with Respect to Environmental Matters	44
25.03	Copies of Notices	44
25.04	Landlord’s Right to Inspect	45
25.05	Tests and Reports	45
25.06	Tenant’s Obligation to Respond	45
25.07	Landlord’s Right to Act	46
25.08	Indemnification	46

ARTICLE 26. TITLE AND COVENANT AGAINST LIENS		47
26.01	Title and Covenant Against Liens	47

ARTICLE 27. EXCULPATORY PROVISIONS		48

ARTICLE 28. QUIET USE AND ENJOYMENT		48

ARTICLE 29. CHARACTERIZATION OF LEASE		48
29.01	Unseverable Lease	48
29.02	Waiver	49

ARTICLE 30. RESERVES		49
30.01	Reserves	49
30.02	Satisfaction of Tenant’s Obligations	49
30.03	Reserve Period; Maintenance Expenses	50
30.04	Reserve Reversal Event	50
30.05	Letter of Credit	50
30.06	Defined Terms.	51

ARTICLE 31. MISCELLANEOUS		52
31.01	Successors and Assigns	52
31.02	Modifications in Writing	52
31.03	Definition of Tenant	52
31.04	Definition of Landlord	52
31.05	Headings	52
31.06	Time of Essence	52
31.07	Default Rate of Interest	53

31.08	Severability	53
31.09	Entire Agreement	53
31.10	Force Majeure	53
31.11	Memorandum of Lease	53
31.12	No Construction Against Preparer	54
31.13	Waiver of Landlord’s Lien	54
31.14	Investment Tax Credits	54
31.15	Signage	54
31.16	Definition of CPI	54
31.17	Financial Statements.	55
31.18	State-Specific-Provisions	59
31.19	Counterparts	59
31.20	Mortgagee Consent	59
31.21	Waiver of Jury Trial and Certain Damages	59
31.22	Securitizations	60
31.23	No Merger	60
31.24	Fair Market Rent	61

ARTICLE 32. Intentionally Deleted		62

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Exhibits:

Exhibit A-1	List of Fee Properties

Exhibit A-2	Intentionally Deleted

Exhibit A-3	Legal Description of Each Parcel

Exhibit A-4	Intentionally Deleted

Exhibit B	Limited Rent Determination/Adjustment Formula

Exhibit C	Form of Estoppel Letter

Exhibit D	Form of Sublease Non-Disturbance Agreements

Exhibit E	Form of Mortgagee Non-Disturbance Agreement

Exhibit F	Form of Landlord Agreement

Exhibit G	Form of Memorandum of Lease

Exhibit H	State Specific Provisions

Exhibit I	Required Repairs

Exhibit J	Form Income and Expense Statement for Individual
Property Location

Schedules:

Schedule 6.01	Tenant’s Insurance Coverage Requirements

Schedule 12.01	Officer’s Certificate (Assignment)

Schedule 12.03	Officer’s Certificate (Subletting)

Schedule 16.01(j)	Other Lease

Schedule 31.17(g)	Form of Confidentiality Agreement

Schedule 31.17(h)	Officer’s Certificate (Financial Reports)

MASTER LEASE

THIS MASTER LEASE (hereinafter, this “Lease”) is made and entered into as of the 31st day of May 2006 (the “Effective Date”), by and between SPIRIT SPE PORTFOLIO 2006-3, LLC, a Delaware limited liability company (hereinafter, “Landlord”), and PAMIDA STORES OPERATING CO., LLC, a Delaware limited liability company (hereinafter “Tenant”).

ARTICLE 1.
GRANT AND TERM

1.01         Grant of Lease. Landlord, for and in consideration of the rents reserved herein and of the covenants and agreements contained herein on the part of Tenant to be performed, hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain parcels of land owned by Landlord in fee and listed on Exhibit A-1 attached hereto and made a part hereof (the “Fee Properties”), the Fee Properties are each, a “Parcel” and collectively, the “Parcels” and legally described on Exhibit A-3 attached hereto and made a part hereof) and all of the buildings located on each of the Parcels (each, a “Building” and collectively the “Buildings”) and with respect to each Parcel, all other improvements erected or situated on each such Parcel, including, but not limited to, to the extent they exist, parking areas; access roads; entrances and driveways; lighting facilities; grass, shrubs, trees and landscaping; retaining walls; passageways, sidewalks and curbs; culverts; retention basins and drainage facilities; directional and shopping center pylons or monuments; sewer and sewage disposal systems; water supply, electric lines; gas lines and other service and utility lines, pipes and installations of every kind (each Parcel, together with the Building and the other improvements located thereon, a “Property Location” and collectively, the “Premises”), together with all easements (including any rights under applicable construction, operating and/or reciprocal easements agreements) over adjoining real property, rights of way, hereditaments, interests in or to adjacent streets or alleys or other real property and all the benefits thereunto belonging and appertaining to any portion of the Premises.

1.02         Term of Lease. The term hereof shall commence on May 31, 2006 (the “Commencement Date”), and shall expire at 11:59 PM EST on May 31, 2021 (the “Expiration Date”), unless earlier terminated or extended as provided in this Lease (the “Term”).

1.03         Extension Options. Landlord agrees that Tenant shall have, and it is hereby granted, two (2) successive options (the “Extension Options”) to extend the Term as to any Property Location or Property Locations, in Tenant’s sole discretion, for a period of ten (10) years each (individually, an “Extension Period”, and collectively, the “Extension Periods”), each such Extension Period to begin respectively upon the expiration of the initial Term or the prior Extension Period, as the case may be. All of the terms, covenants and provisions of this Lease shall apply to each Extension Period with respect to the Property Locations that Tenant elects to extend, except that Base Rent (as defined in Section 2.01 below) for each of the Extension Periods shall continue to be adjusted pursuant to the terms of Sections 1.04 and 2.01 below, payable in equal monthly installments as Monthly Base Rent (as defined in Section 2.01). In order to exercise the Extension Options, Tenant shall give Landlord notice of such exercise (which notice shall identify the Property Locations that are to be extended) no later than one hundred twenty (120) days prior to the end of the initial Term of this Lease or the prior

Extension Period, as the case may be; provided, however, that if Tenant shall fail to give the notice within the aforesaid time limit, Tenant’s right to exercise its option shall nevertheless continue during said one hundred twenty (120) day period until thirty (30) days after Landlord shall have given Tenant notice of Landlord’s election to terminate such option (“Landlord’s Notice”), and Tenant may exercise such option at any time until the expiration of said thirty (30) day period. It is the intention of the parties to avoid forfeiture of Tenant’s rights to extend the Term under any of the options set forth in this Lease through inadvertent failure to give the extension notice within the time limits prescribed. Accordingly, if Tenant shall fail to give an extension notice to Landlord for any of the Extension Periods, and if Landlord shall fail to give Landlord’s Notice to Tenant, then until the expiration of thirty (30) days following Landlord’s Notice, or until Tenant either exercises its option to extend or notifies Landlord that it does not intend to exercise said option to extend, the Term shall be extended automatically from month to month upon all the terms and conditions then in effect, except that Monthly Base Rent shall be increased in accordance with Article 8, and in no event shall the Term extend beyond the last date of the last Extension Period. Upon the failure of Tenant to exercise one or any of the options herein following Landlord’s Notice, and, in any event, upon expiration of the last of such Extension Periods, Tenant shall have no further or additional right to renew or extend this Lease.

1.04         Base Rent Reset. Notwithstanding the terms and provisions of Section 1.03, upon the commencement of each Extension Period of this Lease, the Base Rent shall be reset as determined in accordance with Section 31.24 hereof (the “FMV Reset”). The parties shall commence the process for determining fair market rent upon Tenant’s delivery to Landlord of written notice requesting such determination; provided, however, such notice shall be delivered at least three (3) months, but in no event earlier than eight (8) months, before the date for exercising the Extension Option for such Extension Period. The foregoing shall in no way affect the Base Rent adjustments under Section 2.01; provided, however, in the event the commencement of an Extension Period shall occur on an Adjustment Date (as defined in Section 2.01 below), the FMV Reset shall be the only adjustment to Base Rent.

1.05         Lease Year Defined. As used in this Lease, the term “Lease Year” shall mean (a) if the Commencement Date is the first (1st) day of a calendar month, the twelve (12) month period commencing on the Commencement Date or (b) if the Commencement Date is not the first (1st) day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month of the Term, and in either case, each succeeding twelve (12) month period thereafter which falls in whole or in part during the Term.

ARTICLE 2.
RENT

2.01         Base Rent. Throughout the Term, Tenant shall pay to Landlord an annual base rent for the Premises (the “Base Rent”), without notice or demand. The Base Rent for the first Lease Year shall be equal to Seven Million Nine Hundred Fifty Eight Thousand Six Hundred Sixteen and 75/00 Dollars ($7,958,616.75). Subject to Section 1.04, on June 1, 2009 and every third anniversary thereafter during the Term (the “Adjustment Date”), the Base Rent shall increase by the lesser of (a) 1.25 multiplied by the product of (i) the Base Rent in effect immediately prior to the applicable Adjustment Date and (ii) the CPI Increase (as defined in

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Section 31.16) or (b) 6% of the Base Rent in effect immediately prior to the applicable Adjustment Date. Base Rent shall be payable in equal monthly installments (hereinafter referred to as “Monthly Base Rent”), in advance, on the first (1st) day of the Term and on the first (1st) day of each calendar month thereafter of the Term. If the Term begins on any day except the first (1st) day of a calendar month or ends on any day except the last day of a calendar month, the Monthly Base Rent shall be prorated by multiplying the Monthly Base Rent by a fraction, the numerator of which is the number of days remaining in the month (including the Effective Date) and the denominator of which is the total number of days in such month.

2.02         Manner of Payment. Upon the Effective Date, Landlord shall deliver to Tenant a confirmation of Landlord’s account information allowing Tenant to establish arrangements whereby payments of the Base Rent and all other amounts becoming due from Tenant to Landlord hereunder are transferred by Automated Clearing House Debit initiated by Tenant from an account established by Tenant at a United States bank or other financial institution to such account as Landlord may designate. Tenant shall continue to pay all Base Rent by Automated Clearing House Debit unless otherwise designated from time to time by written notice from Landlord to Tenant.

2.03         Net Lease. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that any Base Rent, Impositions and all other sums payable by Tenant hereunder (hereinafter collectively referred to as “Rent”) shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or reduced pursuant to an express provision of this Lease or by operation of law. This is a net lease and Base Rent, Impositions, and all other items of Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, abatement, deferment, or deduction, except as otherwise specifically set forth herein or provided by Laws (as defined in Section 4.02), and Tenant shall enforce any rights against Landlord in an independent action; provided, however, in no event shall Tenant be liable for any interest, principal, late fees or other expenses relating to any debt incurred by Landlord or other costs incurred by Landlord in financing or refinancing the Premises. Except as provided under bankruptcy, insolvency, reorganization or other proceeding affecting Landlord, Tenant agrees that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease notwithstanding (a) the exercise of any remedy, including foreclosure, under any Mortgage (as defined in Section 17.01 below), (b) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or otherwise, (c) a Condemnation of the Premises or any portion thereof (except as expressly provided herein), (d) the prohibition or restriction of Tenant’s use of the Premises under any Laws (as defined in Section 4.02 below), or (e) a Casualty Event affecting the Premises or any portion thereof (except as expressly provided herein).

ARTICLE 3.
IMPOSITIONS

3.01         Tenant to Pay Impositions. Tenant shall pay or cause to be paid, directly to the applicable taxing authority (except as otherwise expressly set forth in Section 30.01 hereof) in a timely manner and as hereinafter provided, all of the following items, if any, to the extent that

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such items arise out of the use, ownership or operation of each Property Location that accrue during the Term (each, an “Imposition” and collectively, the “Impositions”): (a) real property taxes and assessments; (b) taxes on personal property, trade fixtures and improvements located on or relating to the Premises, whether belonging to Landlord or Tenant; (c) occupancy and rent taxes; (d) levies; (e) gross receipts, excise or similar taxes (i.e., taxes customarily based upon gross income or receipts which fail to take into account deductions relating to any Property Location) imposed or levied upon, assessed against or measured by Base Rent or other Rent payable hereunder, but only to the extent that such taxes would be payable if such Property Location (together with any other Property Locations owned by Landlord and subject to this Lease) were the only properties of Landlord; (f) all excise, franchise, privilege, license, sales, value added, use and similar taxes imposed upon the Rent or other monies owed hereunder, or upon the leasehold estate of either party (other than, transfers, sales or similar taxes imposed in connection with a direct or indirect transfer of Landlord’s leasehold estate); (g) payments in lieu of each of the foregoing, whether or not expressly so designated; (h) fines, penalties and other similar or like governmental charges applicable to any of the foregoing and any interest or costs with respect thereto solely attributable to the acts of Tenant; and (i) any and all other federal, state, county and municipal governmental and quasi-governmental levies, assessments or taxes and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, and any interest or costs with respect thereto, which are due and payable or accrue at any time during the Term. Each such Imposition, or installment thereof, during the Term shall be paid before the last day the same may be paid without fine, penalty, interest or additional cost; provided, however, that if, in accordance with Laws, any Imposition may, at the option of the taxpayer, be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition) (“Installments”), Tenant may exercise the option to pay the same in such Installments and shall be responsible for the payment of such Installments only, provided that all such Installment payments relating to periods prior to the expiration of the Term are required to be made prior to the Expiration Date or early termination of this Lease. Notwithstanding anything contained in this Section 3.01 to the contrary, (i) ”Impositions” shall include all real property taxes and assessments which were assessed, levied or imposed or which accrued prior to the Term if payable during the Term, and Tenant shall promptly pay such items as and when they become due and payable, and (ii) any real property taxes and assessments which accrue during the Term but become payable after the Term shall continue to be Tenant’s obligation or responsibility to pay.

3.02         Receipt of Payment. Tenant shall furnish to Landlord, within thirty (30) days after each Imposition is due, evidence reasonably satisfactory to Landlord evidencing the payment of an Imposition. Landlord and Tenant shall notify the appropriate governmental authorities to deliver bills or invoices for Impositions directly to Tenant. Notwithstanding anything in this Lease to the contrary, if Landlord and Tenant are unable, after having made commercially reasonable efforts to do so, to cause direct billing of Impositions to Tenant’s address, and Landlord fails to promptly (but in any event within ten (10) business days after receipt thereof), deliver to Tenant any bill or invoice with respect to any Impositions that Landlord may receive and Tenant’s payment of such Impositions within twenty (20) business days after receipt of the tax bill results in the imposition of interest, penalties and/or late fees, then Landlord shall be responsible for such interest, penalties and/or late fees.

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3.03         Exclusions.

(a)           Except as provided in Section 3.03(b) hereinbelow, nothing contained in this Article 3 shall require Tenant to pay foreign, state, local or federal income, inheritance, estate, succession, capital levy, capital stock, stamp, transfer (except transfers occurring as a result of Tenant exercising its right of substitution under Section 12.05 hereof), excess profit, revenue, gift or similar taxes of Landlord. For these purposes, income taxes shall include (i) taxes, however labeled, determined by reference to income, and (ii) any tax, however labeled, imposed on one or more alternative bases, where one or more of such alternative bases is based on income and the tax is in fact imposed on the income base; provided, however, that the maximum additional amount of Impositions with respect to a calendar year that Tenant may be responsible for hereunder as a result of the inclusion of “and the tax is in fact imposed on the net income base” may not exceed $50,000. Where a tax may be imposed on one or more alternative bases, one or more of which is based on income, and it is not in fact imposed on the income base, the tax actually imposed will be treated as an income tax hereunder to the extent of the amount that would have been imposed had the tax been imposed on an income base.

(b)           If, at any time during the Term, a tax or excise on Base Rent or other Rent or the right to receive rents or other tax, however described, is levied or assessed against Landlord as a substitute in whole or in part for any Impositions theretofore payable by Tenant, Tenant shall pay and discharge such tax or excise on Base Rent or other Rent or other tax before interest or penalties accrue, and the same shall be deemed to be an Imposition levied against the Premises.

3.04         Contest. Tenant shall have the right to contest (in the case of any item involving more than $10,000, after written notice to Landlord) the amount or validity, in whole or in part, of any Imposition by appropriate legal proceedings diligently conducted in good faith, at Tenant’s sole cost and expense, provided that (a) no Default (as defined in Section 16.01 below) by Tenant has occurred and is continuing; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Tenant is bound as a direct party and any REAs (as defined in Section 9.04 below) and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Laws; (c) no Property Location nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such proceedings; (d) such proceeding shall suspend the collection of such contested Imposition from the applicable Property Location; and (e) Tenant shall furnish such security as may be required by the appropriate governmental authorities in connection with the proceeding. Upon the termination of such proceedings, it shall be the obligation of Tenant to pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including attorneys’ fees and disbursements), interest, penalties or other liabilities in connection therewith.

3.05         Reduction of Assessed Valuation. Subject to the provisions of Section 3.04, Tenant shall have the right to seek a reduction in the assessed valuation of each Property Location for real property tax purposes and to prosecute any action or proceeding in connection therewith.

3.06         Joinder of Landlord. Landlord shall join and reasonably cooperate in any proceedings referred to in Sections 3.04 and 3.05 or permit the same to be brought in its name

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but shall not be liable for the payment of any costs or expenses in connection with any such proceedings, and Tenant shall reimburse (as incurred) and indemnify Landlord (promptly upon demand) for any and all costs or expenses which Landlord may sustain or incur in connection with any such proceedings.

ARTICLE 4.
USE; COMPLIANCE

4.01         Use. Tenant shall have the right to use and occupy the Premises for any retail purpose or for any other use or purpose permitted by the applicable zoning authority and otherwise by Laws and, as applicable, any REAs. Tenant shall have the right to cease operations for business (“go dark”) in up to ten percent (10%) of the aggregate of the (a) rentable square footage of the Premises covered by this Lease at the time of determination, and (b) rentable square footage of the leased premises under the Other Lease at the time of determination. Notwithstanding the foregoing, (i) as to any particular Property Location, if less than fifty percent (50%) of the rentable square footage of such Property Location is not operating for business, no portion of such Property Location shall be considered “dark”, (ii) no portion of a Property Location shall be considered “dark” unless such Property Location is “dark” for more than twelve (12) consecutive months, (iii) no portion of a Property Location shall be considered “dark” if Tenant ceases business operations in such Property Location in connection with a casualty, condemnation, Capital Improvement (as defined in Article 11) or Force Majeure (as defined in Section 31.10), and (iv) Tenant shall have the right to “go dark” in the corporate headquarters and such Property Location shall not count against the ten percent (10%) limitation set forth above. Tenant shall provide Landlord with written notice of a “go dark” Property Location, and an officer’s certificate of Tenant (1) certifying compliance with all of the square footage requirements set forth in the foregoing subsections (a), (b) and (i), and the other requirements or conditions set forth in the foregoing subsections (ii), (iii) and (iv), and (2) attaching a schedule of square footage calculations in support thereof (provided, however, that Tenant’s failure to deliver such notice and officer’s certificate to Landlord shall not constitute a default under this Lease). Notwithstanding the foregoing, the terms and provisions of this Lease and Tenant’s obligations hereunder (including without limitation, the payment of Base Rent and other Rent without reduction except as set forth in Articles 14 and 15, the maintenance of insurance as required under Article 6 and Tenant’s maintenance obligations under Section 9.02) shall remain in full force and effect with respect to any Property Location that has gone “dark”.

4.02         Compliance. Tenant’s use and occupation of each of the Property Locations, and the condition thereof, shall, at Tenant’s sole cost and expense, comply fully with all Legal Requirements (defined below), and all restrictions, covenants and encumbrances of record (including any owner obligations under such Legal Requirements), with respect to the Premises, in either event, the failure with which to comply could have a Material Adverse Effect (defined below). Without in any way limiting the foregoing provisions, Tenant shall comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos, economic sanctions, and the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder, as they affect the Premises now or hereafter in effect. Tenant shall comply with all Legal Requirements and directives of governmental authorities and, upon receipt thereof, shall provide to Landlord copies of all notices, reports and other communications exchanged with, or received from, governmental

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authorities relating to any actual or alleged noncompliance event, the failure of which to comply could have a Material Adverse Effect. Tenant shall also reimburse Landlord for all Costs (defined below) incurred by Landlord in evaluating the effect of such an event on the Premises and this Lease (to the extent Tenant is not using reasonable efforts to comply with such an event and Landlord makes a reasonable and good faith determination that such evaluation is necessary), in obtaining any necessary licenses from governmental authorities as may be necessary for Landlord to enforce its rights hereunder, and in complying with all Legal Requirements applicable to Landlord as the result of the existence of such an event, and for any penalties or fines imposed upon Landlord as a result thereof. Tenant will use commercially reasonable efforts to prevent any act or condition to exist on or about the Premises which will materially increase any insurance rate thereon except when such acts are required in the normal course of its business, and in any event, Tenant shall pay for such increase; provided, however, the foregoing provision shall not in any way prevent Tenant from having the right to use and occupy the Premises in accordance with Section 4.01 above. Except to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” used in this Section shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties (as defined in Section 13.03(a)) solely by reason of Landlord’s interest in any Property Location or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses (defined below) caused by, incurred or resulting from Tenant’s failure to comply with its obligations under this Section.

For purposes hereof:

“Costs” means all reasonable costs and expenses incurred by a Person (defined in Section 20.05 below), including, without limitation, reasonable attorneys’ fees and expenses, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, and appraisal fees, as the circumstances require.

“Laws” means any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

“Legal Requirements” means the requirements of all present and future Laws (including, without limitation, Environmental Laws (defined in Section 25.01(b) below) and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals), all judicial and administrative interpretations thereof, including any judicial order, consent, decree or judgment, and all covenants, restrictions and conditions now or hereafter of record which may be applicable to the Property Locations, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Property Locations, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Property Locations.

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“Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, fines, penalties, interest, charges, fees, judgments, awards, amounts paid in settlement and damages of whatever kind or nature, inclusive of bodily injury and property damage to third parties (including, without limitation, attorneys’ fees and other Costs of defense).

“Material Adverse Effect” means a material adverse effect on (a) any of the Property Locations, including, without limitation, the operation of any of the Property Locations and/or the value of any of the Property Locations; (b) Tenant’s ability to perform its obligations under this Lease; or (c) Landlord’s interests in any of the Property Locations or this Lease.

ARTICLE 5.
UTILITIES

5.01         Payment for Utilities. Tenant will pay, when due, all such charges which accrue during the Term of every nature, kind or description for utilities furnished to any Property Location or chargeable against any Property Location, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to commencement of the Term, Tenant shall pay for all utilities or services at any Property Location used by it or its affiliates, agents, employees or contractors.

5.02         Utilities. Tenant shall have the right to choose and shall be responsible for contracting directly with all suppliers of utility services. In the event that any charge or fee is required by the state in which any Property Location is located or by any agency, subdivision or instrumentality thereof, or by any utility company or other entity furnishing services or utilities to such Property Location, as a condition precedent to furnishing or continuing to furnish utilities or services to such Property Location, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Article 5 shall include, but shall not be limited to, any charges or fees for present or future water or sewer capacity to serve each Property Location, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide each Property Location with adequate utility services. Tenant may elect to cause the separate metering of utilities to various portions of any Building. If Tenant makes such an election, the costs of such separate metering shall be at the sole and exclusive cost of Tenant. In the event Tenant fails to pay any such charge or fee contemplated by this Section 5.02, Landlord shall have the right, but not the obligation, to pay such charges or fees on Tenant’s behalf and Tenant shall reimburse Landlord for such utility charge upon Landlord’s demand therefor with interest accruing at the rate provided in Section 31.07. The inability of Tenant to obtain, or any stoppage of, the utility services referred to in this Article 5 resulting from any cause (other than Landlord’s gross negligence or willful wrongful acts) shall not make Landlord liable in any respect for damages of any kind to any Person, property or business, or entitle Tenant to any abatement of Rent or other relief from any of Tenant’s obligations under this Lease.

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ARTICLE 6.
INSURANCE

6.01         Tenant’s Insurance.

(a)           Tenant shall obtain and maintain the following coverages for all properties at its sole cost and expense (provided, however, upon the satisfaction of the Cross-Default Termination Tests under Section 16.01(j) the coverages for Tenant shall be as set forth on Schedule 6.01 attached hereto):

(i)            “All Risk” or “Special Form” Property Insurance with a One Hundred Million Dollars ($100,000,000) per occurrence limit, with no aggregate for the peril of windstorm, tornado and hail, on the Buildings and Tenant’s Personalty (as defined in Section 7.02) located on each Property Location, (1) in an amount equal to one hundred percent (100%) of the full replacement cost, (2) containing an agreed amount endorsement waiving all co-insurance provisions; (3) providing for no deductible in excess of (a) One Hundred Thousand Dollars ($100,000) or (b) in the event that the Insurance Deductible Letter of Credit (defined below) is in full force and effect, Five Hundred Thousand Dollars ($500,000); and (4) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction under an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the improvements or the use of each individual Property Location shall at any time constitute legal non-conforming structures or uses. The full replacement cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Landlord by an appraiser or contractor designated and paid by Tenant and approved by Landlord, or by an engineer or appraiser in the regular employ of the insurer and at the expense of Tenant. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. For purposes of this Section 6.01(a)(i), the term “Insurance Deductible Letter of Credit” shall mean a letter of credit, combined for ShopKo Stores Operating Co., LLC (“ShopKo”) and Pamida Stores Operating Co., LLC (“Pamida”) so long as they jointly procure insurance, in an amount equal to Four Hundred Thousand Dollars ($400,000.00), naming Landlord or, at Landlord’s option, its Mortgagee (as defined in Section 17.01 below) as the sole beneficiary thereof, which letter of credit shall (A) be a transferable, clean, irrevocable, unconditional, standby letter of credit in form, substance and amount reasonably satisfactory to Landlord in its reasonable discretion, issued or confirmed by a commercial bank with a long term debt obligation rating of “AA” or better (or a comparable long term debt obligation rating) as assigned nationally-recognized statistical rating agency, (B) be payable upon presentation of a sight draft only to the order of Landlord or its Mortgagee at a New York City bank, (C) have an initial expiration date of not less than one (1) year and shall be automatically renewed for successive twelve (12) month periods for the Term, (D) provide for multiple draws, and (E) be transferable by Landlord or its Mortgagee, and its successors and assigns at a New York City bank.

(ii)           Commercial General Liability insurance (“Liability Insurance”) against liability for bodily injury and death, property damage, personal and advertising injury, liquor (to the extent liquor is sold or manufactured on any Property Location), optometrist and druggist professional liability (to the extent optometric and pharmacy operations exist on any Property Location) on each Property Location, such Liability Insurance (1) to be on an “occurrence” form with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate and to continue at not less than the aforesaid limit until required to be changed by Landlord in writing by reason of changed economic conditions making such protection inadequate; and (2) to provide coverage for premises and operations, products and completed operations on an “if any”

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basis, independent contractors, blanket contractual liability for all written and oral contracts and contractual liability covering the indemnities contained in this agreement. The deductible for Liability Insurance coverage shall not exceed Two Hundred Fifty Thousand Dollars ($250,000).

(iii)          Workers’ Compensation insurance providing statutory benefits and Employers Liability insurance with a limit of at least One Million Dollars ($1,000,000) for all Persons employed by Tenant at or in connection with each Property Location;

(iv)          Business Interruption/Loss of Rents insurance (1) covering all risks required to be covered by the insurance provided for in Section (i) above; (2) in an amount equal to one hundred percent (100%) of the projected gross income from each individual Property Location (on an actual loss sustained basis) for a period continuing until the restoration of the individual Property Location is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the signing of this Lease and at least once each year thereafter based on Tenant’s reasonable estimate of the gross earnings including one hundred percent (100%) of rent payables for the succeeding twenty-four (24) month period, and (3) containing an extended period of indemnity endorsement which provides that after the physical loss to the Buildings, improvements or Tenant’s Personalty has been repaired, the continued loss or income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the applicable individual Property Location is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period;

(v)           Comprehensive Boiler and Machinery insurance, if applicable, in an amount equal to the greater of Five Million Dollars ($5,000,000) or full replacement cost of the Buildings, improvements and Tenant’s Personalty on terms consistent with the “All Risk” Property insurance required under subsection (i) above;

(vi)          Flood insurance, if any portion of a Building is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazard pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), of the following types and in the following amounts (1) coverage under policies issued pursuant to the Flood Insurance Acts (the “Flood Insurance Policies”) in an amount equal to the maximum limit of coverage available for the applicable individual Property Location under the Flood Insurance Acts, subject only to customary deductibles under such policies and (2) Excess Flood Insurance in an amount equal to the greater of (x) one hundred percent (100%) of replacement cost of the Buildings (including the improvements) located in the applicable individual Property Location, or (y) Ten Million Dollars ($10,000,000) for Property Locations outside Flood Zone A or V;

(vii)         Earthquake insurance for locations with Probable Maximum Loss percentages of 20 (PML 20%) or greater, and sinkhole and mine subsidence insurance in amounts equal to one times (1x) the probable maximum loss of each individual Property Location as determined by Landlord in its sole discretion and in form and substance satisfactory to Landlord, provided that with the exceptions for limits and deductibles the Earthquake

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insurance shall be on terms consistent with the “All Risk” Property insurance under subsection (i) above:

(viii)        Umbrella Liability insurance in an amount not less than Seventy Five Million Dollars ($75,000,000) per occurrence on the forms of Primary Commercial General Liability, Employers Liability, Optometrist Professional Liability and Druggist Professional Liability;

(ix)           At all times during which structural construction, repairs or alterations (including Capital Improvements) are being made with respect to the Buildings and the other improvements (1) Owner’s Contingent or Protective Liability insurance covering claims not covered by or under the terms or provisions of the insurance provided in Section (ii) above; and (2) Builders Risk insurance on a completed value form covering against “all risks” insured against pursuant to Section (i) above shall include permission to occupy each individual Property Location, and shall contain an agreed amount endorsement waiving coinsurance provisions;

(x)            Insurance against terrorism, terrorist acts or similar acts of sabotage (“Terrorism Insurance”) with coverage amounts of not less than Seventy Five Million and 00/100 Dollars ($75,000,000.00) (the “Terrorism Insurance Required Amount”). Notwithstanding the foregoing sentence, Tenant shall not be obligated to expend more than Seventy Five Thousand Dollars ($75,000), increased annually based on increases in the CPI, in any fiscal year on insurance premiums for Terrorism Insurance (the “Terrorism Insurance Cap”). If the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, Tenant shall purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap;

(xi)           With respect to each Property Location on which Tenant maintains a tank for the storage of Hazardous Materials, storage tank liability insurance that provides for corrective action, third party liability coverage, clean-up costs and defense costs at all times during the Term in an amount not less than those limits required to satisfy the financial responsibility requirements as determined by Title 40 the Code of Federal Regulations, but in no event less than Two Million Dollars ($2,000,000) per occurrence and Four Million Dollars ($4,000,000) in the aggregate (“Tank Insurance”); and

(xii)          Such other insurance and in such amounts from time to time that Landlord or its Mortgagee may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to each individual Property Location in or around the region in which the each individual Property Location is located.

(b)           Landlord shall be named as an “additional insured” for Liability Insurance, as an “additional named insured” and as a “loss payee” for Property Insurance, as an “additional insured” for Tank Insurance, and as a “loss payee” for rental value or business interruption insurance. If any Property Location shall be subject to any Mortgage (as defined in Section 17.01), the applicable Liability Insurance shall, if required by such Mortgage, name the Mortgagee (as defined in Section 17.01) as an additional insured and the Property, Business Interruption/Loss of Rents, Boiler and Machinery, Flood, Earthquake and Terrorism insurance

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shall name the Mortgagee as a “loss payee” under a standard “noncontributory mortgagee” endorsement or its equivalent. In the case of Property, Boiler and Machinery, and Flood insurance, each policy shall contain a so-called New York standard non-contributing mortgagee clause in favor of any Mortgagee providing that the loss thereunder shall be payable to Landlord and Mortgagee, as their interests may appear.

(c)           All of Tenant’s insurance policies required hereunder shall be in such form and shall be issued by such responsible companies permitted to do business in the state where the applicable Property Location is located. All such companies shall have a rating of “A” or better for financial strength claims paying ability assigned by Moody’s Investors Service, Inc. (if Moody’s Investors Service, Inc. provides a rating for the insurer) and a rating of ”A” or better assigned by Standard & Poor’s Rating Group (“S&P”), provided that if any insurance required is provided by a syndicate of insurers, the insurers with respect to such insurance shall be acceptable if: (1) the first layer of coverage under such insurance shall be provided by carriers with a minimum financial strength rating from S&P of “A” or better; (2) sixty percent (60%) (seventy-five percent (75%) if there are four or fewer members in the syndicate) of the aggregate limits under such policies must be provided by carriers with a minimum financial strength rating from S&P of “A” or better; and (3) the financial strength rating from S&P for each carrier in the syndicate shall have a financial strength rating from S&P of at least “BBB”. All policies referred to in this Lease shall be procured, or caused to be procured, by Tenant, at no expense to Landlord, and for periods of not less than one (1) year. Evidence of insurance (in form and substance reasonably acceptable to Landlord) shall be delivered to Landlord on or before the Commencement Date and renewal evidence of insurance not less than ten (10) days prior to the date of expiration of the policies. Subject to the terms of Section 30 below, if Tenant fails to obtain and maintain insurance coverages in accordance with this Article 6, then Landlord, at Landlord’s sole option, upon fifteen (15) days prior written notice to Tenant and Tenant’s failure to cure within said period, may, but shall not be obligated to, procure such insurance on behalf of, and at the expense of, Tenant, and if Landlord exercises such right and expends any funds to obtain such insurance, Tenant shall reimburse Landlord for such amounts upon demand with interest accruing at the Default Interest rate provided in Section 31.07, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord. It is understood that any such sums for which Tenant is required to reimburse Landlord shall constitute Rent under this Lease.

(d)           Tenant shall not carry separate insurance concurrent in form or contributing in the event of loss with that required by this Lease to be furnished by Tenant, unless Landlord and each Mortgagee is included therein as additional named insureds with any loss payable as provided in this Lease. Tenant shall promptly notify Landlord of the carrying of any such separate insurance and shall cause evidence of the same to be delivered as required in this Lease.

(e)           Tenant shall not violate or permit to be violated any of the conditions or provisions of any of Tenant’s insurance policies required hereunder, and Tenant shall so perform and satisfy or cause to be performed and satisfied the requirements of the companies writing such policies so that at all times companies of good standing shall be willing to write and continue such insurance.

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(f)            Each of Tenant’s insurance policies shall contain an agreement by the insurer that such policy shall not be cancelled or modified without at least ten (10) days’ prior written notice to Landlord and each Mortgagee, and contain clauses or endorsements to the effect that no act or negligence of Tenant, or anyone acting for Tenant, or failure to comply with the provisions of any policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Landlord is concerned. The Property Insurance shall contain a waiver of subrogation by the insurer of any right to recover the amount of any loss resulting from the acts or negligence of Landlord or its agents, employees or licensees.

(g)           Each of Landlord and Tenant hereby waives any and every claim for recovery from the other for any and all loss or damage to any Property Location or to the contents thereof, whether such loss or damage is due to the negligence of Landlord or Tenant or their respective agents or employees, which loss or damage is insured pursuant to this Lease; provided, however, that the foregoing waiver shall not be operative in any case where the effect thereof is to invalidate any insurance coverage of the waiving party or increase the cost of such insurance coverage. Each of Landlord and Tenant hereby waive all rights of subrogation that they may have against each other.

(h)           It is expressly understood and agreed that (1) if any insurance required hereunder, or any part thereof, shall expire, be withdrawn, become void by breach of any condition thereof by Tenant, or become void or in jeopardy by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and its Mortgagee; (2) the minimum limits of insurance coverage set forth in this Section 6.01 shall not limit the liability of Tenant for its acts or omissions as provided in this Lease; (3) Tenant shall procure policies for all insurance for periods of not less than one year and shall provide to Landlord and any servicer or Mortgagee of Landlord certificates of insurance or, upon Landlord’s request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times; and (4) Tenant shall pay as they become due all premiums for the insurance required by this Section 6.01.

6.02         Blanket Policy. Property Insurance, at the option of Tenant, may be effected by blanket policies issued to Tenant covering the entire Premises (or any portion thereof) and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease.

ARTICLE 7.
RETURN OF PREMISES

7.01         Surrender of Possession. At the expiration or early termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to each of the Buildings to Landlord and make known to Landlord the combination of all locks of vaults then remaining in each of the Buildings, and, subject to the following paragraph, shall return each Property Location and all equipment and fixtures of Landlord therein to Landlord in good working condition (subject to Tenant’s rights contained in Article 11 and Section 9.02), reasonable wear and tear, casualty and condemnation excepted.

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7.02         Trade Fixtures and Personal Property. Tenant’s merchandise, furniture, machinery, trade fixtures, non-trade fixtures, inventory and other items of personal property of every kind and description (collectively, “Tenant’s Personalty”), shall belong to Tenant throughout the Term, and Tenant shall have the right to remove Tenant’s Personalty from each Property Location and the obligation to restore any damage to the applicable Property Location caused thereby, such removal and restoration to be performed prior to the end of the Term or within twenty (20) days following termination of this Lease or Tenant’s right of possession, whichever is earlier. If Tenant fails to remove such items, Landlord may do so and thereupon the provisions of Section 16.04 shall apply.

7.03         Survival. All obligations of Tenant under this Article 7 shall survive the expiration of the Term or earlier termination of this Lease.

ARTICLE 8.
HOLDING OVER

If Tenant remains in possession of any Property Location after the expiration of the Term, Tenant, at Landlord’s option and within Landlord’s sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay Rent, except that Tenant shall pay Landlord one hundred twenty-five percent (125%) of the Base Rent then applicable to the final Lease Year of the Term for the period Tenant remains in possession of such Property Location. The foregoing provisions shall not serve as permission for Tenant to holdover, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates each Property Location, and shall be subject to the provisions of Article 7).

ARTICLE 9.
CONDITION AND CARE OF PREMISES

9.01         As-Is Condition. Tenant acknowledges and agrees that Tenant accepts each Property Location in “AS-IS, WHERE-IS” condition and agrees that Landlord makes no representation or warranty as to the condition thereof. Tenant further acknowledges and agrees that, prior to the Commencement Date, Tenant or an affiliate of Tenant has been in sole and exclusive possession and control of each Property Location.

9.02         Tenant’s Obligations. Subject to Tenant’s rights set forth in Article 11 below and this Section 9.02, Tenant shall maintain, or cause to be maintained, in good working order each Property Location, including the Building and any other improvements located thereon, the equipment serving the Building, and the other improvements located thereon, including, without limiting the generality of the foregoing, roofs, foundations and appurtenances to the Building, all mechanical, electrical, plumbing, and heating, air-conditioning and ventilation systems located in or otherwise serving such Building, and all water, sewer and gas connections, pipes and mains which service such Building which neither any public utility company nor a public authority is obligated to repair and maintain, and shall put, keep and maintain each Building, and the other improvements on such Parcel in good working order and make all repairs therein and thereon, interior and exterior, structural and nonstructural, necessary to keep the same in good working order and to comply with all applicable Laws, howsoever the necessity or desirability therefor may occur. When used in this Lease, the term “repairs” shall include all alterations, installations,

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replacements, removals, renewals and restorations, and the phrase “good working order” or “good working condition” means good working order or good working condition, reasonable wear and tear, casualty and condemnation excepted. Notwithstanding the foregoing, (a) Tenant also shall perform common area maintenance and repairs and other duties with respect to any Property Location or any adjoining property to the extent that Landlord is required to do so under any REAs (whereupon Tenant shall be entitled to reimbursement from any third party pursuant to any such REAs), and (b) so long as no Default has occurred and is continuing and subject to Tenant’s obligation to maintain each Property Location in good working order as set forth above, Tenant shall not be required to make any structural or capital repairs or improvements to the Premises during the last two (2) years of the Term. For purposes of this Section 9.02, “the last two (2) years of the Term” refers to the final years of the Term, as extended, and Tenant’s obligations to repair and maintain the Premises will continue during the last two (2) years of the initial Term or any Extension Period for which Tenant has exercised its Extension Option.

9.03         Landlord Not Obligated. Landlord shall not be required to furnish any services, utilities or facilities whatsoever to the Premises, nor shall Landlord have any duty or obligation to make any alteration, change, improvement, replacement, restoration or repair to, or to demolish, the Buildings or any other improvements presently or hereafter located on the Parcels. Tenant assumes the full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises, including any Building or any other improvements.

9.04         Compliance with REA(s). Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by and between Landlord and Tenant that the Property Locations may be subject to construction, operating, development, cross easement and reciprocal easement agreements or other declarations, covenants, restrictions or easement agreements in effect as of the Effective Date, or subsequently entered into as provided in this Section 9.04 or Article 26, in favor of an owner of adjoining property or to which Landlord is a party or which is binding on Landlord or the Premises or which is a matter of public record affecting such Property Location or any portions thereof, or any similar agreements, as may be amended from time to time (hereinafter each referred individually as an “REA” and collectively as the “REAs”), and Tenant, for itself and any permitted assignee or subtenant, hereby covenants and agrees to comply with, perform all obligations (whether those of Tenant or Landlord) under and not violate any provision of the REAs. Tenant shall pay or cause to be paid, in a timely manner, all charges, costs and other obligations imposed on or with respect to the Premises or Landlord pursuant to any REAs. Neither Landlord nor Tenant shall grant or agree to any new REA affecting a Property Location or to any consents, approvals, waivers, modifications, amendments or terminations of any REA in existence as of the Effective Date (collectively, an “REA Change”) without the prior written consent of the other party in each instance, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, with respect to the development of previously subdivided outlots owned by Tenant that are not part of the Premises, Tenant shall have the right to consent to such outlot development on behalf of Landlord under any REA (or Landlord shall execute a consent, in form and substance reasonably satisfactory to Landlord, upon the reasonable request of Tenant) so long as Tenant represents to Landlord that such development does not materially and adversely affect the use or operation of or access to or from the applicable Property Location and the development will not (a) cause any portion of such Property Location to be in violation of any Legal Requirements, (b) create any

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liens on such Property Location, or (c) violate the terms of any document or instrument of record encumbering such Property Location, including without limitation, any REA. In any instance in which a party requests the consent of the other party to an REA Change, the other party shall respond to such request within twenty (20) days; provided, that if there is no response within said twenty (20) day period, consent shall be deemed to have been given upon the expiration of said twenty (20) day period. Landlord agrees that Tenant shall enjoy the access, parking, easement and right to receive services and benefits that inure to Landlord under all REAs, concerning such access, parking, easement rights or the right to receive services thereunder. Landlord hereby grants unto Tenant the rights of enforcement and audit with respect to all of the REAs on Landlord’s behalf, at Tenant’s sole cost and expense. If Tenant cures a default or enforces performance by the other owner or other party to an REA in accordance with an REA and in doing so spends money, or if at the time in question Tenant is performing the common area maintenance under that REA and the adjacent owner or other party fails to pay its share of expenses, Landlord grants Tenant, to the extent granted under the REA, the right to collect reimbursement from the adjacent owner or the other party to said REA, provided that Landlord shall have no liability to Tenant with respect to any amounts paid or costs incurred by Tenant. Landlord agrees that, upon Tenant’s request and at Tenant’s sole cost and expense, Landlord will enforce the terms of any REAs for the benefit of Tenant. Except to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” used in this Section shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties solely by reason of Landlord’s interest in any Property Location or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses arising from or related to a default by Tenant under the REAs, that continues beyond applicable notice and cure periods, and any enforcement actions described in this Section. Promptly after the request of Tenant, Landlord shall execute such documents as may be reasonably requested by Tenant in connection with any REA so that to the extent permitted by such REA, (i) Tenant is entitled to directly receive any notices under the REA (with a required copy to Landlord), (ii) Tenant, together with Landlord, is named as a co-insured under any insurance policies required to be maintained by any other party under the REA, (iii) Tenant, together with Landlord, is afforded the benefit of all rights, easements, licenses and benefits afforded to the Property Location under the REA, and (iv) Tenant is able to directly enforce and audit the REA and to directly exercise all rights and remedies in connection with any breach of the REA by any other party.

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9.05         Required Repairs. On the Commencement Date, Tenant shall deposit with Landlord the sum of Four Hundred Fifty Nine Thousand Nine Hundred Three and NO/00 Dollars ($459,903.00) (or deliver a Letter of Credit as defined in Section 30.06(d) in such amount, which Letter of Credit shall be held and disbursed in the same manner as described in Section 30.05 hereof with respect to the Letter of Credit for the Required Repairs), to complete each item of the repairs relating to the Property Locations described on Exhibit I (the “Required Repairs”) and Landlord shall hold or cause the Mortgagee to hold such amount for Tenant’s benefit in an interest-bearing account (which may be a book entry subaccount) (the “Required Repairs Subaccount”); all interest thereon shall accrue for the benefit of Tenant. Tenant shall complete the Required Repairs at the applicable Property Location on or before the deadline for such Required Repairs as set forth in Exhibit I. Landlord shall disburse or cause the Mortgagee to disburse the funds held in the Required Repairs Subaccount to Tenant, within fifteen (15) days after the delivery by Tenant to Landlord of a request therefor, in an amount greater than Twenty-Five Thousand Dollars ($25,000) (or a lesser amount if the total amount in the Required Repair Subaccount is less than Twenty-Five Thousand Dollars ($25,000), in which case only one disbursement of the amount remaining in the account shall be made), accompanied by the following items: (a) a certificate signed by an officer of Tenant: (i) stating that the Required Repair which is the subject of the requested disbursement has been completed, (ii) identifying each Person that supplied materials or labor in connection with such Required Repairs or any portion thereof, and (iii) stating that each such Person supplying materials or labor has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (b) copies of appropriate lien waivers, to the extent applicable, or other evidence of payment reasonably satisfactory to Landlord; and (c) if requested by Landlord’s Mortgagee, a title search for such Property Location indicating that such Property Location is free from all liens, claims and other encumbrances not previously approved by Landlord. Landlord shall be obligated to make (or cause Mortgagee to make) disbursements from the Required Repair Subaccount with respect to a Property Location in the amount allocated for such Property Location set forth in Exhibit I (even if the cost to complete such work is less than the amount set forth in Exhibit I) but Landlord shall not be obligated to make (or cause Mortgagee to make) disbursements in excess of the amount allocated for Property Location as set forth in Exhibit I. If Tenant does not complete the Required Repairs at the applicable Property Location by the required deadline for such Required Repairs, then Landlord may apply such funds to completion of such Required Repairs. Upon Tenant’s completion of all Required Repairs in accordance with this Section, Landlord shall release or cause Mortgagee to release any funds remaining in the Required Repairs Subaccount, if any, to Tenant.

9.06         Warranties. Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant (to the extent assignable), (a) all claims against third parties for damages to the Premises to the extent that such damages are Tenant’s responsibility to repair pursuant to the provisions of this Lease, and (b) all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Property Locations, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (collectively, the “Warranties”). Tenant shall take all commercially reasonable action necessary to preserve the rights under the Warranties assigned hereunder. Upon the occurrence of a Default and the Landlord’s exercise of its remedies under Section 16.02 hereof or the expiration

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or sooner termination of this Lease, the Warranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required.

ARTICLE 10.
RIGHTS RESERVED TO LANDLORD

Landlord reserves the right, exercisable without notice and without liability to Tenant for damage or injury to property, Person or business and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease, (a) at any time during the one hundred twenty (120) days prior to the expiration of the Term, to exhibit each Property Location at reasonable hours upon prior notice to Tenant and giving Tenant the opportunity to have its representative accompany the group performing such exhibition, and (b) to decorate, remodel, repair, alter or otherwise prepare each Property Location for re-occupancy at any time after a Default by Tenant under this Lease and Tenant surrenders the Premises to Landlord.

ARTICLE 11.
ALTERATIONS

11.01       Alterations. Tenant shall have the sole and complete right and authority, without Landlord’s consent or approval but subject to the provisions contained in any REAs relating to alterations, to alter or change each Property Location in any way, including, without limitation, dividing each Property Location (excluding any subdivision of any land) and adding additional signage; provided that (i) Tenant gives Landlord prior written notice of any material alterations, and (ii) at any one time Tenant may not make any proposed structural alterations to any Property Location in excess of Seven Hundred Fifty Thousand Dollars ($750,000) per Lease Year, increased annually based on increases in the CPI (as defined in Section 31.16) (the “Alteration Cap”), without Landlord’s prior written consent, which consent shall not be unreasonably, withheld, conditioned or delayed, it being understood, however, that the refusal or failure of Landlord’s Mortgagee to grant consent (to the extent required and applicable) to the alterations shall be a reasonable basis for Landlord to withhold its consent. For the purposes of this Lease, the term “structural” shall mean the roof, foundation or load-bearing walls of any Building. In addition, Tenant shall not demolish, replace or materially alter any structural or non-structural portions of any Building or any other improvements located on a Property Location, or any part thereof, or make any addition thereto, whether voluntary or in connection with a repair or Restoration (as defined in Section 14.01) required by this Lease (collectively, the “Capital Improvement”), unless Tenant shall comply with the following requirements:

(a)           Each Capital Improvement, when completed, shall be of such a character as not to materially reduce the value of the applicable Property Location below its value immediately before construction of such Capital Improvement was commenced;

(b)           Each Capital Improvement shall be made with reasonable diligence (subject to Force Majeure) and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and, as applicable, any of the REAs. No Capital Improvement shall impair the safety or structural integrity of the applicable Building;

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(c)           In connection with the construction of any Capital Improvement, the applicable Property Location and the assets of Landlord shall (subject to the provisions of Article 26) at all times be free of liens for work, services, labor and materials supplied or claimed to have been supplied to the applicable Property Location;

(d)           No structural Capital Improvement shall be undertaken without obtaining the insurance required by Section 6.01 hereof, and “all risk” builder’s risk property insurance for the full replacement cost of the subject Capital Improvement on a completed value basis;

(e)           No Capital Improvement shall be undertaken until Tenant shall have procured and paid for, insofar as the same may be required from time to time, all permits and authorizations of all governmental authorities for such Capital Improvement. Landlord shall join in the application for such permit or authorization and cooperate with Tenant and execute any additional documents as may be necessary to allow Tenant to complete the alterations and changes, provided it is made without cost, liability, obligation or expense to Landlord. Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses arising from or related to construction of any Capital Improvements and any failure to comply with the requirements in connection with a Capital Improvement as described in this Section;

(f)            All Capital Improvements shall be deemed a part of the Premises and, except as set forth in Section 7.02, belong to Landlord at the expiration or early termination of the Term, and Tenant shall execute and deliver to Landlord such instruments as Landlord may require to evidence the ownership by Landlord of such Capital Improvements; and

(g)           Excluding Capital Improvements required as a result of any condemnation or casualty or required to comply with Legal Requirements, the maximum costs of Capital Improvements that are not substantially complete or not fully paid for by Tenant, at any one time, shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000), increased annually based on increases in the CPI.

Upon completion of the Capital Improvements, Tenant shall promptly provide Landlord with (1) an architect’s certificate certifying that the Capital Improvements have been completed in conformity with the plans and specifications therefor (if the alterations are of such a nature as would customarily require the issuance of such certificate from an architect), (2) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy under applicable Laws), and (3) any other documents or information reasonably requested by Landlord.

ARTICLE 12.
ASSIGNMENT AND SUBLETTING

12.01       Assignment. (a) Subject to Section 12.07 below, Tenant shall have the right to assign or transfer this Lease, either wholly or in part, or any interest hereunder, without Landlord’s consent or approval, so long as Tenant shall remain liable under this Lease. Upon the occurrence of any assignment: (i) Tenant shall provide to Landlord notice thereof, along with a copy of such assignment and an officer’s certificate of Tenant, in the form attached hereto as

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Schedule 12.01, certifying, if applicable, that the conditions set forth in Section 12.01(b) below have been satisfied; (ii) Landlord shall enter into a separate lease with assignee as to that portion of the Premises assigned upon substantially the same terms and conditions as this Lease (except for such provisions which by their terms are not applicable to such Premises assigned), including, without limitation, (1) the base minimum rent per square foot of the portion of the Premises assigned is equal to or greater than the rent as determined in accordance with Exhibit B attached hereto and made a part hereof, (2) the lease term for such assignment is at least equal to the then remaining Term, and (3) the use of the assigned portion of the Premises will not violate any Laws or REAs; (iii) (1) the cross-default provisions of Section 16.01(j) of this Lease shall no longer apply as between this Lease and any lease of all or any portion of the Premises which has been assigned to a third party by Tenant in accordance with and pursuant to the requirements of the provisions of this Section 12.01 (an “Assigned Lease”) and (2) no default under an Assigned Lease shall constitute a Default under this Lease and no Default under this Lease shall constitute a default under an Assigned Lease, and (iv) this Lease shall be amended to release such Property Location from this Lease and to reduce the Base Rent by the amount of the rent paid by the assignee, with all other terms and conditions of this Lease remaining in full force and effect.

(b)           Notwithstanding any provision contained in Section 12.01(a), but subject to the continuing limitations set forth in Section 12.07 below, as to that portion of the Premises assigned, Tenant’s obligations under this Lease shall terminate entirely and, except for any liabilities of Tenant which accrued prior to the date of assignment, Tenant shall be released of any liability under this Lease so long as the following conditions are met: (i) the assignee has an investment rating of “BBB” or better from Standard and Poor’s (or an equivalent rating or shadow rating from another nationally recognized statistical rating service), or (ii) at the time of the proposed assignment, the assignee (1) has a tangible net worth as determined in accordance with generally accepted accounting principles consistently applied (“Tangible Net Worth”) of at least Twenty Five Million Dollars ($25,000,000), and (2) meets or exceeds an EBITDAR Ratio (calculated on a trailing twelve (12) month basis at the time of such test) (as defined in Section 30.06(c)) of 1.60 to 1, and (3) has an annual revenue of at least One Hundred Million Dollars ($100,000,000), or (iii) the assignee has a Tangible Net Worth of at least Two Hundred Fifty Million Dollars ($250,000,000); provided, however, that Tenant may satisfy any one of the foregoing conditions of assignee by providing, or causing to be provided, a guaranty agreement, in form and substance reasonably acceptable to and approved by Landlord, in writing, such approval not to be unreasonably withheld or delayed, which guaranty shall be from an entity that meets the requirements of (i), (ii) or (iii) set forth above in this Section 12.01(b).

12.02       Change of Control. The following transactions, transfers or changes in control or ownership of Tenant shall not constitute an assignment under the terms of this Lease: (a) a transfer of Tenant’s entire interest in this Lease to any entity in connection with intercompany corporate transfers whose ownership is controlled by Tenant or Tenant’s parent or ultimate parent; or (b) a transfer of Tenant’s entire interest in this Lease to any entity which has the power to direct Tenant’s management and operation, or any entity whose management and operation is controlled by Tenant or Tenant’s parent or ultimate parent or is under common control with Tenant or Tenant’s parent or ultimate parent; or (c) a transfer of Tenant’s entire interest in this Lease to any entity, a majority of whose voting rights are owned by Tenant or Tenant’s parent or ultimate parent; (d) a transfer to any entity into which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions of merger

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or consolidation of entities, so long as the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or created by such consolidation; or (e) a sale of substantially all of the stock of Tenant; or (f) a sale of substantially all of the assets of Tenant to a single entity that expressly assumes this Lease; or (g) a similar intercompany transaction to those described in (a), (b) or (c) above; or (h) a similar corporate transaction to those described in (d), (e) and (f) above. With respect to each of the transactions described in items (a), (b), (c) and (g) above of this Section, Tenant shall remain liable under this Lease. With respect to each of the transactions described in items (d), (e), (f) and (h) above of this Section, Tenant’s obligations under this Lease shall terminate entirely and Tenant shall be released of any liability under this Lease, except for any liabilities of Tenant which accrued prior to the date of such transaction.

12.03       Subletting and Non-Disturbance. Subject to Section 12.07 below, Tenant shall have the right to sublet any portion of the Premises, without Landlord’s consent or approval, so long as Tenant shall remain liable under this Lease and Tenant delivers notice thereof to Landlord along with a copy of any such sublease. Upon the request of Tenant from time to time, if (a) the terms of a sublease were negotiated on an arm’s length basis with a third party not affiliated with Tenant; (b) the base minimum rent per square foot of the portion of the Premises sublet for the term of such sublease is equal to or greater than the amount as determined in accordance with Exhibit B; (c) the terms of the sublease shall have substantially the same terms and conditions as this Lease, including, without limitation, the same lease term, rent escalations, covenants, escrows and reserves and financial reporting requirements (except for such provisions which by their terms are not applicable to such Premises sublet); (d)  the tenant under the sublease at the time of the sublease (i) has an investment rating of “BBB” or better from Standard and Poor’s (or an equivalent rating or shadow rating from another nationally recognized statistical rating service) or (ii) at the time of the proposed sublease, is a reputable, creditworthy tenant; or (iii) at the time of the proposed sublease, has a Tangible Net Worth of at least Fifteen Million Dollars ($15,000,000), (provided, however, that Tenant may satisfy any one of the foregoing conditions of tenant under the sublease set forth in (d)(i), (ii) or (iii) above by providing, or causing to be provided, a guaranty (in form and substance reasonably acceptable to and approved by Landlord in writing, such approval not to be unreasonably withheld or delayed) from an entity that meets any of the foregoing requirements), (e) the sublease contains no other material provisions that (i) benefit the subtenant and are unusual for a “market” sublease of the type in question and (ii) are materially adverse to a landlord, and (f) Tenant provides Landlord with an officer’s certificate of Tenant certifying compliance with the criteria in subsections (a) through (e), and attaching a schedule of rent calculations and other details supporting the certifications, in the form attached hereto as Schedule 12.03, then Landlord shall execute and deliver to such subtenant a written agreement substantially in the form attached hereto as Exhibit D (an “NDA”), to the effect that, notwithstanding the termination of this Lease or Tenant’s possessory and other rights and obligations under this Lease by Landlord, so long as such subtenant shall continue to observe and perform all of its obligations under a sublease, such subtenant and the rights of subtenant under any sublease shall not be disturbed by Landlord but shall continue in full force and effect, Landlord shall assume the obligations of the landlord under the sublease and the provisions of Section 16.01(j) or any other Default under this Lease shall not apply to any such sublease. For avoidance of doubt, the payment by Tenant to a subtenant of a tenant allowance at the execution of the sublease shall not be considered unusual. In the event of a termination of this Lease, any sublease for which a NDA has been executed and

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delivered by Landlord shall continue in full force and effect as a direct lease between Landlord and subtenant. Landlord agrees to execute, and to use commercially reasonable efforts to cause its Mortgagee to execute, such documentation as may be reasonably required to effectuate the non-disturbance contemplated herein, including, without limitation, estoppel letters, recognition agreements and a non-disturbance agreement, substantially in the form attached hereto as Exhibit D.

12.04       Assignment by Landlord. As a material inducement to Landlord’s willingness to complete the transactions contemplated by this Lease (the “Transaction”), Tenant hereby agrees that Landlord may, from time to time and at any time and without the consent of Tenant, engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other Laws: (a) the sale, assignment, grant, conveyance, transfer, financing, re-financing, purchase or re-acquisition in whole, but not part, of the Premises or this Lease, Landlord’s right, title and interest in this Lease, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing, provided, however, in no event may Landlord disclose or permit the disclosure of the financial information described in Section 31.17(g) (except as otherwise provided therein) to any potential purchaser, assignee, transferee or lender that owns or can direct the management, directly or indirectly, of five (5) or more commonly managed retail locations; or (b) a Securitization (defined in Section 31.22 below) and related transactions. Without in any way limiting the foregoing, the parties acknowledge and agree that Landlord, in its sole discretion, may assign this Lease or any interest herein to another Person (including without limitation, a taxable REIT subsidiary) in order to maintain Landlord’s or any of its affiliates’ status as a REIT. In the event of any such sale or assignment other than a security assignment, Tenant shall attorn to such purchaser or assignee (so long as Landlord and such purchaser or assignee notify Tenant in writing of such transfer and such purchaser or assignee expressly assumes in writing the obligations of Landlord hereunder). At the request of Landlord, Tenant will execute such documents confirming the sale, assignment or other transfer and such other agreements as Landlord may reasonably request, provided that the same do not increase the liabilities and obligations, or decrease the rights, of Tenant hereunder in any manner whatsoever, and Landlord shall reimburse the reasonable costs and expenses incurred by Tenant related to the execution and delivery of such documents, provided that such costs and expenses are in excess of the costs and expenses Tenant may incur in connection with the performance of its obligations under this Lease. Landlord shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Landlord contained herein, except for any obligations or liabilities accrued prior to the date of such assignment or sale.

12.05       Substitution. Subject to Section 12.07 below, Tenant shall have the right to substitute like-kind assets for the Property Locations; provided, however, that (1) Tenant shall not have any such substitution right if the substitution of any Property Location would cause Landlord to recognize income or gain from a “prohibited transaction” as defined under Section 857(b)(6) of the Internal Revenue Code of 1986, as the same may be amended from time to time (the “Code”) or such substituted like-kind asset is not “real property” under Section 856 of the Code, and (2) Landlord may irrevocably elect to retain the Property Locations that Tenant requests for substitution. If Tenant elects to conduct a substitution such that another

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unencumbered property location or locations (the “Substitute Property”) is substituted for a Property Location being released:

(a)           Tenant shall reimburse Landlord for substitution fees, costs and expenses (including without limitation, fees and expenses related to legal opinions) charged by Landlord’s Mortgagee and other out-of-pocket fees and costs reasonably and actually incurred by Landlord in connection with such substitution;

(b)           Subject to the requirements set forth in this Section 12.05, Landlord covenants that it shall provide Tenant with such cooperation as Tenant may reasonably request to qualify any exercise by Tenant of a substitution right under this Section 12.05 as a transaction qualifying under Section 1031 of the Code;, provided, however, that (i) Landlord shall not be obligated to pay, suffer or incur any additional expenses or liabilities as a result of cooperating in Tenant’s exchange and Landlord shall not be obligated to acquire any other real property in connection with Tenant’s exchange; (ii) Landlord shall not have any liability to Tenant for failure of the exchange to qualify under the Code; (iii) except as otherwise expressly provided in this Lease, any assignment(s) made by Tenant in connection with such exchange shall not relieve Tenant of its obligations under this Lease; and (iv) the completion of one or more tax-deferred exchanges is not a condition to the performance by Tenant of the obligations of Tenant set forth in this Lease; and

(c)           The substitution shall comply with the substitution requirements, if any, of Landlord’s Mortgagee related to substitution, as well as the following:

(i)            the Substitute Property shall be made subject to this Lease with no decline in Base Rent or any other Rent due hereunder;

(ii)           the appraised value of the Substitute Property shall be equal to or greater than the appraised value of the Property Location being released (each such appraisal having been prepared within one hundred eighty (180) days prior to the release and substitution date);

(iii)          the Substitute Property shall have a store level profitability equal to or greater than the store level profitability of the Property Location being released;

(iv)          to the extent required by its Mortgagee, Landlord shall have obtained (A) the written consent of its Mortgagee to such substitution, and (B) confirmation from each statistical rating agency that has assigned a rating to securities sold in any Securitization in which any loan related to a Mortgage has been included that such Substitute Property shall not result in the downgrade, withdrawal or qualification of any securities backed by such respective loan;

(v)           no Default under this Lease has occurred and is continuing;

(vi)          the Property Location being substituted shall be released from this Lease;

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(vii)         with respect to the Substitute Property, Landlord and its Mortgagee shall have received an engineering report and an environmental report, dated not more than one hundred eighty (180) days prior to the proposed date of substitution, acceptable to Landlord and its Mortgagee; and

(viii)        Landlord shall have received an officer’s certificate of Tenant certifying that the square footage of the Substitute Property complies with the provisions in Section 12.07 hereof, along with square footage calculations in support thereof.

12.06       Concessionaires. Notwithstanding anything herein to the contrary, Tenant shall have the right, without Landlord’s consent or approval, to sublease or license up to ten percent (10%) of the rentable square footage of each Property Location to concessionaires consistent with Tenant’s typical store operations, including without limitation, the existing license agreement between Tenant and Payless dated July 23, 1999, as amended; provided that (a) the term of such sublease or license shall not extend beyond the period that ends one day before the expiration of the Term; and (b) Tenant (i) gives Landlord written notice thereof, (ii) makes commercially reasonable efforts to provide to Landlord copies of any such subleases or licenses (provided that the failure to deliver the same shall not constitute a default by Tenant under this Lease), and (iii) provides Landlord with an officer’s certificate of Tenant certifying that the foregoing square footage restrictions have not been breached, along with a schedule of square footage calculations in support thereof attached thereto. Any sublease (excluding the sublease related to Store No. 3852 in Bethany, Missouri) or licenses to concessionaires shall not count towards the limits against subletting set forth in Section 12.07 below.

12.07       Limits on Assignment, Subletting and Substitution. Notwithstanding anything to the contrary contained in this Lease and without in any way eliminating or diminishing Tenant’s obligation to comply with all Legal Requirements or its obligations hereunder, (a) the maximum amount of rentable square footage in this Lease that can be assigned, sublet or substituted in any one (1) year is limited to twenty percent (20%) of the aggregate rentable square footage of the Buildings and the maximum amount of rentable square footage in this Lease that can be assigned, sublet or substituted over the Term is limited to thirty percent (30%) of the aggregate rentable square footage of the Buildings; provided, however that the limits set forth in this Section 12.07 shall not apply to subleases or assignments with respect to (i) any Property Locations for which the Tenant is permitted to “go dark” pursuant to Section 4.01, or (ii) any concessionaire as described in Section 12.06, or (iii) except with respect to Store No. 3852 in Bethany, Missouri, any subleases existing as of the Effective Date; and (b) any attempted assignment, subletting or substitution in violation of this Section 12.07 shall be deemed null and void, and of no force or effect. Furthermore, Tenant shall not have the right to assign or sublet all or any portion of the Buildings unless Tenant shall have provided to Landlord, immediately prior to the effective date of such assignment or sublease, an officer’s certificate (the “Assignment or Sublease Officer’s Certificate”) signed by an officer of the assignee or sublessee certifying that none of the parties identified by Landlord as a ten percent (10%) shareholder of Landlord (on a written list certified by Landlord and to be provided to Tenant following the request of Tenant in connection with any proposed assignment or sublease) owns, directly or, to the assignee’s or sublessee’s actual knowledge after such assignee or sublessee has made inquiry of its officer or similar person that is responsible for maintaining records regarding the direct ownership of such assignee or sublessee, indirectly, (1) ten percent

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(10%) or more of the total combined voting power of all classes of voting capital stock of the assignee or sublessee, as the case may be, or (2) ten percent (10%) or more of the total value of all classes of capital stock of the assignee or sublessee, as the case may be. Landlord shall provide the written list described in the preceding sentence within five (5) business days of written request therefore by Tenant and, in the absence of timely provision of such list, such officer’s certificate shall be based on the latest written list delivered by Landlord to Tenant.

ARTICLE 13.
WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT

13.01       Waiver of Certain Claims. Except as otherwise required under applicable law or to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” used throughout this Article 13 shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties solely by reason of Landlord’s interest in any Property Location or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), but in all events, subject to the waiver of claims and subrogation set forth in this Lease, the Landlord Indemnified Parties shall not in any event whatsoever (a) be liable for any injury or damage to Tenant or any third party happening in, on or about the Premises, nor for any injury or damage to the Premises or to any property belonging to Tenant (including Tenant’s Personalty) or any third party which may be caused by any fire, breakage or other Casualty Event, or by any other cause whatsoever or by the use, misuse or abuse of any of the Buildings or any other improvements at a Property Location or which may arise from any other cause whatsoever; nor (b) be liable to Tenant or any third party for any failure of water supply, gas, telephone or electric current, nor for any injury or damage to any property of Tenant (including Tenant’s Personalty) or to the Premises caused by or resulting from gasoline, oil, steam, gas or electricity or hurricane, tornado, flood, wind or similar storms or disturbances, or water, rain, sleet, ice or snow which may leak or flow from the street, sewer, gas mains or subsurface area or from any part of the Premises, or leakage of gasoline or oil from pipes, storage tanks, appliances, sewers or plumbing works therein, or from any other place or from any other cause, nor for interference with light or other incorporeal hereditaments by anybody, or caused by any public or quasi-public work.

13.02       Tenant Responsible for Personal Property. All Tenant’s Personalty and other personal property belonging to any occupant of any Property Location that is in the applicable Building or the remainder of such Property Location shall be there at the risk of Tenant or other Person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

13.03       Indemnification.

(a)           Tenant agrees to use and occupy the Premises at its own risk and hereby releases the Landlord Indemnified Parties from all claims for any damage or injury to the full extent permitted by law. Except to the extent of Landlord’s willful wrongful acts or gross negligence and without in any way limiting Tenant’s other indemnification obligations under this Lease (including without limitation, those set forth in Sections 9.04, 11.01(e), 25.08  and 32.01), Tenant shall (promptly as incurred or upon demand by any Landlord Indemnified Party) indemnify, save, protect, defend and hold harmless Landlord and any agent, beneficiary,

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representative, contractor, manager, member, director, employee, Mortgagee, officer, director, parent, partner, shareholder, trustee, affiliate, subsidiary, participant, successors and assigns of Landlord (collectively, with Landlord, the “Landlord Indemnified Parties”, and each, a “Landlord Indemnified Party”) from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable engineers’, architects’ and attorneys’ fees, court costs and disbursements, which may be imposed upon or incurred by any Landlord Indemnified Party during or after (but attributable to a period of time falling within) the Term caused by, incurred or resulting from Tenant’s operations or by Tenant’s use and occupancy of the Premises, whether relating to its original design or construction, latent defects, alteration, maintenance, use by Tenant or any Person thereon.

(b)           Landlord shall indemnify, save, protect, defend and hold harmless Tenant and any agent, beneficiary, representative, contractor, manager, member, director, employee, Leasehold Mortgagee, officer, director, parent, partner, shareholder, trustee, affiliate, subsidiary, participant, successors and assigns of Tenant (collectively the “Tenant Indemnified Parties” and each, a “Tenant Indemnified Party”; the Tenant Indemnified Party and the Landlord Indemnified Party shall be collectively called the “Indemnified Party”) harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable engineers’, architects’ and attorneys’ fees, court costs and disbursements, which may be imposed upon or incurred by or asserted against any Tenant Indemnified Party by reason of any willful wrongful act or gross negligence by Landlord pursuant to or in connection with this Lease or Landlord’s repossession of the Premises.

(c)           The obligations of Tenant and Landlord under this Article 13 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Premises or any part thereof.

(d)           If any claim, action or proceeding is made or brought against any Indemnified Party against which it is indemnified pursuant to this Section 13.03, then, upon demand by any Indemnified Party, the other party shall resist or defend such claim, action or proceedings in the Indemnified Party’s name, if necessary, by the attorneys for the insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys as the Indemnified Party shall approve, which approval shall not be unreasonably withheld or delayed.

(e)           The provisions of this Section 13.03 shall survive for a period of five (5) years after the Expiration Date or earlier termination of this Lease.

ARTICLE 14.
USE OF CASUALTY INSURANCE PROCEEDS

14.01       Tenant’s Obligation to Restore. If all or any part of the improvements on any Property Location shall be destroyed or damaged in whole or in part by fire or other casualty (whether or not insured) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (a “Casualty Event”), Tenant shall give Landlord prompt written notice thereof, and Tenant, with

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reasonable diligence (subject to Force Majeure and Section 14.03 below), shall repair, alter, restore, replace and rebuild (collectively, “Restore” or “Restoration”) the same, as nearly as practicable to the character of the improvements on such Property Location existing immediately prior to such Casualty Event, and in no event shall Landlord be called upon to Restore the improvements on such Property Location, as now or hereafter existing, or any portion thereof or to pay any of the costs or expenses thereof. If Tenant is required to but shall fail or neglect to Restore with reasonable diligence (subject to Force Majeure and Section 14.03 below) the improvements on such Property Location or the portion thereof damaged or destroyed, or, having so commenced such Restoration, shall fail to complete the same with reasonable diligence (subject to Force Majeure) in accordance with the terms of this Lease, Landlord may (but shall not be obligated to), after thirty (30) days’ prior written notice to Tenant and Tenant’s failure to commence or re-commence such Restoration, complete such Restoration at Tenant’s expense, the costs for which Tenant shall be obligated to reimburse Landlord and until paid shall accrue Default Interest.

In the event the insurance proceeds after deduction of any reasonable costs and expenses, if any, incurred by Tenant, Landlord or a Mortgagee in collecting the same (collectively, “Net Insurance Proceeds”) of any Casualty Event are less than Three Hundred Seventy-Five Thousand Dollars ($375,000.00), increased annually based on increases in the CPI (the “Restoration Threshold”), Landlord shall disburse, or cause to be disbursed, to Tenant such Net Insurance Proceeds. In the event the Net Insurance Proceeds are greater than the Restoration Threshold, Landlord shall use commercially reasonable efforts to disburse or cause Mortgagee to disburse such Net Insurance Proceeds within ten (10) days upon Landlord being furnished with (a) evidence reasonably satisfactory to Landlord of the estimated cost of completion of the Restoration, (b) such architect’s certificates, waivers of lien, contractor’s sworn statements, mortgagee’s title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Landlord may reasonably require and approve in Landlord’s reasonable discretion, and (c) all plans and specifications for such Restoration, such plans and specifications to be approved by Landlord prior to commencement of any work, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to diligently provide or cause Mortgagee to diligently provide its written approval or disapproval  (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following Landlord’s receipt of such plans and specifications. Landlord may, at Tenant’s reasonable expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to cause the consultant to diligently provide its written approval or disapproval  (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following such consultant’s and/or Landlord’s receipt of Tenant’s request for disbursement. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed; funds other than the Net Insurance Proceeds shall be disbursed prior to disbursement of such Net Insurance Proceeds; and at all times, the undisbursed balance of such Net Insurance Proceeds then held by Landlord, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Landlord by or on behalf of Tenant for that purpose, shall be at least sufficient in the reasonable judgment of Landlord to pay for the cost of completion of the Restoration, free and clear of all liens or claims for a lien. Prior to the

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disbursement of any portion of the Net Insurance Proceeds, Tenant shall provide evidence reasonably satisfactory to Landlord of the payment of Restoration expenses by Tenant up to the amount of the insurance deductible applicable to such Casualty Event. Landlord shall be entitled to keep any portion of the Net Insurance Proceeds which may be in excess of the cost of Restoration, and Tenant shall bear all additional costs and expense of such Restoration in excess of the Net Insurance Proceeds. Notwithstanding anything in this Section 14.01 to the contrary, if, at the time of a Casualty Event, Tenant fails to meet an EBITDAR Ratio (as defined in Section 30.06(c)) of 1.15 to 1 calculated on a trailing twelve (12) month basis at the time of such test, then Landlord shall have the right after the Casualty Event to withhold the applicable insurance proceeds for the Restoration if, at Mortgagee’s election, Mortgagee desires to apply the insurance proceeds relating to such Casualty Event to the payment of Landlord’s Mortgage (a “Casualty Withholding Event”). Promptly upon Landlord’s receipt of notice from Mortgagee of a Casualty Withholding Event (provided that Landlord shall use commercially reasonable efforts to cause Mortgagee to notify it as soon as possible of a decision), Landlord shall provide written notice thereof to Tenant.

14.02       No Abatement of Rent. Except as otherwise provided in Sections 14.03 and 14.04 below, this Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be any reduction or abatement of the Rent payable hereunder, by reason of damage to or total, substantial or partial destruction of any Building or any part thereof or the improvements on any Property Location or any part thereof, or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, and Tenant, notwithstanding any law or statute present or future, waives any and all rights to quit or surrender any Property Location or any part thereof; and Tenant’s obligations hereunder, including without limitation, the payment of Rent hereunder, shall continue as though the improvements on such Property Location had not been damaged or destroyed and without abatement, suspension, diminution or reduction of any kind.

14.03       Right to Terminate. Notwithstanding any other provision to the contrary contained in this Article 14, in the event that, as a result of such a Casualty Event, (a) Tenant shall reasonably estimate in the exercise of good faith business judgment that (i) the applicable Property Location cannot be used for the same purpose and substantially with the same utility as before such Casualty Event, or (ii) it will be unable to use such damaged Property Location for the customary operation of Tenant’s business for more than (1) one (1) year, or (2) one hundred twenty (120) days if such Casualty Event has occurred in the last two (2) years of the Term or any extension of the Term, or (b) Landlord elects not to provide the insurance proceeds from any Casualty Event to Tenant in accordance with a Casualty Withholding Event under Section 14.01, then, subject to the terms and conditions hereinafter set forth, Tenant shall have the right, exercisable by written notice given to Landlord no later than thirty (30) days following such Casualty Event, to cause Landlord to modify this Lease to remove the damaged Property Location (and reduce the Rent pursuant to the terms of Section 14.04 below) and, following such removal, Tenant shall have no further responsibility to Landlord with respect to such damaged Property Location, except for such indemnity or other provisions of this Lease which may relate to such damaged Property Location. Such modification shall not be effective, and Tenant’s obligation to pay Rent hereunder shall continue, until and unless (A) Tenant has complied with all obligations pursuant to Article 6 hereof, (B) Tenant has paid to Landlord all Rent and other amounts payable with respect to the damaged Property Location through the date of the Casualty

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Event, and (C) Tenant has paid or has caused to be paid to Landlord as its interests may appear all insurance deductibles, and all insurance proceeds which shall have been paid to Tenant with respect to the destruction or damage of such Property Location and not utilized towards the Restoration; provided, however, that Tenant shall retain those insurance proceeds in which Landlord does not have an interest including, but not limited to, Tenant’s Personalty, and ordinary payroll insurance proceeds.

14.04       Reduction of Rent. Upon removal of a Property Location pursuant to Section 14.03 above, the Base Rent shall be reduced by the amount as determined in accordance with Exhibit B.

ARTICLE 15.
EMINENT DOMAIN

15.01       Taking: Lease to Terminate. If a substantial portion of a Building or a Parcel shall be lawfully taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation (collectively, a “Condemnation”), and (a) Tenant reasonably estimates in the exercise of good faith business judgment that, as a result thereof, the applicable Property Location cannot be used for the same purpose and substantially with the same utility as before such taking or conveyance or (b) Landlord elects not to provide the Condemnation proceeds from any Condemnation to Tenant in accordance with a Condemnation Withholding Event under Section 15.02 below, Tenant shall have the right to cause Landlord to modify this Lease to remove the taken Property Location, whereupon such removal of a Property Location the Base Rent shall be reduced by the amount as determined in accordance with Exhibit B. If this Lease is so modified pursuant to this Section 15.01, then, upon the date of such taking of possession, Tenant shall have no further responsibility to Landlord with respect to such Property Location except for such indemnity or other provisions of this Lease which by their nature may relate to such Property Location. Landlord shall be entitled to receive the entire Condemnation award relating to the land and improvements with respect to such taking.

15.02       Taking: Lease to Continue. In the event that only a part of a Property Location shall be taken as a result of a Condemnation, and Tenant reasonably estimates in the exercise of good faith business judgment that, as a result thereof, the remainder of such Property Location can be used for the same purpose and with substantially the same utility as before such Condemnation, this Lease shall not be modified and Tenant shall promptly repair and restore the remainder of such Property Location, subject to Force Majeure. In the event the proceeds of the Condemnation after deduction of any reasonable costs and expenses, if any, incurred by Tenant, Landlord or a Mortgagee in collecting the same (collectively, “Net Condemnation Proceeds”) are less than the Restoration Threshold, Landlord shall disburse, or cause to be disbursed, the Net Condemnation Proceeds to Tenant. In the event the Net Condemnation Proceeds are greater than the Restoration Threshold, Landlord shall use commercially reasonable efforts to disburse and/or cause Mortgagee to expeditiously disburse such Net Condemnation Proceeds upon Landlord being furnished with (a) evidence satisfactory to Landlord of the estimated cost of completion of the repair or restoration, (b) such architect’s certificates, waivers of lien, contractor’s sworn statements, mortgagee’s title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Landlord may reasonably require and approve in

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Landlord’s reasonable discretion, and (c) all plans and specifications for such repair or restoration, such plans and specifications to be approved by Landlord prior to commencement of any work, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to diligently provide or cause Mortgagee to diligently provide its written approval or disapproval  (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following Landlord’s receipt of such plans and specifications. Landlord may, at Tenant’s reasonable expense, retain a consultant to review and approve all requests for disbursements, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to cause the consultant to diligently provide its written approval or disapproval  (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following such consultant’s and/or Landlord’s receipt of Tenant’s request for disbursement. No payment made prior to the final completion of the repair or restoration shall exceed ninety percent (90%) of the value of the work performed; funds other than the Net Condemnation Proceeds shall be disbursed prior to disbursement of such Net Condemnation Proceeds; and at all times, the undisbursed balance of such Net Condemnation Proceeds then held by Landlord, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Landlord by or on behalf of Tenant for that purpose, shall be at least sufficient in the reasonable judgment of Landlord to pay for the cost of completion of the repair or restoration, free and clear of all liens or claims for a lien. Landlord shall be entitled to keep any portion of the net proceeds from Condemnation which may be in excess of the cost of the repair or restoration, and Tenant shall bear all additional costs and expense of such repair or restoration in excess of the net proceeds from Condemnation. Notwithstanding anything in this Section 15.02 to the contrary, if, at the time of a Condemnation, Tenant fails to meet an EBITDAR Ratio of 1.15 to 1 calculated on a trailing twelve (12) month basis at the time of such test, then Landlord shall have the right after the Condemnation to withhold the Net Condemnation Proceeds for the restoration and repair if, at Mortgagee’s election, Mortgagee desires to apply the Net Condemnation Proceeds relating to such Condemnation to the payment of Landlord’s Mortgage (a “Condemnation Withholding Event”). Promptly upon Landlord’s receipt of notice from Mortgagee of a Condemnation Withholding Event (but not later than thirty (30) days after the Condemnation), Landlord shall provide written notice thereof to Tenant.

15.03       No Abatement of Rent. Except as otherwise provided in Section 15.01, this Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be any reduction or abatement of the Rent payable hereunder, by reason of any Condemnation of any Property Location or any part thereof, or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever.

15.04       Tenant’s Claim for Reimbursement. Notwithstanding anything to the contrary in this Article 15, to the extent permitted by law, (a) Tenant shall be allowed, at its sole cost and expense, to pursue a claim against the condemning authority that shall be independent of and wholly separate from any action, suit or proceeding relating to any award to Landlord for reimbursement of Tenant’s leasehold interest, relocation expenses or for Tenant’s Personalty; and (b) Tenant and any Tenant Mortgagee shall have the right to participate, at their sole cost and expense, in any Condemnation proceeding affecting a Property Location or any Buildings thereon; provided that such claim, award or participation does not adversely affect or interfere

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with the prosecution of Landlord’s claim for the Condemnation or otherwise reduce the amount recoverable by Landlord for the Condemnation.

ARTICLE 16.
DEFAULT

16.01       Events of Default. The occurrence of any one or more of the following matters constitutes a default (each, a “Default”) by Tenant under this Lease:

(a)           Failure by Tenant to pay any Rent within two (2) business days after written notice of failure to pay the same on the due date; provided, however, that Landlord shall only be obligated to provide such written notice and the two (2) business day cure period shall only be available twice every twelve (12) month period;

(b)           Failure by Tenant to pay, within 5 (five) business days after written notice of (i) demand by Landlord therefor to the extent such monies are due and payable, or (ii) Tenant’s failure to pay the same on the due date, of any other monies required to be paid by Tenant under this Lease, including without limitation, the failure by Tenant to pay, prior to delinquency, any Impositions, the failure of which to pay could result in the imposition of a lien against any Property Location;

(c)           Failure by Tenant to observe or to perform any other material covenant, agreement, condition or provision of this Lease, if such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant or such longer time as may be reasonably required to cure because of the nature of the default (provided Tenant shall have undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursue such effort to completion) provided, however, that the foregoing notice obligation and cure period shall not be applicable where Tenant’s failure to observe or to perform any other material covenant agreement, condition or provision of this Lease relates to (i) Tenant’s payment of Rent or any other monetary obligation hereunder, or (ii) a condition that would place the Premises in immediate physical jeopardy or in immediate jeopardy of being forfeited or lost;

(d)           Intentionally deleted;

(e)           The levy upon, under writ of execution or the attachment by legal process of, the leasehold interest of Tenant or any Property Location, or the filing or creation of a lien with respect to such leasehold interest or any Property Location, which lien shall not be released or discharged within ninety (90) days from the date of Landlord’s written request to release or discharge such filing;

(f)            The insolvency of Tenant or Tenant’s admission in writing of its inability to pay its debts as they mature, or Tenant’s making an assignment for the benefit of creditors, or applying for or consenting to the appointment of a trustee or receiver for Tenant or for the major part of its property;

(g)           The appointment of a trustee or receiver for Tenant or for the major part of its property which is not discharged within one hundred fifty (150) days after such appointment;

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(h)           The institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors (i) by Tenant or (ii) against Tenant and which are allowed against it or are consented to by it or are not dismissed within one hundred fifty (150) days after such institution;

(i)            A final, nonappealable judgment is rendered by a court against Tenant which would render Tenant insolvent and is not discharged or provision made for such discharge by the earlier of (i) one hundred twenty (120) days from the date of entry thereof, or (ii) execution or levy thereon;

(j)            A monetary “Default” or monetary event of default by the tenant under the lease dated of even date herewith listed on Schedule 16.01(j) attached hereto (the “Other Lease”) that is not cured within the applicable notice and grace periods set forth in the Other Lease; provided however, this Section 16.01(j) shall be terminated and null and void and shall no longer apply as a potential Default under this Lease if (i) the EBITDAR Ratio calculated on a trailing twelve (12) month basis at the time of such test, is at least 1.50 to 1 for Pamida Stores Operating Co., LLC and 1.30 to 1 for ShopKo Stores Operating Co., LLC, each on a stand alone basis, and (ii) the EBITDAR Ratio of the consolidated combined Pamida and ShopKo entities calculated on a trailing twelve (12) month basis at the time of such test is at least 1.50 to 1 (collectively, the “Cross Default Termination Tests”). Tenant shall have the right to perform the Cross Default Termination Tests at any time and upon satisfaction of the Cross Default Termination Tests, Landlord shall confirm in writing that such tests have been satisfied and this Section 16.01(j) shall be terminated and null and void and no longer a potential Default under this Lease;

(k)           Intentionally Deleted; or

(l)            The failure by Tenant to observe or to perform any obligation set forth in Section 31.17 after the expiration of any applicable cure periods set forth in such Section.

16.02       Rights and Remedies of Landlord. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and which shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law or equity:

(a)           Landlord, upon ten (10) days additional prior notice to Tenant (during which time Tenant may cure the Default) with respect to any Default set forth in Sections 16.01(b) through (k) (expressly excluding Sections 16.01(a) and (l) for which no additional notice shall be required), may terminate this Lease with respect to each and every Property Location by giving to Tenant notice of Landlord’s election to do so, in which event the Term shall end, and all rights, title and interest of Tenant hereunder shall expire, on the date stated in such notice; provided, however, that Landlord shall only be obligated to provide such additional written notice and the ten (10) day cure period shall be available only twice every twelve (12) months;

(b)           Landlord, upon ten (10) days additional prior notice to Tenant (during which time Tenant may cure the Default) with respect to any Default set forth in Sections

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16.01(b) through (k) (expressly excluding Sections 16.01(a) and (l) for which no additional notice shall be required), may terminate the right of Tenant to possession with respect to each and every Property Location without terminating this Lease by giving notice to Tenant that Tenant’s right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the applicable Property Location or any part thereof shall cease on the date stated in such notice; provided, however that Landlord shall only be obligated to provide such additional written notice and the ten (10) day cure period shall be available only twice every twelve (12) months;

(c)           Landlord may, to the extent not prohibited by applicable Laws and subject to Section 31.13, (i) re-enter and take possession of the Premises (or any part thereof), any or all of Tenant’s Personalty upon the Premises and, to the extent permissible, all permits and other rights or privileges of Tenant pertaining to the general use and operation of the Premises, but excluding any permits or other rights and privileges that are specific to the use and operation of Tenant’s business upon the Premises, and (ii) expel Tenant and those claiming under or through Tenant, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. If Tenant shall, after default, voluntarily give up possession of the Premises to Landlord, deliver to Landlord or its agents the keys to the Premises, or both, such actions shall be deemed to be in compliance with Landlord’s rights and the acceptance thereof by Landlord or its agents, and shall not be deemed to constitute a termination of this Lease. Landlord reserves the right following any re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate;

(d)           Except for a Default pursuant to Section 16.01(l), Landlord may bring an action against Tenant for any damages sustained by Landlord or any equitable relief available to Landlord in connection with enforcing its rights under this Article 16;

(e)           Landlord may relet the Premises or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Landlord, in its reasonable discretion, may determine, with all proceeds received from such reletting being applied to the Rent due from Tenant in such order as Landlord may, in it sole discretion, determine, which may include, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting, all of which costs shall be reasonable and customary. Landlord reserves the right following any re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice. Landlord agrees to use commercially reasonable efforts to mitigate any damages resulting from a Default of Tenant; provided, however, that Landlord’s obligation to so mitigate shall be satisfied in full and deemed reasonable if Landlord undertakes to lease each Property Location to another tenant (a “Replacement Tenant”) in accordance with the following criteria:

(i)            Landlord shall not be obligated to lease a Property Location to a Replacement Tenant under terms or conditions that are unacceptable to Landlord under

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Landlord’s then current leasing policies for comparable space in the same market area as the applicable Property Location, if any;

(ii)           Landlord shall not be obligated to enter into a lease with any proposed Replacement Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises; and

(iii)          Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Premises suitable for use by a proposed substitute Tenant unless: (1) Tenant pays any such sum to Landlord in advance of Landlord’s execution of a substitute lease with such tenant (which payment shall not be in lieu of Rent or any damages or other sums to which Landlord may be entitled as a result of Tenant’s Default under this Lease); and (2) Landlord, in Landlord’s sole discretion, determines that any such expenditure is financially justified in connection with entering into any such substitute lease.

(f)            Except for a Default pursuant to Section 16.01(l), Landlord may recover from Tenant all reasonable actual out-of-pocket costs and expenses paid or incurred by Landlord as a result of such Default, regardless of whether or not legal proceedings are actually commenced;

(g)           Except for a Default pursuant to Section 16.01(l), Landlord may immediately or at any time thereafter, upon written notice to Tenant (except in the event of an emergency, in which event no notice shall be necessary), at Landlord’s sole option but without any obligation to do so, correct such Default and charge Tenant all reasonable costs and expenses incurred by Landlord therein. Any sum or sums so paid by Landlord, together with any accrued Default Interest, shall be deemed to be Rent hereunder and shall be immediately due from Tenant to Landlord. Any such acts by Landlord in correcting Tenant’s Defaults hereunder shall not be deemed to cure said Defaults or constitute any waiver of Landlord’s right to exercise any or all remedies set forth herein;

(h)           Landlord may immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Tenant held by Landlord under this Lease or Other Lease against any sum owing by Tenant hereunder or owed under the Other Lease; provided that, subject to a Mortgagee’s right to credit the balance of any reserves held by the Mortgagee against future payments on the applicable debt, any Impositions Reserve or Insurance Reserve (as such terms are defined in Section 30.01) held by Landlord shall be applied and disbursed in accordance with Article 30; and/or

(i)            Landlord may seek any equitable relief available to Landlord, including, without limitation, the right of specific performance.

16.03       Final Damages. If this Lease is terminated by Landlord as provided in Section 16.02(a), in addition to Landlord’s rights set forth in Section 16.02, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses,

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including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder.

16.04       Removal of Personal Property. All of Tenant’s Personalty removed from any Property Location by Landlord pursuant to any provisions of this Lease or any Laws may be handled, removed or stored by Landlord at the sole cost and expense of Tenant, and Landlord, in no event, shall be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property as long as the same is in Landlord’s possession or under Landlord’s control. Subject to Section 31.13, all of Tenant’s Personalty not removed from any Property Location or retaken from storage by Tenant within twenty (20) days after the end of the Term, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

16.05       Landlord’s Default. If Landlord shall violate, neglect or fail to perform or observe any of the representations, covenants, provisions, or conditions contained in this Lease on its part to be performed or observed, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default (provided, however, such period shall be limited to two (2) business days with respect to a default under Section 31.17(g)), or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (provided Landlord must have undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursues such efforts to cure to completion, provided, that Landlord shall not have such additional period to cure with respect to a default under Section 31.17(g)), Tenant, at its option (in addition to all other rights and remedies provided Tenant at law, in equity or hereunder), upon further written notice to Landlord of Tenant’s intention to exercise any remedy hereunder, which shall provide Landlord with an additional ten (10) days cure period thereafter (provided that Landlord shall not have such additional period to cure with respect to a default under Section 31.17(g)), may either terminate this Lease upon written notice thereof given to Landlord, or incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice and bill Landlord for the costs thereof. If Landlord fails to reimburse Tenant for such reasonable costs within thirty (30) days after Landlord’s receipt of such bill, Tenant may deduct such costs from the next due installments of Monthly Base Rent, until such costs are recouped by Tenant.

16.06       Attorneys’ Fees. The defaulting party shall pay all of the non-defaulting party’s costs, charges and expenses, including court costs and reasonable attorneys’ fees, incurred in enforcing the defaulting party’s obligations under this Lease, incurred by the non-defaulting party in any action brought by a party in which the other party is the prevailing party, or incurred by a prevailing party in any litigation, negotiation or transaction in which the other party causes such prevailing party, without such prevailing party’s fault, to become involved or concerned.

16.07       Tenant Waiver. Tenant hereby expressly waives, for itself and all Persons claiming by, through and under Tenant, including creditors of all kinds, (a) any right and privilege which Tenant has under any present or future Legal Requirements to redeem the Premises, or any part thereof, or to have a continuance of this Lease for the Term after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease; (b) the benefits of any present or future Legal

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Requirements that exempt property from liability for debt or for distress for rent; (c) any present or future Legal Requirements relating to notice or delay in levy of execution in case of eviction of a tenant for nonpayment of rent; and (d) any benefits and lien rights which may arise pursuant to any present or future Legal Requirements.

ARTICLE 17.
SUBORDINATION; LEASEHOLD MORTGAGE

17.01       Subordination. Landlord has executed and delivered and may execute and deliver hereafter from time to time a mortgage or trust deed in the nature of a mortgage, both being hereinafter referred to as a “Mortgage,” against any Parcel and improvements thereon or any interest therein. Landlord also may, subject to the approval of any Mortgagee (which approval Mortgagee, in its sole discretion, may withhold), hereafter sell and lease back any Property Location, or any part thereof, such lease of the underlying land herein called a “Ground Lease,” and the landlord under any such lease is herein called a “Ground Landlord.”  If requested by the mortgagee or trustee under any Mortgage (both being hereinafter referred to as a “Mortgagee”) or by any Ground Landlord, Tenant will either (a) subordinate its interest in this Lease to said Mortgage or said Ground Lease, as the case may be, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or (b) make certain of Tenant’s rights and interests in this Lease superior thereto; and Tenant will execute and deliver such agreement or agreements promptly, as may be reasonably approved by Tenant, Landlord or such Mortgagee, or such Ground Landlord, as the case may be. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force all insurance proceeds and condemnation awards shall be permitted to be used for restoration in accordance with the provisions of this Lease. Notwithstanding anything herein to the contrary, as a condition to subordinating its rights and interests under this Lease to any such Mortgagee or such Ground Landlord, as the case may be, so long as no Default has occurred and is continuing, Tenant’s rights and interests under this Lease shall remain enforceable and undisturbed and Mortgagee or such Ground Landlord, as the case may be, shall enter into a subordination, non-disturbance and attornment agreement with Tenant, which agreement shall be substantially in the form attached hereto as Exhibit E, or in such other form as may be reasonably approved by Tenant, Landlord, such Mortgagee or such Ground Landlord.

17.02       Liability of Mortgagee; Attornment. It is further agreed that (a) if any Mortgage shall be foreclosed, or if any Ground Lease shall be terminated, (i) the Mortgagee (or its grantees) or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), or Ground Landlord, as the case may be, or their respective successors and assigns shall not be (1) liable for any act or omission of any prior landlord (including Landlord), subject to any defenses, offsets or counterclaims which Tenant may have against a prior landlord (including Landlord) as long as the same are not continuing, (2) bound by any obligation to perform any work or to make improvements to the applicable Property Location, or any portion thereof, or (3) bound by any prepayment of Base Rent or other Rent which Tenant may have made in excess of the amounts then due for the next succeeding month (other than any reserves paid under this Lease), (ii) the liability of the Mortgagee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such Mortgagee, Ground Landlord, purchaser or owner, as applicable, is the owner of the applicable

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Building or Parcel and such liability shall not continue or survive after further transfer of ownership; and (iii) upon request of the Mortgagee if the Mortgage is foreclosed, or of the Ground Landlord if the Ground Lease is terminated, and provided that Tenant’s rights and interests under this Lease shall remain enforceable and undisturbed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will attorn as the tenant under this Lease to the Ground Landlord, and Tenant will execute such instruments as may be reasonably necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce Rent or shorten the Term provided hereunder, or so as to affect adversely in any other respect or to any material extent the rights of Landlord, and this Lease shall not be cancelled or surrendered, without the prior written consent, in each instance, of the Mortgagee or of the Ground Landlord, as the case may be, other than as expressly permitted pursuant to the terms of this Lease.

17.03       Tenant Leasehold Mortgage.

(a)           Provided that, at the time Tenant proposes to grant any Leasehold Mortgage (as defined in Section 17.03(c)(i)), no Default exists, Tenant shall have the right to grant a Leasehold Mortgage on Tenant’s leasehold interest in the Premises with respect to all but not less than all of the entire Premises. Any Tenant’s Mortgagee (as defined in Section 31.13) or permitted Leasehold Mortgagee (as defined in Section 17.03(c)(ii)) shall be deemed to be a third party beneficiary of any subordination, non-disturbance and attornment agreement granted to Tenant hereunder, but (i) any such Leasehold Mortgage otherwise shall be in all respects subject and subordinate to Landlord’s interest in this Lease and to any Mortgage or Ground Lease granted by Landlord, and to any renewals, modifications, consolidations, replacements and extensions of any such Mortgage or Ground Lease, whether such Mortgage or Ground Lease, or any renewal, modification, consolidation, replacement or extension thereof, is granted by Landlord prior or subsequent to any Leasehold Mortgage granted by Tenant; and (ii) the Leasehold Mortgage shall attach to and be a lien on Tenant’s leasehold interest in the Premises only, shall convey no interest or rights in and to Landlord’s interest in the Lease or the Premises which are greater than Tenant’s interest or rights in the Lease or the Premises, and shall be in form and substance reasonably satisfactory to Landlord and Tenant.

(b)           If Tenant shall grant a Leasehold Mortgage in compliance with the provisions of this Section 17.03, and if Tenant or the Leasehold Mortgagee shall, within thirty (30) days after the execution of such Leasehold Mortgage, send to Landlord a true copy thereof, together with written notice specifying the name and address of the Leasehold Mortgagee thereunder and the pertinent recording data with respect to such Leasehold Mortgage, then, so long as such Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:

(i)            Landlord shall use commercially reasonable efforts to give the Leasehold Mortgagee, at the address for the Leasehold Mortgagee given to Landlord as provided above, a copy of any notice of default hereunder that relates to the portions of the Premises applicable to the Leasehold Mortgage at the approximate time and in a similar manner of giving such notice or communication to Tenant; provided, however, that the failure to deliver such notice shall not constitute a default by Landlord hereunder. Landlord will not exercise any right, power or remedy with respect to any Default hereunder that relates to the portions of the

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Premises applicable to the Leasehold Mortgage, and no notice to Tenant of any such Default shall be effective, until Landlord shall have so given to the Leasehold Mortgagee written notice or a copy of its notice to Tenant of such Default. Landlord acknowledges that the Leasehold Mortgagee shall have the right to approve any amendment that changes the permitted use, term, rent or any other payment obligation set forth herein, or that otherwise materially increases Tenant’s obligations or decreases Tenant’s rights under this Lease.

(ii)           Any Leasehold Mortgagee, in case Tenant shall be in default hereunder, shall, within the period herein provided, have the right to remedy such default, or cause the same to be remedied, and Landlord shall accept such performance by or at the instance of such Leasehold Mortgagee as if the same had been made by Tenant, provided such remedy has been performed in the time frame and in the same manner as permitted by Tenant under this Lease. If a receiver cures any default, Landlord shall accept such cure as though performed by the Leasehold Mortgagee.

(iii)          It is understood and agreed that any Leasehold Mortgagee, or its designee, or any purchaser in foreclosure proceedings, any grantee pursuant to an assignment in lieu of foreclosure, or any other party taking by, through or under a Leasehold Mortgage or its designee, may become the legal Tenant under this Lease with respect to the entire Premises through foreclosure proceedings, by assignment of this Lease in lieu of foreclosure or otherwise; provided, however, that any such designee, purchaser in foreclosure, grantee pursuant to an assignment in lieu of foreclosure or other party shall, in all events, take subject to the terms of this Lease.

(iv)          Upon any rejection of this Lease by any trustee of the Tenant in any bankruptcy, reorganization, arrangement or similar proceeding which would, if it were not for this Article 17, cause this Lease to terminate, without any action or consent by Landlord, Tenant or any Leasehold Mortgagee, the transfer of Tenant’s interest hereunder to such Leasehold Mortgagee shall automatically occur. Such Leasehold Mortgagee may terminate this Lease upon any such transfer by giving notice thereof to Landlord no later than thirty (30) days after notice of such transfer. Upon any such termination, such Leasehold Mortgagee shall have no further obligations hereunder, including any obligations which may have accrued prior to such termination, except for any obligations previously undertaken by the Leasehold Mortgagee pursuant to Section 17.03(b)(iii) or caused by Leasehold Mortgagee’s acts while in physical possession of the Premises or by a court appointed receiver acting as agent for Leasehold Mortgagee.

(v)           Landlord agrees to use commercially reasonable efforts to give the Leasehold Mortgagee notice of any condemnation proceedings affecting the applicable Property Location (the failure of which shall not constitute a default by Landlord hereunder), and such Leasehold Mortgagee shall have the right to intervene and be made a party to any such condemnation proceedings to the extent of Tenant’s right to do so under this Lease.

(vi)          If a Leasehold Mortgagee shall acquire title to Tenant’s interest in the Premises, by foreclosure of a Leasehold Mortgage thereon, by assignment in lieu of foreclosure, by an assignment for a nominee or wholly-owned subsidiary of such Leasehold Mortgagee, or otherwise, such Leasehold Mortgagee may assign this Lease or sublet or underlet

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the Premises only in compliance with Article 12. Upon any assignment made in compliance with Article 12 of this Lease in favor of any owner of the leasehold estate pursuant to this Lease whose interest shall have been acquired by, through or under any Leasehold Mortgagee or from any other holder thereof, the assignor shall be relieved of any further liability which may accrue under this Lease from and after the date of such assignment, provided that the assignee shall execute and deliver to Landlord a recordable instrument of assumption wherein such assignee shall assume and agree to perform and observe the covenants and conditions in this Lease contained on Tenant’s part to be performed and observed, it being the intention that once the Leasehold Mortgagee shall succeed to Tenant’s interest under this Lease, any and all subsequent assignments (whether by such Leasehold Mortgagee, any purchaser at a foreclosure sale or any other transferee or assignee) shall, subject to the provisions of Article 12, effect a release of the assignor’s liability under this Lease from and after such assignment.

(vii)         There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (1) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in any such leasehold estate, and (2) the fee estate in the Premises or any part thereof or any interest in such fee estate, and no such merger shall occur unless and until all corporations, firms and other entities, including any Leasehold Mortgagee, having any interest in (A) this Lease or the leasehold estate created by this Lease and (B) the fee estate in the Premises or any part thereof or any interest in such fee estate shall join in a written instrument effecting such merger and shall duly record the same.

(viii)        Notwithstanding anything herein to the contrary, the provisions of this Article 17 shall inure only to the benefit of the Leasehold Mortgage which is a first lien on Tenant’s interest in the Premises. Landlord shall, upon request, execute, acknowledge and deliver to such Leasehold Mortgagee after its request an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such Leasehold Mortgagee and Landlord, among Landlord, Tenant and such Leasehold Mortgagee, agreeing to all of the provisions of this Section 17.03.

(c)           Definition of Terms.

(i)            For purposes of this Lease, “Leasehold Mortgage” shall mean a mortgage upon Tenant’s leasehold estate and other rights of Tenant created pursuant to this Lease, and Tenant’s rights under any subleases.

(ii)           For purposes of this Lease, “Leasehold Mortgagee” shall mean any mortgagee, trustee, or secured party under a Leasehold Mortgage. The Leasehold Mortgagee shall be an insurance company, savings bank, commercial bank (acting as a trustee, agent or otherwise), or other institutional lending source having a capital and surplus or net assets of at least Two Hundred Fifty Million Dollars ($250,000,000).

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ARTICLE 18.
MORTGAGEE PROTECTION

Tenant agrees to give the Mortgagee or Ground Landlord, as the case may be, by overnight courier service or by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing, by way of service on Tenant of a copy of an assignment of Landlord’s interests in leases, or otherwise, of the address of such Mortgagee or Ground Landlord, as the case may be. Tenant further agrees that such Mortgagee or Ground Landlord, as the case may be, shall have the right to cure such default within the time period provided for hereunder for Landlord to cure any Landlord Default.

ARTICLE 19.
ESTOPPEL CERTIFICATE

Tenant and Landlord agree, from time to time and upon not less than ten (10) days’ prior request by either of them to the other, to deliver to the requesting party a statement in the form attached hereto as Exhibit C certifying to any mortgagee, purchaser or assignee, as the case may be, of such party (or proposed mortgagee, purchaser or assignee, as the case may be, of such party’s interest) (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease, as modified, is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which Rent and other charges have been paid; (c) that the requesting party is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Tenant is in occupancy of each Property Location and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against the other party under the bankruptcy laws of the United States or any state thereof; and (g) such other matters as may be reasonably requested to the knowledge of the party providing the estoppel.

ARTICLE 20.
REPRESENTATIONS AND WARRANTIES OF TENANT

The representations and warranties of Tenant contained in this Article 20 are being made as of the Effective Date to induce Landlord to enter into this Lease and Landlord has relied upon such representations and warranties. Tenant represents and warrants to Landlord as of the Effective Date as follows:

20.01       Organization, Authority and Status of Tenant. Tenant has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified as a limited liability company to do business in any jurisdiction where such qualification is required except where the failure to be so qualified would not have a Material Adverse Effect. All necessary company action has been taken to authorize the execution, delivery and performance by Tenant of this Lease and of the other documents, instruments and agreements provided for herein. Tenant is not a “foreign limited liability company,” “foreign corporation,” “foreign partnership,” “foreign trust” or “foreign estate,” as those terms are defined in the Code and the regulations promulgated thereunder. The individual who has executed this Lease on behalf of Tenant is duly authorized to do so.

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20.02       Enforceability. Assuming the due authorization, execution and delivery hereof by Landlord, this Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and the availability of injunctive relief and other equitable remedies.

20.03       Property Condition. Tenant has physically inspected all of the Premises and has examined title to the Premises, and has found all of the same satisfactory in all respects for all of Tenant’s purposes.

20.04       Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Tenant or the Premises before any arbitrator or governmental authority which could reasonably be expected to result in a Material Adverse Effect in the operations of Tenant or the Premises.

20.05       Compliance With OFAC Laws. Neither Tenant nor any direct member of Tenant is an individual or entity whose property or interests are subject to being blocked under Executive Order 13224 issued by the President of the United States and all regulations promulgated thereunder (the “OFAC Laws”) or is otherwise in violation of any of the OFAC Laws; provided, however, that the representation contained in this sentence shall not apply to any individual, partnership, corporation, limited liability company, trust, or other form of entity (“Person”) to the extent such Person’s interest is in or through an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the United States or a wholly-owned subsidiary of such entity.

20.06       Ownership. The interests in SKO Group Holdings, LLC, a Delaware limited liability company that indirectly owns all of the shares of Tenant, are directly owned by the persons identified on the letter from Tenant to Landlord of even date herewith.

20.07       Absence of Breaches or Defaults. Tenant is not in default under any document, instrument or agreement to which Tenant is a party or by which Tenant or the Premises is subject or bound, which has had, or could reasonably be expected to result in, a Material Adverse Effect against Tenant or the Premises. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Tenant is a party or by which Tenant or the Premises is subject or bound, which has had, or could reasonably be expected to result in, a Material Adverse Effect against Tenant or the Premises.

20.08       Solvency. There is no contemplated, pending or threatened Insolvency Event or similar proceedings, whether voluntary or involuntary, against Tenant. The term “Insolvency Event” shall mean (a) a failure to generally pay debts as such debts become due, admitting in writing an inability to pay debts generally or making a general assignment for the benefit of creditors; (b) any proceeding being instituted by or against Tenant (i) seeking to adjudicate it bankrupt or insolvent; (ii) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors; or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any

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substantial part of its property, and in the case of any such proceeding instituted against, either such proceeding shall remain undismissed for a period of one hundred twenty (120) days or any of the actions sought in such proceeding shall occur; or (c) the taking of any corporate or company action to authorize any of the actions set forth above in this definition.

20.09       Licenses and Permits. Tenant has obtained or has the use of all required licenses and permits, both governmental and private, to use and operate the Premises as currently used except where the failure to have such licenses and permits would not have a Material Adverse Effect.

ARTICLE 21.
NONWAIVER

No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord or Tenant to enforce any remedy on account of the violation of such condition whether or not such violation is continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting any of Landlord’s rights under this Lease, it is agreed that no receipt of monies by Landlord from Tenant after the expiration or early termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such monies. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any monies due, and the payment of said monies shall not waive or affect said notice, suit or judgment.

ARTICLE 22.
INTENTIONALLY DELETED

ARTICLE 23.
REAL ESTATE BROKERS

Each party represents to the other that it has not dealt with any broker, agent, or finder in connection with this Lease and agrees to indemnify and hold the other harmless from all damages, liability and expense, including reasonable attorneys’ fees, arising from any claims or demands of any broker, agent or finder for any commission alleged to be due such broker, agent or finder in connection with its having introduced that party to the Premises or having participated in the negotiation of the sale and lease-back of the Premises.

ARTICLE 24.
NOTICES

All notices and demands required or desired to be given by either party to the other with respect to this Lease or the Premises shall be in writing and shall be delivered personally, sent by overnight courier service, prepaid, or sent by United States registered or certified mail, return receipt requested, postage prepaid, and addressed as herein provided. Notices to or demands upon Tenant shall be addressed to Tenant at 700 Pilgrim Way, Green Bay, Wisconsin 54304, Attention:  Chief Financial Officer and General Counsel, with a copy to each of C. Deryl Couch

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and Scott King at Sun Capital Partners, Inc., 5200 Town Center Circle, Suite 470, Boca Raton, Florida 33486, and with a copy to Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 260 South Broad Street, 4th Floor, Philadelphia, Pennsylvania 19102, Attention: Bradley A. Krouse, Esq. Notices to or demands upon Landlord shall be addressed to Landlord at 14631 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85254 2711, Attention:  Michael T. Bennett, SVP, Operations, with a copy to Kutak Rock LLP, 1801 California Street, Suite 3100, Denver, Colorado 80202, Attention: Peggy A. Richter, Esq. Notices and demands shall be deemed given and served (a) upon receipt or refusal, if delivered personally, (b) one (1) business day after deposit with an overnight courier service or (c) upon three (3) business days after deposit in the United States mails, if mailed. Either party may change its address for receipt of notices by giving notice of such change to the other party in accordance herewith.

ARTICLE 25.
HAZARDOUS MATERIALS

25.01       Defined Terms.

(a)           “Claim” shall mean and include any demand, cause of action, proceeding, or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to Person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) seeking a Response (as defined in Section 25.01(f)), (iii) the costs and expenses of site investigations, feasibility studies, information requests, health or risk assessments, or Response actions, and (iv) the costs and expenses of enforcing insurance, contribution or indemnification agreements.

(b)           “Environmental Laws” shall mean and include all federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq., and state and local superlien and environmental statutes and ordinances, with implementing regulations, rules and guidelines, as any of the foregoing may be amended from time to time. Environmental Laws shall also include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as defined in Section 25.01(c)).

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(c)           “Hazardous Materials” shall mean and include the following, including mixtures thereof: any hazardous substance, mold, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. § 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA, and any other hazardous substance, pollutant or contaminant regulated under any other Environmental Law.

(d)           “Manage” or “Management” means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.

(e)           “Release” or “Released” shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as “environment” is defined in CERCLA.

(f)            “Response” or “Respond” shall mean action taken to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

25.02       Tenant’s Obligations with Respect to Environmental Matters. During the Term, (a) Tenant shall comply, at its sole cost and expense, with all Environmental Laws; (b) Tenant shall not, except as utilized in the ordinary course of business and not in violation of any Environmental Laws, Manage or authorize the Management of, any Hazardous Materials on any Property Location, including installation of any underground storage tanks, without prior written disclosure to and prior written reasonable approval by Landlord, except in accordance with applicable Environmental Laws; (c) Tenant shall not take any action that would subject any Property Location to the permit requirements under RCRA or any analogous state law, for storage, treatment or disposal of Hazardous Materials; and (d) Tenant shall arrange at its sole cost and expense, for the lawful transportation and off-site disposal at permitted landfills or other permitted disposal facilities and otherwise in accordance with all applicable Environmental Laws, of all Hazardous Materials that it generates.

25.03       Copies of Notices. During the Term, Tenant shall provide Landlord promptly with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the Environmental Protection Agency for the state in which the Premises are located, or other federal, state, or local agency or authority, or any other entity or individual, concerning (a) any actual or alleged Release of a Hazardous Materials on, to or from any Property Location; (b) the

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imposition of any lien on any Property Location; (c) any actual or alleged violation of, or responsibility under, any Environmental Laws; or (d) any actual or alleged liability under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity (each a “Notice”).

25.04       Landlord’s Right to Inspect. Upon the receipt of a Notice, or in the event that Landlord makes a good faith determination that such inspection is necessary, Landlord and Landlord’s employees, agents and representatives shall have the right to enter the applicable Property Location and, at Tenant’s sole cost and expense, conduct appropriate inspections or tests for the purpose of determining Tenant’s compliance with Environmental Laws, and determine the type, kind and quantity of all products, materials and substances brought onto the Premises, or made or produced thereon. Landlord and its agents and representatives shall have the right to take samples in quantities sufficient for analysis of all products, materials and substances present on the applicable Property Location including, but not limited to, samples, products, materials or substances brought onto or made or produced on the applicable Property Location by Tenant or its agents, employees, contractors or invitees. Tenant agrees to cooperate with such investigations by providing any relevant information reasonably requested by Landlord. Tenant may not perform any sampling, testing, or drilling to locate Hazardous Materials in the applicable Property Location without Landlord’s prior written consent.

25.05       Tests and Reports. With respect to any applicable Property Location and upon the receipt of a Notice (or in the event that Landlord makes a good faith determination that the same is necessary), Tenant shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Premises as may be reasonably requested by Landlord (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas). Tenant shall provide Landlord with (a) copies of all environmental reports and tests obtained by Tenant; (b) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Materials; (c) copies of any permits issued to Tenant under Environmental Laws with respect to the applicable Property Location; (d) copies of any and all reports, notifications, and other filings made by Tenant to any federal, state, or local environmental authorities or agencies; and (e) any other applicable documents and information with respect to environmental matters relating to the applicable Property Location. Tenant shall provide Landlord with the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other documents necessary to demonstrate that Tenant complies with all Environmental Laws relating to the applicable Property Location, including, without limitation, payment of penalties or interest related thereto.

25.06       Tenant’s Obligation to Respond. If Tenant’s Management of Hazardous Materials at any Property Location (a) gives rise to liability or to a Claim under any Environmental Law, or any common law theory of tort or otherwise; (b) causes a threat to, or endangers, the public health; or (c) creates a nuisance or trespass, Tenant shall, at its sole cost and expense, promptly take all necessary action in response so as to comply with all applicable Environmental Laws and eliminate or avoid any liability claim with respect thereto. Additionally, Tenant shall, at its sole cost and expense, and without limiting any other provision

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of this Lease, effectuate any Response required by any governmental authority of any condition (including, but not limited to, a Release) in, on, under or from the Premises and take any other reasonable action deemed necessary by any governmental authority for protection of human health or the environment. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to challenge and not comply with any requirement of a governmental authority without being in breach of this Lease so long as Tenant (i) pursues such challenge diligently and in good faith and (ii) complies with any requirement that results upon completion of such challenge.

25.07       Landlord’s Right to Act. In the event that Tenant shall fail to comply with any of its obligations under this Article 25 as and when required hereunder, after thirty (30) days written notice to Tenant and Tenant’s failure to commence to cure such failure (unless any Property Location or any Person is in imminent danger of harm, in which case notice that is feasible under the circumstances shall be given to Tenant), Landlord shall have the right (but not the obligation) to take such action as is required to be taken by Tenant hereunder and in such event, Tenant shall be liable and responsible to Landlord for all costs, expenses, liabilities, claims and other obligations paid, suffered, or incurred by Landlord in connection with such matters. Tenant shall reimburse Landlord immediately upon demand for all such amounts for which Tenant is liable with interest accruing at the Default Interest rate.

25.08       Indemnification. Except as otherwise required under applicable Laws or to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties solely by reason of Landlord’s interest in any Property Location or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), Tenant shall, immediately upon demand by Landlord, indemnify, save, protect, defend and hold harmless the Landlord Indemnified Parties from and against any and all Claims, Response costs, liabilities, suits, obligations, fines, damages, penalties, claims, costs, losses, charges and expenses, including, without limitation, loss of rental income, loss due to business interruption, and reasonable attorneys’ fees and costs, which may be imposed upon or incurred during or after (but attributable to a period of time falling within) the Term arising out of or in any way connected with any or all of the following occurring:

(a)           any Hazardous Materials which are, or have been at any time, Managed, Released or otherwise located on or at any Property Location during the Term (regardless of the location at which such Hazardous Materials may in the future be located or disposed of), including but not limited to, any and all (i) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence or otherwise based upon, resulting from or in connection with any such Hazardous Materials; and (ii) obligations to take Response, cleanup or corrective action pursuant to any investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the foregoing;

(b)           any actual or alleged illness, disability, injury, or death of any individual in any manner arising out of or allegedly arising out of exposure to Hazardous Materials or other substances or conditions introduced to any Property Location during the Term;

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(c)           any actual or alleged failure of Tenant or prior occupant or owner to comply with all applicable Environmental Laws during the Term; and

(d)           any failure by Tenant to comply with its obligations under this Article 25.

In the event any Claims or other assertion of liability shall be made against Landlord for which Landlord is entitled to indemnity hereunder, Landlord shall notify Tenant of such Claim or assertion of liability and thereupon Tenant shall, at its sole cost and expense, assume the defense of such Claim or assertion of liability (with counsel reasonably acceptable to Landlord) and continue such defense at all times thereafter until completion. The obligations of Tenant under this Article 25 shall survive for a period of five (5) years from the termination or expiration of this Lease.

ARTICLE 26.
TITLE AND COVENANT AGAINST LIENS

26.01       Title and Covenant Against Liens. Landlord’s title in the Premises is and always shall be paramount to the title of Tenant and nothing contained in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises, the Buildings or the Parcels and, in case of any such lien attaching, to pay and remove or insure over same promptly. Except as provided in this Section 26.01 below and Section 9.04 above, Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or to be placed upon the Premises, the Buildings or the Parcels, and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s interest in the Premises. If any such liens so attach and Tenant fails to pay and remove or bond the same within thirty (30) days, Landlord, at its election, may pay and satisfy the same, and in such event, the sums so paid by Landlord, with interest accruing from the date of Landlord’s payment at the Default Interest rate shall be deemed to be Rent due and payable by Tenant at once without notice or demand. Except as permitted pursuant to Section 9.04 and Article 17 of this Lease, Landlord covenants and agrees not to suffer or permit any covenants, restrictions, reservations, encumbrances, liens, conditions, encroachments, easements and other matters of title that would affect one or more of the Property Locations without Tenant’s prior written consent.

Landlord hereby grants a limited power of attorney to Tenant to acknowledge, deliver and execute on Landlord’s behalf any proposed agreement affecting the Property Location(s) if such agreement is in the nature of an easement and (a) is specifically stated to encumber the Property Location(s) only while Tenant is in possession of the Property Location(s) or (b) shall, by the terms of the agreement, end with the termination of this Lease. Upon the execution of any such agreement, Tenant shall deliver, within twenty (20) days thereof, a copy of such agreement to Landlord.

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ARTICLE 27.
EXCULPATORY PROVISIONS

It is understood and agreed expressly by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements made herein on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in each Property Location to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interests of Landlord in each Property Location; that Landlord shall have no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained herein; and that no personal liability or personal responsibility of any sort is assumed by, nor at any time shall be asserted or enforceable against, said Landlord, individually.

ARTICLE 28.
QUIET USE AND ENJOYMENT

If and as long as Tenant shall faithfully perform the agreements, terms, covenants and conditions hereof, Tenant shall and may (subject, however, to the provisions, reservations, terms and conditions of this Lease, including without limitation, Sections 17.01 and 17.02) peaceably and quietly have, hold and enjoy the Premises for the Term hereby granted, including extensions, without molestation or disturbance by or from Landlord or any Person or entity claiming by, through or under Landlord and free of any encumbrance created or suffered by Landlord, except from encumbrances created, suffered or consented to by Tenant. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the Premises and only so long as such interest shall continue, and thereafter this covenant shall be binding upon such subsequent owners and successors in interest of Landlord’s interest under this Lease, to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.

ARTICLE 29.
CHARACTERIZATION OF LEASE

The following expressions of intent, representations, warranties, covenants, agreements, stipulations and waivers are a material inducement to Landlord and Tenant entering into this lease:

29.01       Unseverable Lease. Landlord and Tenant intend that (a) this Lease constitutes an unseverable and single lease of all, but not less than all, of the Property Locations, and, if at any time this Lease covers other real property in addition to the Property Locations, neither this Lease, nor Landlord’s obligations or rights hereunder may be allocated or otherwise divided among such properties by Tenant; (b) except with respect to Store Number 3096 in Ely, Minnesota and Store Number 3223 in Plentywood, Montana, this Lease is a “true lease” for federal and state income tax purposes, is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust

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arrangement, and the economic realities of this Lease are those of a true lease; and (c) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Landlord and Tenant, the Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership (de factor or de jure) between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, nor to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

29.02       Waiver. Tenant and Landlord each waive any claim or defense based upon the characterization of this Lease as anything other than as a “true lease” and a master lease of all of the Property Locations. Tenant and Landlord each stipulate and agree (a) not to challenge the validity, enforceability or characterization of the lease of the Property Locations as a single, unseverable instrument pertaining to the lease of all, but not less than all, of the Property Locations, (b) except as may be required by Laws or a governmental authority (it being understood that Tenant and Landlord each agree that, except as indicated in Section 29.01(b), under current U.S. federal income tax law, this Lease is a “true lease”), not to assert or take, or omit to take, any action if such omission would be inconsistent with the agreements and understandings set forth in this Article 29, and (c) that, in the event that its separate existence from another Person is disregarded for U.S. federal income tax purposes, it shall not permit such Person to assert or take any action, or omit to take any action if such omission would be, inconsistent with the agreements and understandings set forth in this Article 29 (determined as though such Person had been a party hereto).

ARTICLE 30.
RESERVES

30.01       Reserves. Upon the occurrence of a Reserve Event (as defined below), Landlord may require Tenant to pay to Landlord on the day that Monthly Base Rent is next due during the Term an amount equal to the Impositions (the “Impositions Reserve”), premiums for insurance required under Article 6 (the “Insurance Reserve”) and/or maintenance expenses (“Maintenance Expenses”) for the Premises (in an amount equal to $0.20 per net rentable square foot of the Premises) (the “Maintenance Reserve”; the Impositions Reserve, the Insurance Reserve and/or the Maintenance Reserve are each a “Reserve” and collectively, the “Reserves”) that Landlord reasonably estimates will be necessary in order to accumulate with Landlord sufficient funds to pay such Impositions, insurance premiums and Maintenance Expenses as applicable for the earlier of (a) the ensuing twelve (12) months, or (b) at least thirty (30) days prior to their respective due dates. Landlord shall hold or cause the Mortgagee to hold the amount for each Reserve required hereunder in an interest-bearing account which interest thereon shall accrue for the benefit of Tenant (which may be a book entry subaccount) (each, a “Reserve Subaccount Account”, and collectively, the “Reserve Subaccounts”). Landlord shall have the right to collect Reserves on an annual basis until the occurrence of a Reserve Reversal Event (defined in Section 30.06 (g) below).

30.02       Satisfaction of Tenant’s Obligations. Any Reserve payments made by Tenant pursuant to Section 30.01 for Impositions, Maintenance Expenses and insurance premiums shall satisfy Tenant’s obligations to pay Impositions and Maintenance Expenses and to pay for and

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maintain insurance under this Lease for the applicable twelve (12) month period. Landlord shall timely pay or cause to be paid such Impositions and insurance premiums or make such Reserves available to Tenant to timely pay such Impositions and insurance premiums.

30.03       Reserve Period; Maintenance Expenses. During a Reserve Period (as defined below), Landlord shall disburse or cause the Mortgagee to disburse funds held in the Reserve Subaccount for Maintenance Expenses to Tenant within fifteen (15) days after the delivery by Tenant to Landlord of a request therefor, in an amount greater than Twenty Five Thousand Dollars ($25,000) (or a lesser amount if the total amount in the Maintenance Reserve is less than Twenty Five Thousand Dollars ($25,000), in which case only one such disbursement as to that particular Maintenance Expense shall be made), provided that the request for disbursement is accompanied by: (a) a certificate signed by an officer of Tenant: (i) stating that the maintenance which is the subject of the requested disbursement has been completed, (ii) identifying each Person that supplied materials or labor in connection with such maintenance or any portion thereof, and (iii) stating that each such Person supplying materials or labor has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the maintenance which is the subject of the requested disbursement; (b) copies of appropriate lien waivers, to the extent applicable, or other evidence of payment reasonably satisfactory to Landlord; and (c) if requested by Landlord’s Mortgagee, a title search for such Property Location indicating that such Property Location is free from all liens, claims and other encumbrances not previously approved by Landlord.

30.04       Reserve Reversal Event. Upon a Reserve Reversal Event, no further Reserves shall be required and any Reserves and/or Letter of Credit (as defined in Section 30.06(d) below) held by Landlord or Mortgagee shall be immediately released and/or returned, as the case may be, to Tenant.

30.05       Letter of Credit. Notwithstanding anything to the contrary contained in this Article 30 or Section 9.05, at Tenant’s option, in lieu of the requirements set forth herein with respect to Tenant’s obligation to make deposits into one or more Reserve Subaccounts, Tenant may deliver a Letter of Credit or Letters of Credit to Landlord in an amount or amounts equal to the aggregate amount which Tenant would otherwise be required to deposit for Impositions, insurance premiums and/or Maintenance Expenses, over the ensuing twelve (12) month period, and/or Required Repairs whereupon Landlord shall remit or cause Mortgagee to remit the Reserves then on deposit, if any, in the applicable Reserve Subaccount to Tenant. In the event that Tenant delivers a Letter of Credit or Letters of Credit for Impositions, insurance premiums, Maintenance Expenses and/or Required Repairs, Tenant shall be responsible for the payment of such item and Landlord shall not be responsible therefor. Tenant shall provide Landlord with notice of any increases (or decreases) in the aggregate payments over the ensuing twelve (12) month period for Impositions, insurance premiums and/or Maintenance Expenses, as the case may be, not less than forty-five (45) days prior to the date any such increase (or decrease) is first due and payable, and the applicable Letter of Credit shall be increased (or decreased) by an amount equal to such increased (or decreased) amount at least thirty (30) days prior to the date such increase (or decrease) is first due and payable. Landlord shall allow a reduction in the Letter of Credit or Letters of Credit relating to the Reserve Subaccount for Maintenance Expenses or Required Repairs upon satisfaction of the conditions precedent for disbursement set forth in Section 30.03 or Section 9.05, as applicable, which reduction shall be in an amount equal

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to the amount that would have been disbursed to Tenant had the Reserve Account for Maintenance Expenses or the Required Repairs Subaccount, contained cash. Upon any non-payment of Impositions, insurance premiums, Maintenance Expenses or Required Repairs, Tenant agrees that Landlord shall have the right, but not the obligation, to draw on such  applicable Letter of Credit and to apply all or any part thereof to the payment of the item for which such Letter of Credit was established.

30.06       Defined Terms.

(a)           “EBITDAR” shall mean, with respect to any Person, for any period, an amount equal to (without duplication):  (i) the consolidated net income of such Person for such period, plus (ii) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest, deferred compensation and charges associated with impairment of goodwill pursuant to FASB 142) for such period (to the extent deducted in the computation of consolidated net income of such Person), all in accordance with GAAP, plus (iii) interest expense for such period (to the extent deducted in the computation of consolidated net income of such Person), plus (iv) the provision for taxes for such period (to the extent deducted in the computation of consolidated net income of such Person), plus (v) any rental amounts (excluding reimbursable expenses including but not limited to taxes, maintenance and insurance) payable by such Person under any leases then in effect to which the Person is a party, utilizing the rental amounts (excluding reimbursable expenses including but not limited to taxes, maintenance and insurance) in effect at the time of the EBITDAR calculation (collectively, “EBITDAR Rent”) (to the extent such EBITDAR Rent was deducted in the computation of consolidated net income of such Person), plus (vi) non-recurring items and unusual items. In calculating the EBITDAR Ratio for the combined, consolidated ShopKo/Pamida entity with respect to periods prior to December 28, 2005, Tenant may use pro forma adjusted financial statements with customary adjustments made to reflect the acquisition of ShopKo Stores Inc. by SKO Group Holding, LLC and a pro forma capital structure. Following the separation of the ShopKo and Pamida entities, customary pro forma adjustments also may be made to accurately reflect the historic operations of ShopKo, on the one hand, and Pamida, on the other.

(b)           “EBITDAR Event” shall mean Tenant’s failure to maintain an EBITDAR Ratio (as defined below) of 1.15 to 1 or higher (tested quarterly on a twelve (12) month trailing basis).

(c)           “EBITDAR Ratio” shall be the ratio of EBITDAR to interest and operating lease expenses.

(d)           “Letter of Credit” means an evergreen, irrevocable, unconditional, transferable, clean sight draft letter of credit, in form and substance acceptable to Landlord in its reasonable discretion, in favor of Landlord and issued by a bank or financial institution reasonably acceptable to Landlord.

(e)           “Reserve Event” shall mean the occurrence of (i) a monetary Default or (ii) an EBITDAR Event.

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(f)            “Reserve Period” shall mean the period time commencing on the date that
(i) a monetary Default shall have occurred or (ii) an EBIDTAR Event shall have occurred and, with respect to clause (a) or (b), ending upon the occurrence of a Reserve Reversal Event.

(g)           “Reserve Reversal Event” shall mean Tenant (i) remaining free from monetary Default and (ii) maintaining an EBITDAR Ratio of 1.15 to 1 or higher (on a twelve (12) month trailing basis) for a period of not less than four (4) consecutive quarters.

ARTICLE 31.
MISCELLANEOUS

31.01       Successors and Assigns. Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.

31.02       Modifications in Writing. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party unless in writing and signed by Landlord and Tenant.

31.03       Definition of Tenant. The word “Tenant” whenever used herein shall be construed to mean Tenant or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations, limited liability companies or other organizations, partnerships or other entities, or individuals, shall be assumed in all cases as though fully expressed in each case. In all cases where there is more than one Tenant, the liability of each shall be joint and several. Landlord shall have the right, at its discretion, to enforce Landlord’s rights under this Lease against each entity signing this Lease as Tenant, individually, or against all of such Persons collectively, so that any one of the entities signing this Lease as Tenant shall be bound to the provisions of this Lease and shall be required to pay all of the Rent and other amounts from time to time owed by Tenant under this Lease.

31.04       Definition of Landlord. The term “Landlord” as used in this Lease means only the owner or owners at the time being of each Property Location so that in the event of any assignment, conveyance or sale, once or successively, of said Property Location, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, if any, accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

31.05       Headings. The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Articles or Sections.

31.06       Time of Essence. Time is of the essence of this Lease and of all provisions hereof.

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31.07       Default Rate of Interest. All amounts, including, without limitation, Base Rent and Rent, owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at the lesser of: (a) the greater of (i) five percent (5%) in excess of the rate of interest announced from time to time by Wachovia Bank, National Association (or its successors and assigns), as its prime, reference or corporate base rate (“Prime”), changing as and when said Prime rate changes, or (ii) ten percent (10%) per annum; or (b) the maximum rate permissible by law (“Default Interest”).

31.08       Severability. The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

31.09       Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which, together with that certain Side-Letter Agreement between Landlord and Tenant dated as of the Effective Date (the “Side-Letter Agreement”), fully and completely express the agreement between Landlord (and its beneficiaries, if any, and their agents) and Tenant. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Lease and the Side-Letter Agreement by Landlord and Tenant, (a) this Lease and the Side-Letter Agreement shall supersede any previous discussions, agreements and/or term or commitment letters relating to this Lease and the Side-Letter Agreement or the Transaction, including without limitation, that certain Letter of Intent dated March 31, 2006, between SKO Group Holding Corp., on behalf of Tenant, and Spirit Finance Corporation, on behalf of Landlord, (b) the terms and conditions of this Lease and the Side-Letter Agreement shall control notwithstanding that such terms are inconsistent with or vary from those set forth in any of the foregoing agreements, and (c) this Lease and the Side-Letter Agreement may only be amended by a written agreement executed by Landlord and Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

31.10       Force Majeure. If either party fails to perform timely any of the terms, covenants and conditions of this Lease on such party’s part to be performed and such failure is due in whole or in part to any strike, lockout, civil disorder, inability to procure materials at commercially reasonable rates, prolonged failure of power, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party (or such other party’s agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of such party (expressly excluding, however, the obligations imposed upon Tenant with respect to Base Rent and any other Rent to be paid hereunder) (“Force Majeure”), then such party shall not be deemed in default under this Lease as a result of such failure and any time for performance by such party provided for herein shall be extended by the period of delay resulting from such cause.

31.11       Memorandum of Lease. This Lease shall not be recorded. However, a memorandum of this Lease in the form attached hereto as Exhibit G shall be executed, in recordable form, by both parties concurrently herewith and may be recorded by Tenant, at Tenant’s expense, with the official charged with recordation duties for any of the counties in which a Property Location is located, with directions that it be returned to Tenant. If, and when, an original memorandum of Lease is returned to Tenant following recording, Tenant shall furnish a copy of same to Landlord.

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31.12       No Construction Against Preparer. This Lease has been prepared by Tenant and its professional advisors and reviewed by Landlord and its professional advisors. Landlord, Tenant and their separate advisors believe that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in its preparation.

31.13       Waiver of Landlord’s Lien. Notwithstanding anything contained herein to the contrary, Landlord hereby waives any statutory liens and any rights of distress with respect to Tenant’s Personalty. This Lease does not grant a contractual lien or any other security interest to Landlord or in favor of Landlord with respect to Tenant’s Personalty. Respecting any mortgagee or other lender of Tenant having a security interest in Tenant’s Personalty (“Tenant’s Mortgagee”), Landlord agrees as follows: (a) to provide Tenant’s Mortgagee, upon written request of Tenant (accompanied by the name and address of Tenant’s Mortgagee), with a copy of any default notice(s) given to Tenant under this Lease; provided, however, that (i) Landlord acknowledges and agrees that with respect to Wachovia Bank, National Association, as agent, as Tenant’s Mortgagee, such Tenant request shall be deemed to have been made as of the Effective Date, and (ii) the failure to deliver such notice shall not constitute a default by Landlord hereunder, and (b) to allow Tenant’s Mortgagee, prior to any termination of this Lease or repossession of the applicable Property Location by Landlord, the same notice rights and period of time to cure such default as is allowed Tenant under this Lease, and (c) to permit Tenant’s Mortgagee to go upon the applicable Property Location for the purpose of removing Tenant’s Personalty any time within ninety (90) days after the effective date of any termination of this Lease or any repossession of the Premises or any part thereof by Landlord. Landlord further agrees to execute and deliver the form of written waiver reasonably requested by Tenant’s Mortgagee from time to time to evidence or effect the aforesaid waiver and agreements of Landlord or substantially in the form attached hereto as Exhibit F.

31.14       Investment Tax Credits. Landlord expressly waives and relinquishes in favor of Tenant any rights to claim the benefit of or to use any federal or state investment tax credits that are currently, or may become, available during the Term as a result of any installation of any equipment, furniture or fixtures installed by Tenant in or on the Premises whether or not such items become a part of the realty and agrees, without cost or liability to Landlord, to execute and deliver to Tenant any election form reasonably required to evidence Tenant’s right to claim investment tax credits.

31.15       Signage. Tenant shall be entitled to place signs upon each Property Location subject to any applicable Laws or any applicable REAs.

31.16       Definition of CPI. “CPI” means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a based period equaling 100 in 1982 – 1984, as published by the United States Department of Labor’s Bureau of Labor Statistics or any successor agency. In the event that the Consumer Price Index ceases to be published, its successor index as published by the same governmental authority which published the Consumer Price Index shall be substituted and any necessary reasonable adjustments shall be made by Landlord and Tenant in order to carry out the intent of this Lease. In the event there is no successor index, Landlord shall reasonably select an alternative price index that will constitute a

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reasonable substitute for the Consumer Price Index. “CPI Increase” shall mean the percentage change in the CPI for the month which is two months prior to the date of this Lease or the CPI used for the immediately preceding Adjustment Date, as applicable, and the CPI for the month which is two months prior to the applicable Adjustment Date.

31.17       Financial Statements.

(a)           So long as (1) the provisions of Section 16.01(j) shall be in effect and (2) the purchase price paid by Spirit Finance Corporation or an affiliate (“Spirit”) in respect of the Property Locations leased to Tenant hereunder on any measurement date and the Property Locations under the Other Lease on such measurement date, on an aggregate basis, continues to exceed twenty percent (20%) of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, Tenant shall deliver to Landlord the following financial statements:

(i)            within forty-five (45) days after the end of each fiscal quarter of Tenant (provided, however, that Tenant shall not be in Default under this Lease for failure to deliver the Holding Unaudited Financial Reports (defined below) unless such failure to deliver the Holding Unaudited Financial Reports continues and is not cured within an additional fifteen (15) days after the aforesaid forty-five (45) day period), the interim unaudited (A) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended of SKO Group Holding Corp. and its consolidated subsidiaries (the “Holding Unaudited Reporting Financials”), which Tenant acknowledges shall be filed as part of Spirit’s Securities and Exchange Commission (“SEC”) reporting obligations; (B) such other financial information reasonably requested by Landlord to the extent required for Landlord to satisfy its filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each Property Location, in the form attached hereto as Exhibit J (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)).

(ii)           within seventy-five (75) days after the end of each fiscal year of Tenant (provided, however, that so long as Tenant delivers to Landlord “draft” statements within the aforesaid seventy-five (75) day period, Tenant shall not be in Default under this Lease for failure to deliver the Holding Audited Financial Reports (defined below) unless such failure to deliver the Holding Audited Financial Reports continues and is not cured within an additional ten (10) days after the aforesaid seventy-five (75) day period), the audited (A) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended of SKO Group Holding Corp. and its consolidated subsidiaries (the “Holding Audited Reporting Financials”), and together with the Holding Unaudited Reporting Financials, (the “Holding Reporting Financials”), which Tenant acknowledges shall be filed as part of Spirit’s SEC reporting obligations; (B) such other financial information reasonably requested by Landlord to the extent required for Landlord to satisfy its filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each Property Location (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)).

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(b)           At such time as (1) the provisions of Section 16.01(j) are no longer in effect and (2) the purchase price paid by Spirit in respect of the Property Locations leased to Tenant hereunder on any measurement date, on an aggregate basis, continues to exceed twenty percent (20%) of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, Tenant shall deliver to Landlord the following financial statements:

(i)            within forty-five (45) days after the end of each fiscal quarter of Tenant (provided, however, that Tenant shall not be in Default under this Lease for failure to deliver the Tenant Unaudited Financial Reports (defined below) unless such failure to deliver the Tenant Unaudited Financial Reports continues and is not cured within an additional fifteen (15) days after the aforesaid forty-five (45) day period), the interim unaudited (A) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended of Tenant and its consolidated subsidiaries (the “Tenant Unaudited Reporting Financials”); (B) such other financial information reasonably requested by Landlord to the extent required for Spirit to satisfy its filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each Property Location (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)).

(ii)           within seventy-five (75) days after the end of each fiscal year of Tenant (provided, however, that so long as Tenant delivers to Landlord “draft” statements within the aforesaid seventy-five (75) day period, Tenant shall not be in Default under this Lease for failure to deliver the Tenant Audited Reporting Financials and Tenant Reporting Financials (each defined below) unless such failure to deliver the Tenant Audited Reporting Financials and Tenant Reporting Financials continues and is not cured within an additional ten (10) days after the aforesaid seventy-five (75) day period), the audited (A) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended of Tenant and its consolidated subsidiaries (the “Tenant Audited Reporting Financials” and together with the Tenant Unaudited Reporting Financials, the “Tenant Reporting Financials”), (B)  such other financial information reasonably requested by Landlord to the extent required for Spirit to satisfy its filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each Property Location (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)).

(c)           So long as (1) the provisions of Section 16.01(j) shall be in effect and (2) the purchase price paid by Spirit in respect of the Property Locations leased to Tenant hereunder on any measurement date and the Property Locations under the Other Lease on such measurement date, on an aggregate basis, continues to exceed ten percent (10%) but is less than twenty percent (20%) of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, Tenant shall deliver to Landlord such financial statements and information required for Spirit to comply with all reporting requirements of the SEC.

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(d)           At such time as the provisions of Section 16.01(j) are no longer in effect, and at all times thereafter during the Term of this Lease, Tenant shall deliver to Landlord the following financial statements:

(i)            within forty-five (45) days after the end of each fiscal quarter of Tenant (provided, however, that Tenant shall not be in Default under this Lease for failure to deliver the following items unless such failure to deliver same continues and is not cured within an additional fifteen (15) days after the aforesaid forty-five (45) day period), the (A) Tenant Unaudited Reporting Financials; (B) such other financial information reasonably requested by Landlord to the extent required for Landlord to satisfy its filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each of the Property Locations (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)); and

(ii)           within seventy-five (75) days after the end of each fiscal year of Tenant (provided, however, that so long as Tenant delivers to Landlord “draft” statements within the aforesaid seventy-five (75) day period, Tenant shall not be in Default under this Lease for failure to deliver the following items unless such failure to deliver same continues and is not cured within an additional ten (10) days after the aforesaid seventy-five (75) day period), the (A) Tenant Audited Reporting Financials; (B) such other financial information reasonably requested by Landlord to the extent required for Landlord to satisfy its filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each of the Property Locations (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)).

(e)           All financial statements to be provided hereunder shall be prepared in accordance with GAAP, and the Holding Reporting Financials and the Tenant Reporting Financials will be prepared in accordance with Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that any unaudited Reporting Financials will not be reviewed by independent public accountants. In the event of changes after the Effective Date in the rules and regulations of the SEC applicable to Tenant’s obligations hereunder, Landlord will reasonably cooperate with Tenant to the extent Tenant wishes to appeal or otherwise seek exemptive relief from such requirements from the SEC, subject to Landlord’s obligation to timely file the applicable financial information. To the extent such changes are the sole cause of an increase in the cost of compliance hereunder and under Section 31.17(e) of the Other Lease of more than Two Hundred Fifty Thousand Dollars ($250,000), in the aggregate on an annual basis, such additional reporting costs in excess of Two Hundred Fifty Thousand Dollars ($250,000) on an annual basis (adjusted annually for the increase in the CPI) shall be paid by Landlord.

(f)            At such time as (1) the provisions of Section 16.01(j) shall be in effect and (2) the purchase price paid by Spirit in respect of the Property Locations leased to Tenant hereunder on any measurement date and the Property Locations under the Other Lease on such measurement date, on an aggregate basis, no longer exceeds twenty percent (20%) of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, the Holding Reporting Financials shall no longer be required to

57

comply with Regulation S-X and Spirit shall no longer include such Reporting Financials as part of its SEC filings. At such time as (i) the provisions of Section 16.01(j) are no longer in effect and (ii) the purchase price paid by Spirit in respect of the Property Locations leased to Tenant hereunder on any measurement date, on an aggregate basis, no longer exceeds twenty percent (20%) of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, the Tenant Reporting Financials shall no longer be required to comply with Regulation S-X and Spirit shall no longer include such Reporting Financials as part of its SEC filings.

(g)           Landlord agrees to treat as confidential, and to not disclose without Tenant’s written consent, all income and expense statements for the business at each Property Location and any other information specific to a Property Location including, but not limited to, the reports generated by Tenant under Section 31.17(j) (collectively, the “Confidential Information”); provided, however, that Confidential Information does not include information which (i) is already known to Landlord prior to receipt as evidenced by prior documentation thereof or has been independently developed by Landlord on a non-confidential basis; (ii) is or becomes generally available to the public other than as a result of an improper disclosure by Landlord or its representatives; (iii) becomes available to Landlord on a non-confidential basis from a source other than Tenant or any of its representatives, provided that such source is not, to Landlord’s knowledge, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Tenant with respect to such information; or (iv) is disclosed pursuant to a requirement of a court, administrative agency or other regulatory or governmental body or is disclosed pursuant to applicable law, rule or regulation. Notwithstanding the foregoing, Landlord may, without the written consent of Tenant, disclose any Confidential Information solely to a Mortgagee or trustee in connection with a Securitization or a rating agency involved with respect to such Securitization (collectively, the “Disclosure Parties”) and the Disclosure Parties may further disclose the Confidential Information solely to B-piece buyers in connection with the Securitization or an institutional investor that typically invests in Securitizations of this type and size (“Other Parties”) to the extent the Disclosure Parties customarily disclose the same to the Other Parties in connection with the Securitization and to the extent requested by the Other Parties; provided that (A) the Disclosure Parties and the Other Parties are advised that the Confidential Information is confidential, (B) the Confidential Information may not be placed in any prospectus, or other Securities offering material or other written materials by Landlord, or any Mortgagee, trustee or rating agency or any Affiliated Party, and (C) the Disclosure Parties and the Other Parties (other than the rating agencies which are not required to execute a Confidentiality Agreement but may only disclose information to parties that have executed a Confidentiality Agreement), execute a confidentiality agreement substantially in the form attached hereto as Schedule 31.17(g), or such other form as reasonably agreed upon by Tenant, Landlord, the Disclosure Parties and/or the Other Parties (the “Confidentiality Agreement”). Notwithstanding anything to the contrary contained in this Section, (a) in no event shall any Confidential Information be disclosed to any retailers, and (b) Landlord and Tenant understand and agree that the Disclosure Parties may disclose aggregate, portfolio level financial information regarding Tenant and the Properties as a whole.

(h)           All financial statements to be provided hereunder shall be certified by the chief financial officer or administrative member of Tenant, which certification shall be in the

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form of Schedule 31.17(h) attached hereto and shall state that such financial statements (i) are true, complete and correct in all material respects, (ii) fairly present, in all material respects, the financial condition of Tenant as of the date of such reports, and (iii) satisfy the requirements set forth in Section 31.17. If Tenant discovers that its financial statements contain a misstatement or an omission in any material respect, it shall promptly notify Landlord of same and take such actions as are reasonably necessary to correct such financial statements; provided, however, in no event shall Tenant willfully and intentionally misstate its financial statements. In no event shall Tenant have any liability to Landlord or its affiliates in respect of any breach of the foregoing certification caused by Tenant’s negligence or gross negligence or, except as set forth in Section 16.01 and Section 16.02, for failure to perform its obligations under this Section 31.17. Landlord’s sole rights and remedies for a breach of this Section 31.17 shall be limited to those remedies that are available to Landlord as set forth in Section 16.02 of this Lease.

(i)            Tenant agrees that the Holding Audited Reporting Financials and the Tenant Audited Reporting Financials shall be audited by, and the Holding Unaudited Reporting Financials and the Tenant Unaudited Reporting Financials shall be reviewed by, a nationally recognized accounting firm. Furthermore, Tenant shall use commercially reasonable efforts to cause its accountants to deliver their consent in a timely manner to the inclusion of their audit opinion in any regulatory reports filed as part of Spirit’s SEC reporting obligation; provided, however, that such accountants’ failure or refusal to consent shall not be a Default under this Lease.

(j)            Tenant agrees, as an accommodation to Landlord and for strictly informational purposes, to prepare and deliver to Landlord a report of each Property Location detailing the (i) sales per square foot at each individual Property Location, (ii) occupancy costs of each Property Location, and (iii) capital expenditures of each Property Location, within forty-five (45) days after the end of each fiscal quarter and ninety (90) days after the close of each fiscal year of Tenant, as applicable (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)); provided, however, that (1) the inaccuracy of any reports, (2) Tenant’s failure to timely deliver such reports, and/or (3) any deficiency in such reports or any other failure to comply with this Section, shall not constitute a Default under this Lease.

31.18       State-Specific-Provisions. The provisions and/or remedies which are set forth on the attached Exhibit H shall be deemed a part of and included within the terms and conditions of this Lease.

31.19       Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

31.20       Mortgagee Consent. With respect to any and all provisions of this Lease requiring Landlord’s consent, the refusal or failure of Landlord’s Mortgagee to grant consent (to the extent required and applicable) shall be a reasonable basis for Landlord to withhold its consent.

31.21       Waiver of Jury Trial and Certain Damages. Landlord and Tenant hereby knowingly, voluntarily and intentionally waive the right either may have to a trial by jury with

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respect to any and all issues presented in any action, proceeding, claim or counterclaim brought by either of the parties hereto against the other or its successors with respect to any matter arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim for injury or damage, or any emergency or statutory remedy. This waiver by the parties hereto of any right either may have to a trial by jury has been negotiated and is an essential aspect of their bargain. Furthermore, Tenant and Landlord hereby knowingly, voluntarily and intentionally waive the right each may have to seek punitive, consequential, special and indirect damages from the other or any of its successors and assigns with respect to any and all issues presented in any action, proceeding, claim or counterclaim brought with respect to any matter arising out of or in connection with this Lease or any document contemplated herein or related hereto. The waiver by Tenant and Landlord of any right each may have to seek punitive, consequential, special and indirect damages has been negotiated by the parties hereto and is an essential aspect of their bargain.

31.22       Securitizations. As a material inducement to Landlord’s willingness to enter into this Lease, Tenant hereby acknowledges and agrees that Landlord may, in connection with a Securitization from time to time and at any time (a) subject to Section 31.17(g), advertise, issue press releases, send direct mail or otherwise disclose information in this Lease for marketing purposes; and (b) (i) act or permit another Person to act as sponsor, settler, transferor or depositor of, or a holder of interests in, one or more Persons or other arrangements formed pursuant to a trust agreement, indenture, pooling agreement, participation agreement, sale and servicing agreement, limited liability company agreement, partnership agreement, articles of incorporation or similar agreement or document; and (ii) permit one or more of such Persons or arrangements to offer and sell stock, certificates, bonds, notes, other evidences of indebtedness or securities that are directly or indirectly secured, collateralized or otherwise backed by or represent a direct or indirect interest in whole or in part in any of the assets, rights or properties described in Section 12.04 of this Lease, in one or more Persons or arrangements holding such assets, rights or properties, or any of them (collectively, the “Securities”), whether any such Securities are privately or publicly offered and sold, or rated or unrated (any combination of which actions and transactions described in both clauses (i) and (ii) in this paragraph, whether proposed or completed, are referred to in this Lease as a “Securitization”). Tenant shall cooperate fully with Landlord and any Affected Party (defined below) with respect to all reasonable requests and due diligence procedures and to use reasonable efforts to facilitate such Securitization, including, without limitation, but subject to Section 31.17(g), providing for inclusion in any prospectus or other Securities offering material such documents, financial and other data, and other information and materials which would customarily be required with respect to Tenant by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Securitization. For purposes of this Section 31.22, (1) “Affected Party” means each direct or indirect participant or investor in a proposed or completed Securitization, including, without limitation, any prospective owner, any rating agency or any party to any agreement executed in connection with the Securitization, and (2) Landlord shall reimburse the reasonable costs and expenses incurred by Tenant in connection with its obligations under this Section 31.22, provided that such costs and expenses are in excess of the costs and expenses Tenant may incur in connection with the performance of its obligations under this Lease.

31.23       No Merger. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Premises by reason of the

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fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate, and (b) the fee estate or ownership of any of the Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease, and (ii) the fee estate in or ownership of the Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

31.24       Fair Market Rent. With respect to the determination of the initial Base Rent for an Extension Period, if the parties are unable to agree upon an initial Base Rent that, taking into account the length of the Extension Period and the adjustments to the Base Rent during the Extension Period anticipated under Section 2.01, results in fair market rent for the Extension Period (such initial Base Rent, the “FMV Base Rent”), then an independent MAI Appraiser (defined below) selected by agreement of the parties within ten (10) days of said request shall prepare a determination of the FMV Base Rent. In making such determination, the appraiser shall consider rentals received in the general market area in which the Property Location is located for similar buildings of comparable characteristics, including, but not limited to, comparable lease terms, age, condition and classification. If within ten (10) business days after being notified of the results of such appraisal, Landlord and/or Tenant elects to reject that determination, then each of the parties shall name an additional independent MAI Appraiser within ten (10) days after such rejection. In the event the appraisers so named together with the originally named appraiser are unable to agree on an FMV Base Rent then the determination shall be the amount agreed upon by the majority of said appraisers and reported to the parties within ten (10) days thereafter. In the event the parties are unable to select the appraiser in the first instance, each shall select one appraiser within ten (10) days after the period for having agreed, and those two appraisers shall select a third appraiser (in absence of agreement as to the selection of said third independent appraiser, such selection shall be made by a mediation process reasonably agreed upon by the parties or in absence of the same, by a court of competent jurisdiction). The costs and expenses of such appraisal, including the fees of the appraiser or appraisers, shall be divided equally between Tenant and Landlord. The determination of the majority of the appraisers as to the FMV Base Rent shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. For purposes of this Section 31.24, “MAI Appraisers” shall mean firms or individuals, each of whom shall have not less than ten (10) years experience in appraising retail commercial real estate, preferably in areas where a majority of the Property Locations are situated. The determination of the FMV Base Rent hereunder shall be made on a Property Location-by-Property Location basis, and the initial Base Rent for such Extension Period shall reflect the FMV Base Rents as determined hereunder for the Property Locations with respect to which the related Extension Option was exercised. For purposes of this Section 31.24, “initial Base Rent” shall mean the annual Base Rent in effect during the Extension Period until the first Adjustment Date during such Extension Period.

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ARTICLE 32.
INTENTIONALLY DELETED

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written above.

LANDLORD:		TENANT:

SPIRIT SPE PORTFOLIO 2006-3, LLC, a Delaware limited liability company		PAMIDA STORES OPERATING CO., LLC, a Delaware limited liability company

By:	/s/ Michael T. Bennett	By:	/s/ Peter G. Vandenhouten
Name: Michael T. Bennett		Name:	Peter G. Vandenhouten
Its: Senior Vice President		Its:	Secretary

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EXHIBIT A-1

LIST OF FEE PROPERTIES

Store #	Concept	Address	City	ST	Zip
3007	Pamida	1520 West 9th St	Mt Carmel	IL	62863
3008	Pamida	226 E. Lincoln Ave	Fergus Falls	MN	56537
3015	Pamida	825 Valley St	Minerva	OH	44657
3017	Pamida	750 South Congress Blvd	Smithville	TN	37166
3022	Pamida	671 Wolford Ave	Liberty	KY	42539
3023	Pamida	815 East Lakeshore Dr	Manistique	MI	49854
3028	Pamida	1001 East Laural Ave	Havana	IL	62644
3033	Pamida	378 Lewisville Rd	Woodsfield	OH	43793
3035	Pamida	140 Bull Run Rd	Munfordville	KY	42765
3037	Pamida	2702 Central Ave	Estherville	IA	51334
3041	Pamida	540 Jenner Dr	Allegan	MI	49010
3046	Pamida	802 N. Main St	Kewaunee	WI	54216
3056	Pamida	800 S. Washington Ave	Madison	SD	57042
3057	Pamida	1678 Cooke Highway	Livingston	TN	38570
3061	Pamida	91 West Pine Lake Dr	Newaygo	MI	49337
3074	Pamida	11250 North Mission Rd	Clare	MI	48617
3089	Pamida	1701 East Washington St	Washington	IA	52353
3096	Pamida	115 East Chapman	Ely	MN	55731
3101	Pamida	126 Charles St	Oconto	WI	54153

A-1-1

Store #	Concept	Address	City	ST	Zip
3106	Pamida	314 Sturgis Rd	Marion	KY	42064
3107	Pamida	50 Jernigan Dr	Somerville	TN	38068
3116	Pamida	4502 North State Road 61	Petersburg	IN	47567
3117	Pamida	23l South Highway 50	Loogootee	IN	47553
3120	Pamida	Highway 231, RR 6	Bloomfield	IN	47424
3122	Pamida	605 Highway 10 East	Detroit Lakes	MN	56501
3126	Pamida	2100 East Cedar	Rawlins	WY	82301
3129	Pamida	1202 4th Ave South	Wahpeton	ND	58075
3135	Pamida	56419 Pokagon St	Dowagiac	MI	49047
3137	Pamida	2278 North Comfort Dr	Hart	MI	49420
3146	Pamida	805 Teke Burton Drive	Mitchell	IN	47446
3151	Pamida	1768 Highway 100	Centerville	TN	37033
3153	Pamida	710 Country Road 21 South	Glenwood	MN	56334
3158	Pamida	2015 South Defiance St	Archbold	OH	43502
3160	Pamida	1201 12th Ave SE	Dyersville	IA	52040
3168	Pamida	1625 E. Main St	Montpelier	OH	43543
3169	Pamida	1625 E. Blaschko Ave	Arcadia	WI	54612
3178	Pamida	1255 West Main St	Lander	WY	82520
3185	Pamida	819 11th Ave SW	Waukon	IA	52172
3189	Pamida	1305 141st St	Perry	IA	50220
3190	Pamida	804 Highway 2 West	Glasgow	MT	59230
3194	Pamida	1800 Lakeshore Drive East	Ashland	WI	54806
3195	Pamida	1625 US Highway 61	Lancaster	WI	53813

A-1-2

Store #	Concept	Address	City	ST	Zip
3215	Pamida	657 West Main Connector	Hodgenville	KY	42748
3219	Pamida	102 Parkway Lane	Morgantown	KY	42261
3220	Pamida	291 S. Main St	Clintonville	WI	54929
3223	Pamida	117 1st Ave West	Plentywood	MT	59257
3224	Pamida	1138 Old Gallatin Rd	Scottsville	KY	42164
3226	Pamida	1225 South Hamilton St	Sullivan	IL	61951
3227	Pamida	1215 East Main St	Attica	IN	47918
3229	Pamida	200 West Burnside Rd	Monticello	IL	61856
3230	Pamida	840 North US Highway 41/RR 3	Rockville	IN	47872
3241	Pamida	509 W. Cherry & Princeton Streets	Vermillion	SD	57069
3248	Pamida	2105 Lazelle St	Sturgis	SD	57785
3252	Pamida	1005 US Highway 14A	Powell	WY	82435
3255	Pamida	1300 Jefferson St	Greenfield	OH	45123
3256	Pamida	700 Progress Blvd	Tuscola	IL	61953
3295	Pamida	1012 Jeffreys Dr	Osceola	IA	50213
3298	Pamida	1103 First Street East	Park Rapids	MN	56470
3851	Pamida	101 South 25th St	Albany	MO	64402
3852	Pamida	1110 South Polk Street	Bethany	MO	64424
3856	Pamida	212 N Main St	Gallatin	MO	64640
3860	Pamida	Highway 136 East	Memphis	MO	63555
3873	Pamida	300 Cross St	Burlington	KS	66839
3880	Pamida	1003 Central Ave West	Clarion	IA	50525
3889	Pamida	201 North Fillmore St	Mount Ayr	IA	50854

A-1-3

Store #	Concept	Address	City	ST	Zip
HQ	Pamida HQ	8800 F St	Omaha	NE	68127
66		Pamida Properties

A-1-4

EXHIBIT A-2

INTENTIONALLY DELETED

A-2-1

EXHIBIT A-3

LEGAL DESCRIPTION OF EACH PARCEL

A-3-1

LEGAL DESCRIPTION

A part of the Southeast Quarter of Section 19, Township 1 South, Range 12 West of the Second P.M., described as follows:

From the intersection of the Northerly right of way line of S.B.I. Route 15, with the East line of Section 19, measure South 67° 57’ 12” West along said right of way line a distance of 1104.6’ to an iron pin being the point of beginning; thence North 22° 02’ 48” West a distance of 88.17 feet to an iron pin; thence N 8° 54’ 12”“ West a distance of 73.94 feet to an iron pin; thence North 81° 05’ 48” East a distance of 133.73 feet to an iron pin; thence North 0° 00”‘ East a distance of 562.49 feet to an iron pin; thence North 0° 00” East a distance of 32 feet to the center of a drainage ditch; thence in a Westerly direction along the center of said ditch a distance of 400 feet, more or less, to a point; thence South 8° 54’ 12” East a distance of 50 feet to an iron pin; thence South 8° 54’ 12” East a distance of 615 feet to an iron pin; thence North 81° 05’ 48” East a distance of 100 feet to an iron pin; thence South 8° 54’ 12” East a distance of 82 feet to an iron pin; thence South 22° 02’ 48” East a distance of 96.23 feet to an iron pin; thence North 67° 57’ 12” East a distance of 70 feet to the point of beginning, all in Wabash County, Illinois;

EXCEPT THEREFROM that portion of the above described tract conveyed to the State of Illinois for highway purposes on August 9, 1971 by virtue of Deed Record 97, page 47 in the office if the Recorder of Wabash County, Illinois.

Together with a non-exclusive easement for the discharge of surface water created by Grant of Easement and Restriction Agreement dated November 1, 1998 between Dayton Hudson Corporation and Lyle Weber, recorded February 16, 1998 in miscellaneous record 115 at page 843 in the recorder’s office of Wabash County, Illinois.

Tax Parcel Number: 05-111-19-400-029

LEGAL DESCRIPTION

Lots 1, 2, 3, 4 and 5, in Reserve 65, Original Plat to the City of Fergus Falls, Minnesota, together with the following described tract of land, to-wit: Commencing at the southwest corner of said Lot 5, Reserve 65, Original Plat, thence due South, parallel with the westerly right-of-way line of vacated Whitford Street, a distance of 144.32 feet; thence South 58 degrees 06 minutes East, a distance of 34.93 feet; thence due East a distance of 95 feet more or less to the westerly right-of-way line of vacated Whitford Street; thence due North along the westerly right-of-way line of vacated Whitford Street, a distance of 165.23 feet more or less to the southeast corner of said Lot 1, Reserve 65, Original Plat; thence due West along the south line of said Lots 1 through 5, Reserve 65, Original Plat, a distance of 125 feet to the point of beginning and there terminating.

That part of dedicated and vacated right-of-way known as Whitford Street from the north line of Reserve 65, Original Plat, extended to a point 250 feet south of said north line and being 75 feet in width.

Lots 18 and 19, Reserve 64, Original Plat to the City of Fergus Falls, Minnesota.

Lots 1, 2, 3, 4, 5, 6, 7 and 8, Block 19, Original Plat to the City of Fergus Falls, Minnesota, excepting existing street right-of-way over and across that portion of Lot 1, Block 19, Original Plat to the City of Fergus Falls, Minnesota.

Tax I.D # (R7 1002990210900)

Tax I.D # (R7 1002990225000)

Tax I.D # (R7 1002990225001)

LEGAL DESCRIPTION

Tract 4 as depicted on the survey filed on September 15, 2005 in File No. 1, Pocket 13, Folder 2 as Instrument No. 05-4871, and being more particularly described as follows:

Situated in the State of Ohio, County of Carroll, City of Minerva, Township of Brown, and being a part of the Northeast corner of Section 11, Township 16, Range 6, and being more particularly described as follows:

COMMENCING, at an iron rebar found marking the Northeast corner of the Northeast Quarter of Section 11, N 85° 38’ 00” W, 135.42 feet to an iron rebar found. Thence, from said iron rebar, and continuing with said section line, N 85° 38’ 00” W, 695.04 feet to an iron rebar found. Thence, from said iron rebar found S 47° 35’ 00” W, 488.80 feet to an iron rebar found. Thence, from said iron rebar, S 83° 58’ 34” W, 68.80 feet to an iron rebar found. Thence, from said iron rebar found, S 20° 59’ 26” E, 92.19 feet to an iron rebar found, said iron rebar also marks the TRUE PLACE OF BEGINNING, for the parcel herein described.

Thence, from said iron rebar, N 47° 35’ 00” E, 105.00 feet to an iron rebar found.

Thence, from said iron rebar, N 42° 25’ 00” E, 35.00 feet to an iron rebar found.

Thence, from said iron rebar, N 47° 34’ 57” E, 138.30 feet to an iron rebar found.

Thence, from said iron rebar, S 11° 39’ 25” E, 110.10 feet to a mag-nail set.

Thence, from said mag-nail set, S 11° 39’ 25” E, 110.01 feet to a mag-nail set.

Thence, from said mag-nail set, N 78° 14’ 55” W, 151.41 feet to a mag-nail set.

Thence from said mag-nail set, S 12° 20’ 14” E, passing over the Northeast corner of block building at 154.13 and at 334.11 feet, going a total distance of 393.89 feet to an iron rebar set.

Thence, from said iron rebar, S 77° 39’ 45” W, 298.44 feet to an iron rebar found.

Thence, from said iron rebar, N 20° 59’ 26” W, 529.92 feet to the TRUE PLACE OF BEGINNING.

Being a survey of a portion of a parcel conveyed to Pamida, Inc., as described and recorded in Volume 292, Page 129, as found in the Office of the Recorder, Carroll County, Ohio.

Together with non-exclusive easement rights created by Declarations of Cross-Easements and Covenants and Restrictions Affecting Land between Pamida, Inc. and The Village of Minerva, dated November 16, 1999, filed for record December 16, 1999 and recorded in Volume 292, Page 131 of Carroll County Records.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 6, 2006 as Inst. No. 200600000562 in Book 25, Page 2122.

TAX I.D.:  PART OF 08-01036.000

LEGAL DESCRIPTION

LAND LYING IN DEKALB COUNTY, TENNESSEE, BEING LOT 1 ON THE FINAL PLAT FOR PAMIDA DIVISION OF RECORD IN BOOK 1, PAGE 292, REGISTER’S OFFICE FOR DEKALB COUNTY, TENNESSEE.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 2, 2006 as Document No. 133053 in Book 237, page 610.

TAX I.D.:  073-D-H-07.12

LEGAL DESCRIPTION

The land referred to is situated in the County of Casey, State of Kentucky, is described as follows:

Being all of Tract One (Lots 10, 11, 12, 15, 16 and a part of Lots 13 and 14 of previous plat) of the Pamida Inc. Property Division, to the City of Liberty, Casey County, Kentucky, as described by plat of Survey Map thereof recorded in Plat Cabinet 1, Slide 626, in the Office of the Casey County Court Clerk.

Being a part of the property conveyed by Liberty Economic Development Corporation, a Kentucky Corporation to Pamida Inc., by Deed dated the 14th day of February, 2000, of record in Deed Book 196, page 535, in the Office of the Casey County Court Clerk.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 7, 2006 in Deed Book 239, page 660.

Tax Item No. Part of OL3-02-05D

LEGAL DESCRIPTION

The following property is located in County of Schoolcraft, City of Manistique, State of Michigan and is described as follows:

That part of Government Lot Two (2), Section Eighteen (18), Township Forty-one (41) North, Range Fifteen (15) West, more particularly described as follows: Commencing at the Northwest corner of said Section 18; thence North 89 degrees 58 minutes 08 minutes East, 1319.73 feet to the West One-sixteenth corner of said Section 18; thence South 00 degrees 01 minutes 51 seconds West, along the West one-sixteenth line of said Section 18, 1650.61 feet to the point of beginning of the parcel hereby described; thence South 89 degrees 58 minutes 36 seconds East, along a line that is parallel with the North line of Government Lot Two, 360.00 feet; thence South 00 degrees 03 minutes 02 seconds East, along a line that is parallel with the West line of said Government Lot Two 475.00 feet; thence North 89 degrees 58 minutes 36 seconds West, along a line that is parallel with the North line of said Government Lot Two, 360.00 feet to a point on the West line of said Government Lot Two; thence North 00 degrees 03 minutes 02 seconds West, along said West line, a distance of 475.00 feet to said point of beginning (hereinafter below referred to as “Parcel A”).

Together with non-exclusive easement rights created by Sanitary Sewer Easement as disclosed by an instrument recorded in Liber 153, page 253.

Together with non-exclusive easement rights created by Easement Agreement and Use Restrictions as disclosed by instrument recorded in Liber 153, page 258. First Amendment to Easement Agreement and Use Restrictions recorded in Liber 154, page 203.

Tax I.D.:  77-051-600-040-50

LEGAL DESCRIPTION

LOT 3 OF HAVANA BUSINESS PARK ACCORDING TO PLAT FILED FOR RECORD IN THE RECORDER’S OFFICE OF MASON COUNTY, ILLINOIS ON JUNE 19, 2000 AND RECORDED IN BOOK 9 OF PLATS ON PAGE 158; SITUATED IN THE COUNTY OF MASON, IN THE STATE OF ILLINOIS.

TAX PARCEL NUMBER:  005-366002

LEGAL DESCRIPTION

SITUATED IN THE STATE OF OHIO, COUNTY OF MONROE, TOWNSHIP OF CENTER AND BEING PART OF OUTLOT 177 AND PART OF OUTLOT 178 OF THE VILLAGE OF WOODSFIELD, AS SHOWN ON TAX MAP SEC. “X”, IN SECTION 36, RANGE 5 WEST, TOWNSHIP 4 NORTH OF “THE OLD SEVEN RANGES SURVEY” AND BEING PART OF PARCELS NOW OR FORMERLY OWNED BY GARY AND NANCY RUBLE AS RECORDED IN OFFICIAL RECORD VOLUME 1, PAGE 161 AND VOLUME 8, PAGE 157 OF THE MONROE COUNTY RECORDS OF DEEDS AND BEING FURTHER DESCRIBED AS FOLLOWS:

COMMENCING FOR REFERENCE AT A 1/2” BAR FOUND AT THE NORTHEAST CORNER OF SAID OUT LOT 177 WHICH IS THE NORTHWEST CORNER OF LOT 12 OF REISBECK’S ADDITION (PLAT BOOK 3, PAGE R-2); THENCE S 00º 54’ 46” W (BASIS OF BEARINGS FROM SAID RUBLE DEED, VOLUME 8, PAGE 157) ALONG THE EAST LINE OF SAID OUTLOT 177 WHICH IS THE WEST LINE OF SAID REISBECK’S ADDITION, A DISTANCE OF 259.90 FEET TO A 1/2” BAR FOUND AT THE TRUE PLACE OF BEGINNING OF THE PARCEL HEREIN DESCRIBED):

1. THENCE S 00º 56’ 44” W ALONG THE EAST LINE OF SAIDOUT LOT 178 WHICH IS THE WEST LINE OF SAID REISBECK’S ADDITION, A DISTANCE OF 171.74 FEET TO A 5/8” BAR FOUND;

2. THENCE S 12º 13’ 21” W ALONG THE WEST LINE OF A PARCEL NOW OR FORMERLY OWNED BY REISBECK’S FOOD MARKET (DEED VOLUME 167, PAGE 1002) A DISTANCE OF 35.08 FEET TO A 5/8” REBAR SET;

3. THENCE N 87º 32’ 57” W ALONG THE NORTH LINE OF A PARCEL NOW OR FORMERLY OWNED BY ATLANTIC FINANCIAL GROUP, LTD (O.R. VOLUME 52, PAGE 695) AND ITS EASTERLY PROJECTION, A DISTANCE OF 353.40 FEET TO A 5/8” BAR FOUND;

4. THENCE S 02º 28’ 47” W ALONG THE WEST LINE OF SAID ATLANTIC FINANCIAL GROUP LTD PARCEL, A DISTANCE OF 210.110 FEET TO A 5/8” BAR FOUND;

5. THENCE N 89º 16’ 52” W ALONG THE SOUTH LINE OF SAID RUBLE PARCEL (O.R. VOLUME 8, PAGE 157), A DISTANCE OF 72.08 FEET TO A 5/8” REBAR SET;

6. THENCE S 11º 45’ 42” W ALONG THE EAST LINE OF SAID RUBLE PARCEL (O.R. VOLUME 8, PAGE 157), A DISTANCE OF 93.59 FEET TO A 1/2” BAR FOUND;

7. THENCE S 85º 24’ 42” W ALONG THE SOUTH LINE OF SAID RUBLE PARCEL (O.R. VOLUME 8, PAGE 157), A DISTANCE OF 56.94 FEET;

8. THENCE N 66º 36’ 14” W ALONG THE SOUTH LINE OF SAID RUBLE PARCEL (O.R. VOLUME 8, PAGE 157), A DISTANCE OF 74.95 FEET TO A 1/2” BAR FOUND;

9. THENCE N 06º 32’ 09” E ALONG THE WEST LINE OF SAID RUBLE PARCEL (O.R.VOLUME 8, PAGE 157), A DISTANCE OF 123.49 FEET TO A 1/2” BAR FOUND;

10. THENCE N 83º 29’ 38” W ALONG THE SOUTH LINE OF SAID RUBLE PARCEL (O.R. VOLUME 8, PAGE 157), A DISTANCE OF 801.88 FEET TO A 1/2” BAR FOUND;

11. THENCE N 00º 49’ 50” E ALONG THE WEST LINE OF SAID RUBLE PARCEL (O.R. VOLUME 8,

PAGE 157), A DISTANCE OF 173.88 FEET TO A 1/2” BAR FOUND;

12. THENCE N 77º 30’ 03” E ALONG THE NORTHERLY LINE OF SAID RUBLE PARCEL (O.R. VOLUME 8, PAGE 157), A DISTANCE OF 198.77 FEET TO A 5/8” REBAR SET;

13. THENCE N 15º 16’ 54” E ALONG THE WESTERLY LINE OF SAID RUBLE PARCEL (O.R. VOLUME 8, PAGE 157), A DISTANCE OF 392.11 FEET TO A 1/2” BAR FOUND;

14. THENCE S 69º 08’ 28” E ALONG THE NORTHERLY LINE OF SAID RUBLE PARCEL (O.R. VOLUME 8, PAGE 157), A DISTANCE OF 270.21 FEET TO A 5/8” REBAR SET;

15. THENCE S 14º 36’ 52” W ALONG THE EASTERLY LINE OF SAID RUBLE PARCEL (O.R. VOLUME 8, PAGE 157), A DISTANCE OF 163.69 FEET TO A 1/2” BAR FOUND;

16. THENCE S 87º 30’ 25” E ALONG THE NORTH LINE OF SAID RUBLE PARCEL (O.R. VOLUME 1, PAGE 161) WHICH IS THE NORTH LINE OF OUT LOT 178, A DISTANCE OF 144.45 FEET TO THE TRUE PLACE OF BEGINNING AND CONTAINING 5.163 ACRES AS SURVEYED BY RONALD C. HINTON, S-6270 IN MARCH, 2000.

SUBJECT TO THE RIGHT OF WAY OF STATE ROUTE 78.

LESS AND EXCEPT:

COMMENCING FOR REFERENCE AT A ½” BAR FOUND AT THE NORTHEAST CORNER OF SAID OUT LOT 177 WHICH IS THE NORTHWEST CORNER OF LOT 12 OF REISBECK’S ADDITION (PLAT BOOK 3, PAGE R-2); THENCE ALONG THE NORTH LINE OF SAID OUTLOT 177, N 89º 49’ 33” W, A DISTANCE OF 359.63 FEET TO A BAR FOUND MARKING A CORNER OF SAID PAMIDA, INC., (DEED VOLUME 63, PAGE 166); THENCE ALONG A WESTERLY LINE OF SAID PAMIDA, INC. PARCEL S 15º 18’ 45” W, A DISTANCE OF 392.11 FEET TO A BAR FOUND; THENCE ALONG A NORTHERLY LINE OF SAID PAMIDA, INC. PARCEL, S 77º 30’ 25” W, A DISTANCE OF 33.64 FEET TO A 1/2” REBAR SET MARKING THE PRINCIPAL POINT OF BEGINNING OF THE TRACT TO BE HEREIN DESCRIBED;

THENCE ALONG A NEW DIVISION LINE, S 02º 42’ 49” W, A DISTANCE OF 227.24 FEET TO A

½” REBAR SET ON A SOUTHERNLY LINE OF SAID PAMIDA, INC. PARCEL;

THENCE ALONG A SOUTHERNLY LINE OF SAID PAMIDA, INC. PARCEL, N 83º 30’ 21” W, A DISTANCE OF 153.96 FEET TO A BAR FOUND SET ON THE WEST LINE OF SAID PAMIDA, INC., (DEED VOLUME 63, PAGE 166) AND PASSING A BAR FOUND AT 73.00 FEET;

THENCE ALONG THE WEST LINE OF SAID PAMIDA, INC. PARCEL, N 00º 49’ 43” E, A DISTANCE OF 173.87 FEET TO A ½” BAR FOUND;

THENCE ALONG THE NORTHERLY LINE OF SAID PAMIDA, INC. PARCEL, N 77º 30’ 25” E, A DISTANCE OF 165.13 FEET TO THE PRINCIPAL POINT OF BEGINNING AND CONTAINING 0.7214 ACRES OF LAND, MORE OR LESS, SUBJECT TO ANY PRIOR EASEMENTS OF RECORD.

TAX I.D.:  5-050100-9000; 5-050100-9200

LEGAL DESCRIPTION

Beginning at an existing railroad spike corner monument, at the Western most boundary line corner of a tract of the lands of Pizza Hut of America (Deed Book 185, page 16), at the intersection of the Eastern right of way line of National Turnpike and the Southern right of way line of Stock Pen Road in the Northern section of the City of Munfordville, Hart County, Kentucky, about 1.23 miles North-Northeast of the Courthouse in Munfordville, Hart County, Kentucky, said point of beginning being located Eastwardly 25.00 feet from and at right angles to the centerline of said National Turnpike and Southwardly 30.00 feet from and at right angles to the centerline of said Stock Pen Road; thence along the Northern boundary line of said Pizza Hut of America and the Southern right of way line and parallel with the centerline of said Stock Pen Road, North 30 degrees 58 minutes 16 seconds East, 199.81 feet to an existing iron pin corner monument at the Northern most boundary line corner of said Pizza Hut of America at a Northwestern boundary line corner of a tract of the lands of Hart County Lodging, Inc., (Deed Book 219, page 59); thence with two (2) lines along the Northern boundary line of Hart County Lodging, Inc., and continuing along the Southern right of way line and parallel with the centerline of said Stock Pen Road, North 21 degrees 10 minutes 02 seconds East, 50.51 feet to an existing iron pin corner monument; thence North 16 degrees 08 minutes 05 seconds East, 60.05 feet to an existing iron pin monument at the Northern most boundary line corner of said Hart County Lodging, Inc., and the true point of beginning; thence continuing along the Southern right of way line and parallel with the centerline of said Stock Pen Road, North 16 degrees 08 minutes 05 seconds East, 184.76 feet to a set iron pin corner monument with a one inch yellow plastic cap stamped DDS PLS 2062; thence continuing along the Southern right of way line and parallel with the centerline of said Stock Pen Road, North 62 degrees 58 minutes 16 seconds East, 344.92 feet to a set iron pin corner monument with a one inch yellow plastic cap stamped DDS PLS 2062 on a corner common to the subject tract and at a Southwestern boundary line corner of a tract of the lands of T & L Investments (Deed Book 200, page 726); thence along the Southern boundary line of said T & L Investments, North 85 degrees 17 minutes 07 seconds East, 427.70 feet to an existing iron pin corner monument on a corner common to the subject tract and at a Southwestern boundary line corner of said T & L Investments, on the Northwestern boundary line of a tract of the lands of Richard and Peggy Rucker (Deed Book 132, page 145); thence along the Northwestern boundary line of said Rucker, South 05 degrees 08 minutes 19 seconds West, 434.78 feet to an existing iron pipe corner monument on a corner common to the subject tract and at a Southwestern boundary line corner of said Rucker at a Northern boundary line corner of a tract of the lands of Herman and Fanny Singleton (Deed Book 120, page 177), and a Northeastern boundary line corner of a tract of the lands of Klell and Alma Sturgen (Deed Book 210, page 688); thence along the Northwestern boundary line of said Sturgen, South 52 degrees 31 minutes 06 seconds West, 255.98 feet to an existing iron pipe corner monument on a corner common to the subject tract and at a Southeastern boundary line corner of said Hart County Lodging, Inc., (Deed Book 219, page 59), on the Northern boundary line of said tract of the lands of said Sturgen; thence with three (3) lines along the Eastern, Northern and Eastern boundary lines of said Hart County Lodging, Inc., North 36 degrees 36 minutes 44 seconds West, 415.00 feet to an existing iron pin corner monument; thence South 53 degrees 21 minutes 50 seconds West, 220.02 feet to an existing iron pin corner monument; thence North 81 degrees 34 minutes 36 seconds West, 120.02 feet to the point of beginning.

A non-exclusive easement onto the above-described property for drainage into the existing drainage basin near Stock Pen Road currently accepting storm water from Grantors’ other nearby property and provided, further, that Grantee shall not undertake any affirmative action that would unreasonably prevent the natural drainage of water into such existing drainage basin.

Being the same property conveyed to Pamida, Inc., by deed dated the 1st day of June, 2000, of record in Deed Book 243, page 410, in the Office of the Hart County Court Clerk.

Tax Parcel # (204-00-02-027-00)

LEGAL DESCRIPTION

Lot 2 in Block 1 of Estherville Industrial Park, an Addition to the City of Estherville, Emmet County, Iowa, EXCEPT Part of Lot 2, Block 1 of the Plat of Estherville Industrial Park No. 1, Estherville, Emmet County, Iowa, described as follows: Beginning at the Southeast Corner of said Lot 2; thence North 0 degrees 01 minutes 50 seconds East along the East line of said Lot 2 a distance of 353.10 feet; thence North 89 degrees 36 minutes 50 seconds West along a Northerly line of said Lot 2 a distance of 250.50 feet; thence South 0 degrees 36 minutes 50 seconds East a distance of 354.84 feet to the South line of said Lot 2; thence North 89 degrees 59 minutes 45 seconds East along the South line of said Lot 2 a distance of 245.66 feet to the Point of Beginning; ALSO EXCEPT, part of Lot 2 in Block 1 of Estherville Industrial Park, Estherville, Iowa, described as follows: Commencing at the Southeast corner of said Lot 2; thence North 0 degrees 01 minutes 50 seconds East (record bearing) along the East line of said Lot 2 to the most Easterly Northeast corner of said Lot 2; thence North 89 degrees 36 minutes 50 seconds West 250.50 feet along a Northerly line of said Lot 2 to the point of beginning; thence North 0 degrees 45 minutes 00 seconds West 256.85 feet along an Easterly line of said Lot 2 to the most Northerly Northeast corner of said Lot 2; thence South 90 degrees 00 minutes 00 seconds West 161.66 feet along the South right-of-way line of Iowa Highway No.9; thence South 0 degrees 45 minutes 00 seconds East 256.85 feet; thence South 89 degrees 36 minutes 50 seconds East 161.66 feet to the point of beginning, containing 0.95 acres more or less.

Together with a non-exclusive easement created by Grant of Easement recorded May 27, 1997 as instrument number 97-00909 made by Employees Credit Union and Pamida, Inc.

Tax Parcel Number: 05-13-100-008

LEGAL DESCRIPTION

Commencing at the Southeast corner of Section 29, Town 2 North, Range 13, West, City of Allegan, Allegan County, Michigan, thence South 89 degrees 50 minutes 55 seconds West (previously recorded as West), on the Section line common to Section 29 and 32, Town 2 North, Range 13 West, 98.11 feet to the West line of Highway M-40 and the point of beginning of the parcel of land herein described; thence North 14 degrees 04 minutes 30 seconds East, on said West line, 105.53 feet; thence North 75 degrees 49 minutes 38 seconds West, 127.83 feet; thence North 22 degrees 26 minutes 37 seconds East, 69.41 feet; thence South 89 degrees 50 minutes 55 seconds West, parallel with said Section line, 400.01 feet; thence South 00 degrees 50 minutes 55 seconds East, 267.88 feet; thence South 45 degrees 50 minutes 55 seconds East, 144.54 feet; thence North 89 degrees 50 minutes 55 seconds East, parallel with said Section line, 320.08 feet to the West line of Highway M-40; thence North 14 degrees 26 minutes 43 seconds East, on said West line, 176.51 feet to the point of beginning.

Together with and subject to a drainage easement described as follows: Commencing at the Southeast corner of Section 29, Town 2 North, Range 13 West, City of Allegan, Allegan County, Michigan, thence South 89 degrees 50 minutes 55 seconds West (previously recorded as West), on the Section line common to Sections 29 and 32, Town 2 North, Range 13 West, 98.11 feet to the West line of Highway M-40; thence North 14 degrees 04 minutes 30 seconds East, on said West line, 105.53 feet; thence North 75 degrees 49 minutes 38 seconds West, 127.83 feet; thence North 22 degrees 26 minutes 37 seconds East, 69.41 feet; thence South 89 degrees 50 minutes 55 seconds West, parallel with said Section line, 400.01 feet; thence South 00 degrees 50 minutes 55 seconds East, 267.88 feet to the point of beginning of the parcel of land herein described; thence South 44 degrees 09 minutes 05 seconds West, 52.93 feet; thence South 00 degrees 50 minutes 55 seconds East 41.19 feet; thence South 45 degrees 50 minutes 55 seconds East, 31.33 feet; thence North 89 degrees 50 minutes 55 seconds East, parallel with Section line, 117.49 feet; thence North 45 degrees 50 minutes 55 seconds West, 144.54 feet to the point of beginning.

Tax I.D.:  03-51-300-055-51

Tax I.D.:  03-51-300-051-30

LEGAL DESCRIPTION

The land referred to is situated in the County of Kewaunee, Town of Pierce, State of Wisconsin, is described as follows:

Lot 2 of Certified Survey Map, in the Southwest 1/4 of Section 8, Town 23 North, Range 25 East, City of Kewaunee, Kewaunee County, Wisconsin, recorded in Volume 6 CSM, page 185.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 6, 2006 as Document No. 407782 in Volume 504, page 244.

Tax I.D.: 31-241-SW8-40.4

LEGAL DESCRIPTION

Parcel A

The South 212 Feet of Block 1 of County Auditor’s 7th Addition to Madison, Lake County, South Dakota.

Sometimes described as:

The South 212 Feet of County Auditor’s 7th Addition to Madison, Lake County, South Dakota.

Parcel B

All of Block 1 of County Auditor’s Seventh Addition to Madison, except the South 212 Feet thereof, and except Lot H-1 thereof, Lake County, South Dakota.

Together with certain easement rights created by Sidewalk Location Easement by and between Pamida, Inc. and the City of Madison, dated April 23, 2003, and recorded January 10, 2006 in Book 453, Page 192 in the Office of the Register of Deeds, Lake County, South Dakota.

TAX I.D.:  21850-00100-00010; 21850-00100-00020

LEGAL DESCRIPTION

BEING LOT # 1 OF PAMIDA SUBDIVISION, A PLAT OF WHICH IS OF RECORD IN PLAT CABINET A, SLIDE 157B OF THE OVERTON COUNTY REGISTER’S OFFICE, LIVINGSTON, TENNESSEE, AND LYING AND BEING IN THE SIXTH CIVIL DISTRICT, OVERTON COLONY, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A 1/2” REBAR SET IN THE WEST LINE OF LOT #2, BEING LOCATED S 03 DEGREES 32’ 00” W 94.73’ FROM THE NORTHWEST CORNER OF LOT #2, SAID POINT BEING THE NORTHEAST CORNER OF THE PROPERTY DESCRIBED HEREIN; THENCE, RUNNING WITH THE WEST LINE OF LOT #2 S 03 DEGREES 32’ 00” W 350.60’ TO A 1/2” REBAR SET IN THE NORTH RIGHT-OF-WAY OF PAMIDA DRIVE, SAID POINT BEING THE SOUTHWEST CORNER OF LOT #2 AND THE SOUTHEAST CORNER OF THE PROPERTY DESCRIBED HEREIN; THENCE, LEAVING LOT #2 AND RUNNING WITH SAID RIGHT-OF-WAY N 86 DEGREES 28’ 02” W 464.17” TO A 1/2” REBAR SET AT THE COMMON CORNER WITH THE LANDS OF JONES, III ET AL (258/448), SAID POINT BEING THE SOUTHWEST CORNER OF THE PROPERTY DESCRIBED HEREIN; THENCE, LEAVING SAID RIGHT-OF-WAY AND RUNNING WITH THE LANDS OF JONES, III ET AL FOR TWO (2) CALLS AS FOLLOWS: N 03 DEGREES 27’ 06” E 349.95’ TO A 1/2” REBAR SET, SAID POINT BEING THE NORTHWEST CORNER OF THE PROPERTY DESCRIBED HEREIN; THENCE, S 86 DEGREES 32’ 52” E 464.67’ TO THE POINT OF BEGINNING AND CONTAINING 3.734 ACRES BY SURVEY. ACTUAL FIELD SURVEY PERFORMED BY PHILLIP M. STATON, R.L.S. #1636, ON MAY 2, 2000.

BEING ALL OF THE SAME PROPERTY ACQUIRED BY PAMIDA, INC., BY DEED FROM ALBERT AUSTIN JONES, III, JAMES W. CATES AND CONSTANCE S. CATES, HUSBAND AND WIFE, DATED MAY 18, 2000 AND RECORDED MAY 18, 2000 IN WARRANTY DEED BOOK 291, AT PAGE 157, IN THE OFFICE OF THE OVERTON COUNTY REGISTER OF DEEDS AT LIVINGSTON, TENNESSEE.

Together with non-exclusive easement rights created by Permanent Access Easement Agreement of record in Book 291, Page 500, Office of the Register of Deeds for Overton County, Tennessee

Together with non-exclusive easement rights created by Slope Easement Agreement of record in Book 291, Page 507, Office of the Register of Deeds for Overton County, Tennessee.

Together with non-exclusive easement rights created by Permanent Pylon Sign Easement Agreement of record in Book 291, Page 513, Office of the Register of Deeds for Overton County, Tennessee.

TAX I.D.:  62-30.06

LEGAL DESCRIPTION

That part of the North 1/2 of the Northwest 1/4 of Section 30, Township 12 North, Range 12 West, described as commencing at the West 1/4 corner of said Section 30; thence along the West section line North 00 degrees 02 minutes 36 seconds East 1006.77 feet to the South right-of-way of Highway M-82; thence along said right-of-way North 84 degrees 54 minutes 04 seconds East 1211.31 feet to the Southwest corner of Lot 10 in the recorded Plat of River Valley Center; thence along the East right-of-way of Pine Lake Drive North 05 degrees 05 minutes 56 seconds West 268.00 feet to the point of beginning; thence continuing along said right-of-way North 00 degrees 15 minutes 53 seconds East 285.24 feet; thence 54.90 feet along a curve to the left, having a radius of 458.00 feet, a delta of 06 degrees 52 minutes 03 seconds, and a long chord bearing North 03 degrees 10 minutes 08 seconds West 54.86 feet; thence South 89 degrees 44 minutes 07 seconds East 478.29 feet; thence South 00 degrees 15 minutes 53 seconds West 340.00 feet; thence North 89 degrees 44 minutes 07 seconds West 475.00 feet to the point of beginning.

Above described parcel now known as:

Lot 14, River Valley Center No. 2, according to the plat thereof recorded in Liber 11 of Plats, page 9, Newaygo County Records.

Together with non-exclusive easement rights created by Storm Water and Retention Pond Easement Agreement as disclosed by instrument recorded in Liber 386, page 3002.

TAX I.D.:  62-19-30-130-012

LEGAL DESCRIPTION

PARCEL B

Part of the North 1/2 of the Southwest 1/4 of Section 2, Town 16 North, Range 4 West, Township of Vernon, Isabella County, described as: Commencing at the Southwest corner of said Section 2; thence North 00 degrees 26 minutes 54 seconds West along the West Section line, 1505.45 feet; thence North 89 degrees 33 minutes 06 seconds East 50.00 feet to the Point of Beginning; thence continuing North 89 degrees 33 minutes 06 seconds East 150.00 feet; thence North 00 degrees 26 minutes 54 seconds West 157.30 feet; thence North 89 degrees 17 minutes 07 seconds East 443.00 feet; thence South 00 degrees 26 minutes 54 seconds West 70.00 feet; thence North 89 degrees 16 minutes 23 seconds East 622.33 feet; thence South 00 degrees 26 minutes 54 seconds East 193.05 feet; thence North 89 degrees 16 minutes 23 seconds East 397.84 feet; thence Southwesterly 85.86 feet along a 2188.83 feet radius curve to the right and the Westerly right of way for B.R. U.S. 27 Expressway Limited Access the long chord bearing South 30 degrees 01 minutes 21 seconds East 85.34 feet; thence South 89 degrees 16 minutes 23 seconds West 1505.29 feet; thence North 00 degrees 26 minutes 54 seconds West 104.27 feet; thence South 89 degrees 33 minutes 06 seconds West 150.00 feet; thence North 00 degrees 26 minutes 54 seconds West 76.00 feet to the point of beginning.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 3, 2006 as Document No. 200600001124 in Liber 1333 at page 400.

Tax Parcel No. 18-002-30-010-01

LEGAL DESCRIPTION

A part of Lot 2 of Auditor’s Subdivision of the Southeast 1/4 of the Southwest 1/4 of Section 16, Township 75 North, Range 7 West of the 5th P.M., Washington County, Iowa, more particularly described as follows:

Commencing at the Northeast corner of the Southeast 1/4 of the Southwest 1/4 of said Section 16; thence West along the North tine of the Southeast 1/4 of the Southwest 1/4 of said Section 16, a distance of 336.61 feet to the Northeast corner of said Lot 2; thence S 000 29’ 21” W along the East line of said Lot 2 a distance of 42.13 feet to the Southerly line of State Highway 92 right-of-way and the point of beginning; thence S 00° 29’ 21” W along the East line of said Lot 2 a distance of 566.89 feet to the South line of the North 609 feet of said Lot 2; thence West along the South line of the North 609 feet of said Lot 2 a distance of 329.74 feet to the West line of said Lot 2: thence N 000 35’ 29” E along the West line of said Lot 2 a distance of 571.94 feet to the Southerly line of State Highway 92 right-of-way; thence S 890 07’ 15” E along the Southerly line of State Highway 92 right-of-way a distance of 328.71 feet to the point of beginning. The North line of the Southeast ¼ of the Southwest l/4 of said Section 16 is assumed to bear West.

Excepting from the above described property that portion which was conveyed to the State of Iowa by Deed Recorded September 23, 1993 in Book 137 at Page 16.

Also excepting from the above described property Parcel H and Parcel I as set forth on the Plat of Survey recorded July 22, 2005 in Book 18 at Page 379 as Document No. 05-3125, Washington County, Iowa.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 3, 2006 as Document No. 06-0581 in Book 2006 at Page 581, Washington County, Iowa.

Tax Parcel Number: WACWS 11-16-376-005

LEGAL DESCRIPTION

The following property is located in State of Minnesota, County of St. Louis and is described as follows:

Lots 3 and 4 and Westerly 5 feet of Lot 5, Block 15, Ely, except minerals.

TAX I.D.:  030-0010-01690

LEGAL DESCRIPTION

Lot One (1), Volume 28 Certified Survey Maps, Page 49, Map No. 3904, Document No. 577212, being a resurvey of Lot One (1), Volume 20 Certified Survey Maps, Page 48, Map No. 3121, Document No. 490456, being part of the Southwest 1/4 of the Southeast 1/4 and part of Government Lot One (1), Section Thirteen (13), Township Twenty-eight (28) North, Range Twenty-one (21) East, City of Oconto, Oconto County, Wisconsin.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 3, 2006 as Document No. 585143 in Volume 1191 at Page 938.

Tax Key No. Part of 265-28130311299

LEGAL DESCRIPTION

Lot 4 of Pamida Subdivision, Marion, Kentucky, recorded in Land Use Registration Book 1, Page 33.

Being the same property conveyed to Pamida, Inc., a Delaware corporation, by deed dated May 12, 2000, of record in Deed Book 186, page 370, in the Crittenden County Clerk’s Office.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 2, 2006 in Deed Book 204, page 290.

Tax ID No.: Part of 070-60-07-001-00

LEGAL DESCRIPTION

A TRACT OF LAND LOCATED IN THE CITY OF SOMERVILLE, FAYETTE COUNTY, TENNESSEE, BEING A PORTION OF LOT 6, AS SHOWN ON THAT FINAL PLAN OF PHASE 3, LANGDON SUBDIVISION, AS RECORDED IN PLAT BOOK 7, PAGE 84, AS RECORDED IN THE REGISTER’S OFFICE OF FAYETTE COUNTY, TENNESSEE, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGIN AT A 1/2” REBAR WITH PLASTIC CAP FOUND AT THE POINT OF INTERSECTION OF THE SOUTH RIGHT-OF-WAY LINE OF MARGINAL STREET (30’R/W) WITH THE WEST RIGHT-OF-WAY LINE OF JERNIGAN DRIVE (50’ R/W); THENCE SOUTH 32 DEGREES 09 MINUTES 45 SECONDS EAST 232.38 FEET ALONG SAID WEST RIGHT-OF-WAY LINE TO A POINT OF CURVATURE; THENCE SOUTHERLY A DISTANCE OF 140.69 FEET ALONG THE ARC OF A CURVE TO THE RIGHT, SAID CURVE HAVING A RADIUS OF 1102.85 FEET AND A CHORD OF SOUTH 28 DEGREES 30 MINUTES 28 SECONDS EAST 140.60 FEET TO A POINT OF CURVATURE; THENCE SOUTHERLY A DISTANCE OF 71.57 FEET ALONG THE ARC OF A CURVE TO THE RIGHT SAID CURVE HAVING A RADIUS OF 1727.35 FEET AND A CHORD OF SOUTH 23 DEGREES 39 MINUTES 58 SECONDS EAST 71.56 FEET TO A POINT OF TANGENCY; THENCE SOUTH 22 DEGREES 28 MINUTES 45 SECONDS EAST 36.13 FEET ALONG SAID RIGHT-OF-WAY LINE TO A POINT OF CURVATURE; THENCE SOUTHERLY A DISTANCE OF 148.40 FEET ALONG THE ARC OF A CURVE TO THE RIGHT, SAID CURVE HAVING A RADIUS OF 1069.95 FEET AND A CHORD OF SOUTH 18 DEGREES 30 MINUTES 20 SECONDS EAST 148.28 FEET TO A 1/2” REBAR WITH PLASTIC CAP FOUND AT THE SOUTHEAST CORNER OF THE PARCEL DESCRIBED HEREIN AND THE NORTHEAST CORNER OF LOT 5, PHASE 3, LANGDON SUBDIVISION; THENCE LEAVING SAID RIGHT-OF-WAY LINE AND RUNNING WITH THE NORTH LINE OF LOT 5, SOUTH 88 DEGREES 38 MINUTES 24 SECONDS WEST 538.65’ TO A 1/2” REBAR WITH PLASTIC CAP FOUND; THENCE NORTH 06 DEGREES 07 MINUTES 53 SECONDS EAST 571.83 FEET ALONG A DIVISION LINE OF LOT 6 TO A 1/2” REBAR WITH PLASTIC CAP FOUND ON THE SOUTH LINE OF MARGINAL STREET; THENCE NORTH 88 DEGREES 49 MINUTES 33 SECONDS EAST 197.05 FEET ALONG THE SOUTH LINE OF MARGINAL STREET TO THE POINT OF BEGINNING.

BEING THE SAME PROPERTY CONVEYED TO PAMIDA, INC., A DELAWARE CORPORATION BY WARRANTY DEED FROM JOHN R. PITNER AND WIFE, DIANNE PITNER OF RECORD IN BOOK D549, PAGE 129, REGISTER’S OFFICE FOR FAYETTE COUNTY, TENNESSEE.

TAX I.D.:  090F-C-12.02

LEGAL DESCRIPTION

The land referred to is situated in the County of Pike, State of Indiana, is described as follows:

TRACT 2

That portion of the West 1/2 of Section 26, Township 1 North, Range 8 West of the Second Principal Meridian, Washington Township, Pike County, Indiana, being described as follows:

Commencing at the East corner of the Clifton Heights Addition to the Town (now City) of Petersburg, Indiana, as per plat thereof, recorded in Deed Book 45, page 562 in the office of the Recorder of Pike County, Indiana; said East corner being monumented by a 1/2-inch rebar found flush with a survey cap inscribed “E.O. Boyd LS7873”; thence, along the Southeastern boundary of said Addition South 48 degrees 26 minutes 00 seconds West 172.59 feet to a wood corner post found exposed 48 inches at the North corner of the Manual Brent Lovell tract, as described in Deed Book 163, page 245 in said Recorder’s office; said corner post being witnessed by a 1/2 inch rebar found exposed 5 inches with a survey cap inscribed “HDC ENG” North 42 degrees 14 minutes 00 seconds West 0.50 feet from the center of said post; thence South 42 degrees 14 minutes 00 seconds East 175.00 feet to a 5/8 inch rebar set flush with a survey cap inscribed “D.L. Helms PLS 29600022” (referred to as a rebar in the remainder of this description) at the East corner of said Lovell tract and being the point of beginning of this description; thence North 48 degrees 26 minutes 00 seconds East 68.25 feet to a rebar set flush; thence North 42 degrees 14 minutes 00 seconds West 68.36 feet to a rebar set flush; thence North 48 degrees 26 minutes 00 seconds East 48.41 feet to a rebar set flush; thence Southeasterly 169.43 feet along an arc to the left and having a radius of 107.87 feet and subtended by a long chord having a bearing of South 86 degrees 34 minutes 00 seconds East and a length of 152.54 feet; thence North 48 degrees 26 minutes 00 seconds East 48.29 feet to a rebar set flush; thence South 42 degrees 38 minutes 34 seconds East 247.45 feet to a rebar set flush; thence South 47 degrees 39 minutes 23 seconds West 209.83 feet to a rebar set flush; thence South 42 degrees 38 minutes 34 seconds East 22.00 feet to a rebar set flush; thence South 47 degrees 39 minutes 23 seconds West 90.76 feet to a rebar set flush; thence North 42 degrees 20 minutes 37 seconds West 135.00 feet to a cotton spindle set flush; thence South 47 degrees 39 minutes 23 seconds West 220.96 feet to a cotton spindle set flush on the centerline of Indiana State Road 56 and 61; thence along said centerline, Northwesterly 181.02 feet along an arc to the right and having a radius of 53,714.79 feet and subtended by a long chord having a bearing of North 42 degrees 24 minutes 23 seconds West and a length of 181.02 feet to a cotton spindle set flush at the South corner of said Lovell tract; thence North 48 degrees 26 minutes 00 seconds East 248.91 feet to the point of beginning.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 3, 2006 as Inst. No. 06320 in Misc. Book 145, page 3.

Tax Parcel No. Part of 011-00222-01 and 011-00231-00

LEGAL DESCRIPTION

The land referred to is situated in the County of Martin, State of Indiana, is described as follows:

Tract 1

That portion of the Southeast 1/4 of the Northwest 1/4 of Section 25, Township 3 North, Range 5 West of the Second Principal Meridian, City of Loogootee, Martin County, Indiana (also being a portion of the 14.16 acre tract surveyed by Kenneth C. Solliday, Indiana Registered Land Surveyor No. S0112, as shown and described on a plat of survey dated April 8, 1999); being described as follows:

Commencing at the Northeast corner of the Northwest 1/4 of the Southeast 1/4 of said Section 25, which is monumented by a 10-inch by 11-inch sandstone found exposed 10 inches; thence South 87 degrees 34 minutes 56 seconds West 1,390.51 feet to a point on the West right of way line of U.S. Highway 231 and Indiana Highway 45, said point also being a point on an Easterly line of said 14.16 acre tract; thence South 01 degrees 42 minutes 20 seconds West, on and along said right of way line, 8.48 feet to the proposed U.S. Highway 50 bypass right of way; thence South 09 degrees 44 minutes 39 seconds West on and along said right of way line, 107.26 feet; thence South 45 degrees 20 minutes 56 seconds West, on and along said right of way line, 78.34 feet; thence South 89 degrees 28 minutes 12 seconds West, on and along said right of way line, 333.12 feet; thence North 00 degrees 17 minutes 44 seconds West 155.10 feet; thence South 87 degrees 34 minutes 56 seconds West 121.14 feet; thence North 02 degrees 14 minutes 55 seconds West 86.09 feet; thence North 16 degrees 30 minutes 05 seconds East 95.00 feet; thence North 22 degrees 59 minutes 55 seconds West 151.00 feet to a 1-inch iron pipe set exposed 6 inches with a survey cap inscribed “D.L. Helms PLS 29600022” (referred to as an iron pipe set in the remainder of this description) at the South most corner of the 4.42 acre tract described in deed to Pamida, Inc. on June 4, 1999 in Deed Book 133, page 75 and as shown on the plat of survey recorded in Survey Book “A” page 363 in the office of the Recorder of Martin County, Indiana; said corner lies near the center of a creek and is the Point of beginning of this description; thence along the Western boundary of said 4.42 acre tract and said 14.16 acre tract the following three (3) courses; (1) North 22 degrees 59 minutes 55 seconds West 27.00 feet to a 5/8-inch rebar found exposed 10 inches near the center of said creek; (2) North 32 degrees 59 minutes 55 seconds West 54.98 feet to an iron pipe set exposed 6 inches at the toe of the East bank of said creek and (3) North 04 degrees 23 minutes 05 seconds East 241.16 feet to a 5/8 inch rebar set flush with a survey cap inscribed “D.L. Helms PLS 29600022” (referred to as a rebar set in the remainder of this description); thence North 53 degrees 11 minutes 09 seconds East 141.54 feet to a rebar set flush; thence North 24 degrees 02 minutes 42 seconds East 150.76 feet to a rebar set flush; thence North 34 degrees 51 minutes 19 seconds West 57.68 feet to a rebar set flush on the Southeastern boundary of U.S. Highway 50; thence, along said Southeastern boundary, North 55 degrees 08 minutes 41 seconds East 50.00 feet to a cotton spindle set flush at a corner in the Northern boundary of said 4.42 acre tract; thence South 36 degrees 45 minutes 19 seconds East 77.40 feet to a cotton spindle set flush at another corner on the Northern boundary of said 4.42 acre tract; thence South 24 degrees 02 minutes 42 seconds West 73.15 feet to a cotton spindle set flush; thence South 37 degrees 37 minutes 29 seconds East 105.00 feet to a cotton spindle set flush; thence North 52 degrees 22 minutes 31 seconds East 172.28 feet to a rebar set flush on the Northern boundary of said 4.42 acre tract; thence along the Northern, Eastern and Southeastern boundaries of said 4.42 acre tract the following six (6) courses: (1) South 36 degrees 45 minutes 19 seconds East 196.94 feet to a 1/2 inch rebar found flush; (2) North 88 degrees 14 minutes 41 seconds East 87.93 feet to a cotton spindle set flush on the West boundary of U.S. Highway 231 (35 feet from the centerline); (3) South 01 degree 42 minutes 15 seconds West, along said West boundary, 75.15 feet to a rebar set flush; (4) South 88 degrees 14 minutes 41 seconds West 79.71 feet to a 1/2 inch rebar found flush; (5) North 36 degrees 45 minutes 19 seconds West 83.56 feet to a cotton spindle set flush and (6) South 53 degrees 14 minutes 44 seconds West, passing a 1/2 inch rebar found flush at 533.79 feet, 563.71 feet in all to the point of beginning.

Together with a non-exclusive easements as created by Cross-Easement Agreement recorded in Deed Record 133, page 78.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 22, 2006 as Inst. No. 2006000464 in Book 53, page 10.

Tax ID No. Part of 008-76252-09

LEGAL DESCRIPTION

TRACT 1

That portion of the South 1/2 of Section 26, Township 7 North, Range 5 West of the Second Principal Meridian, Town of Bloomfield, Richland Township, Greene County, Indiana; being described as follows:

Commencing at the Northwest corner of the Southeast 1/4 of said section, which is monumented by a 1/2-inch rebar found flush in the approximate center of Furnace Road (County Road 50 South); thence, along the West line of said 1/4 line section, South 00 degrees 25 minutes 52 seconds West 212.48 feet; thence South 87 degrees 56 minutes 17 seconds East 544.72 feet to a railroad spike found flush in the approximate center of Furnace Road; thence South 00 degrees 35 minutes 31 seconds East 226.99 feet to a 1/2 inch rebar found flush at the Northeast corner of the 5.44 acre tract described in deed (also shown on a plat of survey) to Pamida, Inc. on June 9, 1999 in Deed Book 305, page 857 in the office of the Recorder of Greene County, Indiana and being the Point of Beginning of this description; thence continuing South 00 degrees 35 minutes 31 seconds East, passing a 5/8 inch rebar found flush at 355.65 feet with a survey cap inscribed: “Bledsoe Tapp PC 50920004”, 390.02 feet in all to a 1/2 inch rebar found flush with a survey cap inscribed “HDC ENG” at the Southeast corner of said 5.44 acre tract; thence along the Southern boundary of said 5.44 acre tract the following four (4) courses: (1) North 89 degrees 59 minutes 50 seconds West 290.33 feet to a 1/2 inch rebar found flush with a survey cap inscribed “HDC ENG”, (2) North 29 degrees 42 minutes 46 seconds West 159.44 feet to a 5/8 inch rebar found flush; (3) South 69 degrees 33 minutes 31 seconds West 118.91 feet to a 5/8 inch rebar found flush with a survey cap inscribed “Bledsoe Tapp PC 50920004” and (4) South 65 degrees 08 minutes 04 seconds West 132.59 feet to a 5/8 inch rebar set flush with a survey cap inscribed “D.L. Helms PLS 29600022”; thence North 25 degrees 34 minutes 08 seconds West 142.37 feet to a 5/8 inch rebar set flush with a survey cap inscribed “ D.L. Helms PLS 29600022” on the Northern boundary of said 5.44 acre tract; thence along the Northern boundary of said 5.44 acre tract the following three (3) courses: (1) North 71 degrees 38 minutes 42 seconds East 129.31 feet to a 5/8 inch rebar found flush with a survey cap inscribed “Bledsoe Tapp PC 50920004”; (2) North 04 degrees 06 minutes 04 seconds West 180.10 feet to a 1/2 inch rebar found flush with a survey cap inscribed “HDC ENG” and (3) North 89 degrees 59 minutes 58 seconds East 548.65 feet to the point of beginning.

Together with the non-exclusive easements created by that certain Cross-Easement Agreement, recorded in Book 305, Page 863.

Tax Parcel No. 025-01427-00; Tax Parcel No. 025-01443-00

LEGAL DESCRIPTION

Parcel 1:

That part of the Southeast Quarter of the Northwest Quarter of Section 35, Township 139 North, Range 41 West of the 5th Principal Meridian, Becker County, Minnesota (also being a part of Auditor’s Lot 1 of the Amended Auditor’s Plat of Parts of the Southeast Quarter of the Northwest Quarter, the Northeast Quarter of the Southwest Quarter, the Northwest Quarter of the Southeast Quarter and Government Lot 3, Section 35, Township 139 North, Range 41 West, said plat is on file and of record in the office of the Becker County Recorder) described as follows:

Commencing at a found iron monument which designates the West Quarter corner of said Section 35; thence North 89 degrees 59 minutes 57 seconds East 1,332.79 feet on an assumed bearing along the East-West quarter line of said Section 35 to the Southwest corner of said Southeast Quarter of the Northwest Quarter; thence North 01 degree 10 minutes 07 seconds East 82.56 feet along the West line of said Southeast Quarter of the Northwest Quarter to an iron monument; thence continuing North 01 degree 10 minutes 07 seconds East 392.01 feet along the West line of said Southeast Quarter of the Northwest Quarter to an iron monument at the Southwesterly corner of said Auditor’s Lot 1; thence South 69 degrees 12 minutes 00 seconds East 277.00 feet along the Southerly line of said Auditor’s Lot 1 to an iron monument, said point is the point of beginning; thence continuing South 69 degrees 12 minutes 00 seconds East 100 feet along the Southerly line of said Auditor’s Lot 1 to an iron monument at the Southeasterly corner of said Auditor’s Lot 1; thence North 03 degrees 15 minutes 24 seconds East 181.00 feet along the Easterly line of said Auditor’s Lot 1 to an iron monument on the Southerly right of way line of Trunk Highway No. 10; thence South 17 degrees 16 minutes 13 seconds West 162.20 feet to an iron monument; thence North 80 degrees 07 minutes 05 seconds West 56.45 feet to the point of beginning.

Parcel 2:

Auditor’s Lots 2 and 3 of the Amended Auditor’s Plat of a part of the Southeast Quarter of the Northwest Quarter, the Northeast Quarter of the Southwest Quarter, the Northwest Quarter of the Southeast Quarter and Government Lot 3 of Section 35, Township 139 North, Range 41, according to the Certified Plat thereon on file and of record in Book “D” of Plats, Page 66, of the records of Becker County, Minnesota.

Tax I.D # (R49-0459-000)

LEGAL DESCRIPTION

Lot 2, Pamida Subdivision, Carbon County, Wyoming.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 1, 2006 as Document No. 0918368 in Book 1097, page 85.

Tax I.D.:  21872664

LEGAL DESCRIPTION

That part of the Southeast Quarter of the Northeast Quarter (SE1/4 NE1/4) of Section Seven (7) in the Township One Hundred Thirty-two (132) North, of Range forty-seven (47), West of the fifth Principal Meridian, in the City of Wahpeton, Richland County, North Dakota, described as in the following Two Tracts:

Tract 1. Commencing at the Southeast corner of the Northeast Quarter (NE1/4) of said Section Seven (7); thence North 0º 00’ West a distance of 418.2 feet to a point; thence South 89º 30’ West a distance of 420 feet to a point; thence South 0º 00’ East a distance of 80 feet, to The Point of Beginning; thence Westerly, along a line parallel to the South boundary of Block Eight (8) of Holbrook and Hobson’s Addition to the said City of Wahpeton, projected West, a distance of 590.4 feet to a point; thence North 24º 15’ East a distance of 268.4 feet, to the Southerly boundary of Industrial Avenue in the said City of Wahpeton; thence along the Southerly boundary of Industrial Avenue, in a Southeasterly direction, a distance of 520.7 feet to a point; thence South 0º 00’ East, to the point of beginning.

Tract 2. Commencing at a point 80 feet South and 80 feet West of the Southwest corner of Block Eight (8) of Holbrook and Hobson’s Addition to the said City of Wahpeton; running thence Westerly 590.4 feet, in a line parallel with the South line of said Block Eight (8) projected; thence Southerly, in a line parallel with the West line of said Block Eight (8) projected, to a point Forty (40) feet North to the East and West Quarter Section line between the Northeast Quarter (NE1/4) and the Southeast Quarter (SE1/4) of said Section Seven (7); thence Easterly 590.4 feet, in a line parallel with the said Quarter Section line; thence Northerly, in a line parallel with the West line of said Block Eight (8) projected, to the point of beginning.

Excepting therefrom the following described three tracts:

Exception Tract 1. Commencing at the East Quarter corner of said Section Seven (7); thence on an assumed bearing of Due North, on and along the East line of said Section Seven (7), a distance of 337.58 feet; to its intersection with the easterly extension of the South right-of-way line of 3rd Avenue South; thence South 89º 25’ 03” West, along the said South right-of-way line of 3rd Avenue South, a distance of 419.91 feet, to its intersection with the southerly extension of the West right-of-way line of 12th Street South; thence Due North, along the said southerly extension of the West right-of-way line of 12th Street South a distance of 34.15 feet, to its intersection with the South right-of-way line of Industrial Avenue; thence North 65º 50’ 32” West, along the said South right-of-way line of Industrial Avenue, a distance of 109.60 feet, to the Point of Beginning; thence Due South, parallel with and 100.00 feet West of the East line of that certain tract described and recorded in Book “112” of Deeds on Page 688, said Book on file in the Office of the Register of Deeds in and for Richland County, North Dakota, a distance of 197.95 feet; thence North 65º 50’ 32” West and parallel with the said South right-of-way line of Industrial Avenue, a distance of 112.69 feet, to its intersection with the southwesterly projection of the East exterior wall of the Pamida building; thence North 24º 18’ 59” East, along the said southwesterly projection of the East Pamida wall, a distance of 10.05 feet, to the Southeast corner of the said Pamida building; thence continuing North 24º 18’ 59” East, on and along the said East exterior wall of the Pamida building, a distance of 120.84 feet, to the Northeast corner of the said Pamida building; thence North 65º 50’ 22” West, on and along the North exterior wall of the said Pamida building, a distance of 119.59 feet, to a corner of the said North wall; thence North 24º 18’ 59” East, on and along said North wall of the Pamida building, a distance of 30.00 feet, to a corner of the said North wall; thence North 65º 50’ 22” West, on and along the said North exterior wall of the Pamida building, a distance of 240.15 feet, to the Northwest corner of the said Pamida building; thence North 65º 33’ 50” West a distance of 20.22 feet, to the West line of the said tract described and recorded in Book 112 of Deeds on Page 688; thence North 24º 26’ 10” East, along the said West line of the tract described in Book 112 of Deeds on Page 688, a distance of 19.61 feet, to its intersection with the said South right-of-way line of Industrial Avenue; thence South 65º

50’ 32” East, on and along the said South right-of-way line of Industrial Avenue, a distance of 411.10 feet, to the point of beginning.

Exception Tract 2. Commencing at the East Quarter corner of said Section Seven (7); thence on an assumed bearing of South 88º 12’ 50” West, on and along the South line of the said Northeast Quarter (NE1/4) of Section Seven (7), a distance of 1010.55 feet; thence Due North a distance of 75.04 feet, to the North right-of-way line of North Dakota State Highway No. 13 and to The Point of Beginning, a said point also being the Southwest corner of that certain tract described and recorded in Book “112” of Deeds on Page 688, said Book on file in the Office of the Register of Deeds in and for Richland County, North Dakota; thence Due North, on and along the West line of the said tract described in Book “112” of Deeds on Page 688, a distance of 283.77 feet, to its intersection with the westerly projection of the South right-of-way line of 3rd Avenue South; thence North 24º 26’ 10” East and continuing along the West line of the said tract described in Book “112” of Deeds on Page 688, a distance of 145.04 feet; thence Due South and parallel with the West line of the said tract described in Book “112” of Deeds on Page 688, a distance of 413.95 feet, to the said North right-of-way line of State Highway No. 13; thence South 88º 12’ 50” West, on and along the said North right-of-way line of State Highway No. 13, a distance of 60.03 feet, to the point of beginning.

Exception Tract 3. Commencing at the East Quarter Corner of said Section 7 (North Dakota Land Survey Monument Record No. 362 and 1161); thence on an assumed bearing of due North on and along the East line of said Section 7 a distance of 337.58 feet; thence South 89º 25’ 03” West on and along the said South right-of-way line of 3rd Avenue South, City of Wahpeton, North Dakota, a distance of 419.91 feet to its intersection with the southerly extension of the West right-of-way line of 12th Street South, City of Wahpeton, North Dakota, and to The Point of Beginning; thence due South on and along the said southerly extension of the West right-of-way line of 12th Street South a distance of 244.02 feet to its intersection with the northwesterly right-of-way line of that certain tract described and recorded in Book P of Miscellaneous Records on Page 592 shown as Parcel No. 1, said Book on file in the Office of the Register of Deeds in and for said Richland County, North Dakota; thence on and along said northwesterly right-of-way line on a 684.54 foot radius curve that is concave to the northwest, said curve having a central angle of 6º 14’ 20”, a length of 74.54 feet, a chord bearing of South 66º 41’ 36” West and a chord distance of 74.50 feet; thence South 88º 12’ 50” West on and along the North right-of-way line of North Dakota State Highway No. 13 a distance of 31.59 feet; thence due North a distance of 353.49 feet to the southwesterly right-of-way line of Industrial Avenue, City of Wahpeton; thence South 65º 50’ 32” East on and along said southwesterly right-of-way line of Industrial Avenue a distance of 109.60 feet to its intersection with said southerly extension of the West right-of-way line of 12th Street South; thence due South on and along said Southerly extension of the West right-of-way line of 12th Street South a distance of 34.15 feet to the point of beginning.

Tax I.D.:	50-1301-14683-000
50-1301-14684-000
50-1301-14685-000

LEGAL DESCRIPTION

The following property is located in County of Cass, City of Dowagiac, State of Michigan and is described as follows:

That part of the fractional North half of fractional Section 2, Town 6 South, Range 16 West, described as: Commencing at the East quarter post of said Section 2; thence North 87 degrees 15 minutes 37 seconds West, on the East and West quarter line, 1671.35 feet, to the centerline of State Highway M-51; thence on said centerline, 57.27 feet on the arc of a 1160.09 foot radius curve to the right to the far end of a chord which bears North 40 degrees 43 minutes 33 seconds East, 56.91 feet, to the place of beginning of the parcel of land herein described; thence North 49 degrees 26 minutes 24 seconds West (previously recorded as North 49 degrees 28 minutes 53 seconds West), on the Easterly line of the Pokagon Street extension, 88.65 feet; thence continuing on said Easterly line, North 46 degrees 10 minutes 02 seconds West, 203.78 feet; thence continuing on said Easterly line, Northwesterly 152.73 feet, on the arc of a 567.00 foot radius curve to the right to the far end of a chord which bears North 38 degrees 26 minutes 51 seconds West, 152.73 feet; thence North 47 degrees 35 minutes 11 seconds East, parallel with the centerline of State Highway M-51, 444.67 feet; thence South 42 degrees 26 minutes 21 seconds East, 438.00 feet to the centerline of said Highway M-51; thence on said centerline, South 47 degrees 35 minutes 11 seconds West, 347.33 feet; thence Southerly 83.96 feet on the arc of a 1160.09 foot radius curve to the left to the far end of a chord which bears South 43 degrees 56 minutes 18 seconds West, 83.94 feet, to the place of beginning.

Tax I.D.:  14-160-110-042-65

LEGAL DESCRIPTION

Parcel 1:

Lots 3, 4 and 5 of the plat of Comfort Estates, according to the recorded plat thereof, Oceana County Records.

Parcel 2:

That part of Lot 6 of Comfort Estates, according to the recorded plat thereof, Oceana County Records, described as follows: Commencing at the Northeasterly corner of said Lot 6, being the point of beginning; thence South 00 degrees 42 minutes 00 seconds East along the Easterly line of said Lot 6 for a distance of 156.14 feet; thence North 60 degrees 00 minutes 00 seconds West, 305.83 feet to a point of deflection on the line common to Lots 5 and 6 of said Comfort Estates; thence North 89 degrees 18 minutes 00 seconds East, along the Southerly line of said Lot 5 for a distance of 262.97 feet to the point of beginning.

Easement Parcels:

Non-Exclusive Easement for Ingress and Egress as created, limited and defined by Permanent Construction and Access Easement Agreement dated September 25, 2000, recorded October 11, 2000, in Liber 2000, page 17827, Oceana County Records.

Non-Exclusive Easement for the construction of a pylon sign as created, limited and defined by Easement Agreement recorded in Liber 2000, page 19747.

TAX I.D.:  64-020-819-200-166

LEGAL DESCRIPTION

TRACT 3:

A part of the South 1/2 of Section 35, Town 4 North, Range 1 West, Lawrence County, Indiana, described as follows:

COMMENCING at a Stone Monument (formerly Railroad spike) at the Southeast Corner of the Southwest 1/4 of said Section 35; thence along the East line of said ¼ section, North 00 degrees 38 minutes 55 seconds West, 1473.94 feet to a Mag nail in the Southbound lane of Old SR# 37 (now Teke Burton Drive); thence along the South line of a 5.552 acres tract conveyed to Pamida, Inc. in DR 132 on page 1345, South 89 degrees 30 minutes 32 seconds West, (South 89 degrees 30 minutes 44 seconds West on deed) 287.23 feet to a capped 5/8” rebar, said rebar being the POINT OF BEGINNING; thence leaving said South line North 00 degrees 01 minutes 51 seconds East, 136.09 feet to a Mag nail; thence South 89 degrees 58 minutes 09 seconds East, 211.02 feet to a Mag nail in the centerline of Old SR# 37 (now Teke Burton Drive); thence along the centerline of Old SR# 37 (now Teke Burton Drive) North 30 degrees 16 minutes 47 seconds West, 28.44 feet; thence continuing with said centerline North 32 degrees 13 minutes 00 seconds West, 214.50 feet to a Mag nail in the North line of said 5.552 acres tract conveyed to Pamida, Inc. in DR 132 on page 1345; thence along the North line North 89 degrees 49 minutes 10 seconds West, 412.57 feet to a capped 5/8” rebar; thence leaving said North line South 00 degrees 23 minutes 06 seconds East, 346.13 feet to a corner fence post on the before mentioned South line of said 5.552 acres tract conveyed to Pamida, Inc. in DR 132 on page 1345; thence along said South line North 89 degrees 30 minutes 32 seconds East, 327.85 feet to the point of beginning.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 6, 2006 as Inst. No. 200600000869 in Book 277, Page 1174.

TAX. I.D.:  12-007281-05

LEGAL DESCRIPTION

LAND IN THE FIRST CIVIL DISTRICT, CENTERVILLE, HICKMAN COUNTY, TENNESSEE, LOCATED SOUTH OF STATE HIGHWAY 100 AT ITS INTERSECTION WITH STATE HIGHWAY 48, BEING LOT 5 AS SHOWN ON SUBDIVISION OF JOSEPH T. NICKELL PROPERTY OF RECORD IN CABINET B, SLIDE 230B, OFFICE OF THE REGISTER OF DEEDS FOR HICKMAN COUNTY, TENNESSEE.

INCLUDED IN THE ABOVE DESCRIPTION BUT EXPRESSLY EXCLUDED THEREFROM IS LOT 5A ON THE FINAL PLAT OF A RESUBDIVISION OF LOT 5 OF THE NICKELL PROPERTY, OF RECORD IN PLAT CABINET D, SLIDE 220, OFFICE OF THE REGISTER OF DEEDS FOR HICKMAN COUNTY, TENNESSEE.

BEING PART OF THE SAME PROPERTY CONVEYED TO PAMIDA, INC., A WISCONSIN CORPORATION BY WARRANTY DEED FROM JOSEPH T. NICKELL AND WIFE, MARY R. NICKELL, OF RECORD IN BOOK 2, AT PAGE 3365, IN OFFICE OF THE REGISTER OF DEEDS, HICKMAN COUNTY, CENTERVILLE, TENNESSEE.

TOGETHER WITH NON-EXCLUSIVE EASEMENT RIGHTS CREATED BY DECLARATION OF CROSS-EASEMENTS AND COVENANTS AND RESTRICTIONS AFFECTING LAND OF RECORD IN BOOK 2, PAGE 3368, OFFICE OF THE REGISTER OF DEEDS FOR HICKMAN COUNTY, TENNESSEE.

TOGETHER WITH EASEMENT RIGHTS CREATED BY PYLON SIGN EASEMENT AGREEMENT OF RECORD IN BOOK 2, PAGE 3391, OFFICE OF THE REGISTER OF DEEDS FOR HICKMAN COUNTY, TENNESSEE.

TAX I.D.:  084-040.01

LEGAL DESCRIPTION

Parcel 1:

That part of the Northeast Quarter of the Northeast Quarter of Section 18, Township 125 North, Range 37 West, Pope County, Minnesota, described as follows:

Beginning at the Northeast corner of said Section 18; thence South 00 degrees 05 minutes 51 seconds West, record bearing, along the East line of said Northeast Quarter of the Northeast Quarter 355.50 feet to Point A; thence South 89 degrees 29 minutes 27 seconds West 726.00 feet; thence North 00 degrees 05 minutes 51 seconds East 355.50 feet to the North line of said Northeast Quarter of the Northeast Quarter; thence North 89 degrees 29 minutes 27 seconds East along said North line 726.00 feet to the point of beginning.

Parcel 2:

That part of the Northeast Quarter of the Northeast Quarter of Section 18, Township 125 North, Range 37 West, Pope County, Minnesota described as follows:

Beginning at the Northeast corner of said Section 18; thence South 00 degrees 05 minutes 51 seconds West, record bearing, along the East line of said Northeast Quarter of the Northeast Quarter 355.50 feet to Point A; Thence South 00 degrees 05 minutes 51 seconds West, record bearing, along the East line of said Northeast Quarter of the Northeast Quarter 50 feet to Point B; thence South 89 degrees 29 minutes 27 seconds West 726.00 feet; thence North 00 degrees 05 minutes 51 seconds East 50 feet; thence North 89 degrees 29 minutes 27 seconds East 726.00 feet to the point of beginning.

Tax I.D. # (21-1201-000)

LEGAL DESCRIPTION

A parcel of land being part of the Southeast Quarter of Section 8, Township 6 North, Range 5 East, German Township, Village of Archbold, Fulton County, Ohio and being more particularly described as follows:

Commencing at a spike found at the Northeast corner of the Southeast Quarter of Section 8;

Thence, North 88 degrees 38 minutes 33 seconds West, on the North Line of the Southeast Quarter of Section 8, for a distance of 198.00 feet, to an iron pin found, being the TRUE POINT OF BEGINNING for the parcel herein described;

Thence, South 00 degrees 00 minutes 00 seconds West, on a line being parallel with the East Line of the Southeast Quarter of Section 8, for a distance of 150.00 feet, to an iron pin found;

Thence, South 88 degrees 38 minutes 33 seconds East on a line being parallel with the North Line of the Southeast Quarter of Section 8, for a distance of 168.00 feet, to an iron pin found;

Thence, continuing South 88 degrees 38 minutes 33 seconds East, for a distance of 30.00 feet, to a point on the East Line of the Southeast Quarter of Section 8;

Thence, South 00 degrees 00 minutes 00 seconds west, on the East Line of the Southeast Quarter of Section 8, for a distance of 50.00 feet, to a point;

Thence, North 88 degrees 38 minutes 33 seconds West, on a line being parallel with the North Line of the Southeast Quarter of Section 8, for a distance of 30.00 feet, to an iron pin found;

Thence, continuing North 88 degrees 38 minutes 33 seconds west, for a distance of 168.00 feet, to an iron pin found;

Thence, South 00 degrees 00 minutes 00 seconds West, on a line being parallel with the East Line of the Southeast Quarter of Section 8, for a distance of 25.00 feet, to a 5/8” X 30” iron pin and reference cap set;

Thence, North 88 degrees 38 minutes 33 seconds West, on a line being parallel with the North Line of the Southeast Quarter of Section 8, for a distance of 125.00 feet, to a PK nail set;

Thence, South 00 degrees 00 minutes 00 seconds West, on a line being parallel with the East Line of the Southeast Quarter of Section 8, for a distance of 125.00 feet, to a 5/8” X 30” iron pin and reference cap set;

Thence, North 88 degrees 38 minutes 33 seconds West, on a line being parallel with the North Line of the Southeast Quarter of Section 8, for a distance of 334.48 feet, to an iron pin found;

Thence North 00 degrees 07 minutes 15 seconds East, for a distance of 349.98 feet, to an iron pin found, on the North Line of the Southeast Quarter of Section 8;

Thence, South 88 degrees 38 minutes 33 seconds East, on the North Line of the Southeast Quarter of Section 8, for a distance of 458.74 feet, to the TRUE POINT OF BEGINNING of the parcel herein described, containing 3.556 acres of land, more or less, excepting therefrom all legal easements, zoning restriction and legal highways of record.

The bearings used herein are for the purpose of describing angles only and are not referenced to true or magnetic North. All reference caps noted above are yellow plastic caps stamped WIELAND – 8286. This legal description was based on a survey prepared by Brian M. Wieland, State of Ohio Registered Surveyor No. 8286, and recorded in Volume P, Page 224a of the Fulton County Record of Surveys.

Together with non-exclusive easement rights created by Cross Easement Agreement by instrument recorded in Volume 94 of Official Records, page 289.

TAX I.D.:  17-033518-03.000

LEGAL DESCRIPTION

Lot 3 in Southbridge Plaza, in the City of Dyersville, Iowa, according to the Plat thereof recorded October 27, 1999, as document number 16616-99, situated in Dubuque County, Iowa.

Together with the non-exclusive easements created by Declaration of Cross Easements and Covenants and Restrictions dated November 8, 1999 and recorded November 9, 1999, as document number 17195-99 and first amendment recorded November 30, 1999, as document number 17926-99.

Together with an easement for the construction, operation and maintenance of a Pylon Sign as created by Easement Agreement for a Sign dated December 2, 1999, and recorded December 6, 1999, as document number 18251-99.

Tax Parcel Number: 07 32 351 006

LEGAL DESCRIPTION

A parcel of land being part of Lots 6, 7, 8 and 9 of the Shady Garden Subdivision and also being part of the Southwest Quarter of Section 6, Township 7 North, Range 3 East, The Village of Montpelier, Williams County, Ohio and being more particularly described as follows: Commencing at a monument box found, at the Southwest corner of the Southwest Quarter of Section 6; THENCE North 00 degrees 00 minutes 00 seconds East, on the West line of the Southwest Quarter of Section 6, for a distance of 178.35 feet to a point; THENCE North 90 degrees 00 minutes 00 seconds East, for a distance of 30.00 feet, to a 5/8” inch pin found; THENCE South 78 degrees 28 minutes 54 seconds East, for a distance of 190.45 feet, to a 5/8” inch iron pin found; THENCE South 80 degrees 37 minutes 03 seconds East, for a distance of 91.19 feet, to a 5/8” x 30” iron pin and reference cap set, being the TRUE POINT OF BEGINNING for the parcel herein described; THENCE North 00 degrees 00 minutes 00 seconds East, for a distance of 461.46 feet, to a 5/8” x 30” iron pin and reference cap set; THENCE North 90 degrees 00 minutes 00 seconds East, for a distance of 358.16 feet, to a 5/8” x 30” iron pin and a reference cap set; THENCE South 00 degrees 00 minutes 00 seconds West, for a distance of 502.81 feet, to a 5/8” x 30” iron pin and reference cap set; THENCE North 86 degrees 16 minutes 13 seconds West, for a distance of 178.61 feet, to a 5/8” iron pin found; THENCE North 80 degrees 37 minutes 03 seconds West, for a distance of 182.37 feet to the TRUE POINT OF BEGINNING of the parcel herein described, containing 4.001 acres of land, more or less, excepting there from all legal easements, zoning restriction and legal highways of record.

The bearings used herein are for the purpose of describing angles only and are not referenced to true or magnetic North.

Surveyed by Chester A. Miller, Registered Surveyor No. 6691, Surveyor, and recorded in Volume 18R, Page 112 of the William County Survey Records in the office of the William County Engineer.

Together with non-exclusive easement rights created by Cross Easement Agreement by instrument recorded in Volume 321 of Deeds, page 382.

Tax I.D. (073-060-00-008.001)

LEGAL DESCRIPTION

Lot Three of Certified Survey Map filed in Volume 6, page 267, Document No. 369836, being a part of Government Lot 3, Section 4 and part of Government Lot 6. Section 5, all in Township 20 North, Range 9 West, City of Arcadia, Trempealeau County, Wisconsin.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 8, 2006 as Document No. 373600 in Volume 734, page 22.

TAX I.D.:  201-1103-0002; 201-1106-0009

LEGAL DESCRIPTION

Parcel 1

A parcel of land in the NE1/4NE1/4 of Section 13, Township 33 North, Range 100 West, 6th P.M., Fremont County, Wyoming, more particularly described as follows:

Beginning at Corner No. 1, which corner is the intersection of the southerly right-of-way line of the Baldwin Creek Road and the westerly right-of-way line of U.S. Highway 287, and which corner bears South 58°16’37” West, a distance of 58.25 feet from the northeast corner of said Section 13; thence South 0°51’20” East along said Highway right-of-way a distance of 158.4 feet to Corner No. 2; thence proceed South 89°16’12” West a distance of 565.2 feet to Corner No. 3; thence North 9°41’35” West, a distance of 160.36 feet to Corner No. 4, which corner is on the southerly right-of-way line of the Baldwin Creek Road; thence North 89°16’12” East, along the said Baldwin Creek Road right-of-way a distance of 589.87 feet to Corner No. 1, the Point of Beginning.

Parcel 2

Description of a tract of land in the NE1/4NE1/4 of Section 13, Township 33 North, Range 100 West, 6th P.M., within the City of Lander, Freemont County, Wyoming, more particularly described as follows: Beginning at Point No. 1, which point bears S. 13°26’09” W. a distance of 202.54 feet from the Northeast corner of said Section 13; thence proceed: S. 89°16’12” W. a distance of 531.15 feet to Point No. 2; N 11°42’52” W.

A distance of 8.14 feet to Point No. 3; N. 89°16’12” E. a distance of 532.65 feet to Point No. 4; S. 01°05’12” E. along the west side of the West Main Street a distance of 7.99 feet to Point No. 1, the point of beginning.

Tax I.D.:  10-3300-13-1-00-252-00

LEGAL DESCRIPTION

Lot 1 of the West 335 feet of Lot 1 in Waukon Industrial Park First Addition in the City of Waukon, according to the Plat of Survey recorded in Book U, Page 89-93 as document 2005 2167, in Allamakee County, Iowa.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 3, 2006 as Document No. 2006 335 in Book 2006, page 335.

Tax Parcel Number: 1031351020

LEGAL DESCRIPTION

Lot 4 in Hy-Vee Addition, Plat One, an Official Plat, Perry, Dallas County, Iowa, except that part thereof described as beginning at the Southeast Corner of said Lot 4, thence North 88° 41’ 30” West 227.41 feet; thence North 01° 18’ 30” East 247.28 feet to the South line of Lot 5 in said Hy-Vee Addition; thence South 88° 41’ 30” East along the South line of said Lot 5 a distance of 217.88 feet; thence South 00° 54’ 00” East 247.46 feet to the Point of Beginning.

Together with the non-exclusive easements created by instrument entitled Easements with Covenants and Restrictions Affecting Land recorded March 14, 1997 in book 831 at page 918 and supplement to Easements with Covenants and Restrictions Affecting Land recorded April 26, 1999 in Book 1999 at page 004540.

Tax Parcel Number: 675-05101-07

LEGAL DESCRIPTION

Tract 1A, Block 2, Second School Addition to Glasgow, Montana, according to the official plat thereof on file and of record in the office of the Clerk and Recorder, Valley County, Montana. Plat filed August 30, 2005, Doc. No. 129060.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded immediately prior hereto.

Parcel ID No.: 1097097000

LEGAL DESCRIPTION

Lot 2 of ASHLAND COUNTY CERTIFIED SURVEY MAP NO. 451, recorded September 30, 2005, as Document No. X299185, located partly in Block 27 of Lake Shore Addition, and partly in 17th Avenue East in Block 50 of Ellis Division, City of Ashland, Ashland County, Wisconsin.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 2, 2006 as Document No. 300667 in Volume 618, page 232.

TAX I.D.:  201-03428-0000

LEGAL DESCRIPTION

The land referred to is situated in the County of Grant, City of Lancaster, State of Wisconsin, is described as follows:

Part of the West 1/2 of the Southeast 1/4 of Section 35, in Township 5 North, Range 3 West of the Fourth Principal Meridian, in the City of Lancaster, Grant County, Wisconsin, more fully described as follows to wit:

Commencing at the Southwest corner of the East 1/4 of the Southwest 1/4 of said Section 35; thence North 00 degrees 26 minutes 43 minutes East, 1130.17 feet along the West line of said East 1/4; thence South 89 degrees 33 minutes 17 seconds East 1555.53 feet to the point of beginning; thence North 00 degrees 29 minutes 02 seconds East 295.14 feet; thence North 89 degrees 30 minutes 58 seconds West 32.50 feet; thence North 00 degrees 29 minutes 02 seconds East 344. 46 feet to the Southerly right of way line of U.S. Highway 61 and a point of curvature; thence along said Southerly right of way line along a curve to the left through a central angle of 10 degrees 30 minutes 01 seconds, an arc distance of 296.30 feet, a radius of 1616.79 feet, and a chord bearing North 77 degrees 01 minutes 25 seconds East 295.89 feet; thence South 00 degrees 32 minutes 53 seconds West 708.76 feet; thence North 89 degrees 27 minutes 07 seconds West 254.47 feet to the point of beginning.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN CROSS-EASEMENT AGREEMENT RECORDED IN VOLUME 813, PAGE 343, AS DOCUMENT NO. 603755.

Tax Item No. 246-1546-0010

LEGAL DESCRIPTION

Situate in LaRue County, State of Kentucky:

Being Lot 2B of the Amended Record Plat of Royall Centre Subdivision Lot 2, recorded in Plat Cabinet 2, page 125, being a subdivision of Lot 2 of the Royall Centre Subdivision, as recorded in Plat Cabinet 1, Slide 215 in the LaRue County Court Clerk’s Office.

Being a portion of the property conveyed to Pamida, Inc., a Delaware corporation, by deed dated November 17, 1998, of record in Deed Book 173, page 99, in the Office of the LaRue County Court Clerk.

Together with non-exclusive easements created by Cross-Easement Agreement recorded in Deed Book 173, page 103.

Tax I.D # (029-03-01-001-07)

LEGAL DESCRIPTION

Being a 3.925 acre tract located in SOUTH INDUSTRIAL PARK, in Morgantown, Kentucky, on the Southwest right of way fence of the William Natcher Parkway, and more particularly described as follows:

Beginning at a capped iron pin set, being a new corner of the Morgantown Industrial Holding Corp., Deed Book 141, Page 57, and referenced North 19 degrees 08 minutes 35 seconds East, 167.88 feet from the iron pin found, a corner of said Holding Corp., and Mac and Janette Coleman, Deed Book 120, Page 541, thence with new line of said Holding Corp., passing the line in Deed Book 141, Page 57, then with Deed Book 128, Page 406, at 189.20 feet, North 37 degrees 25 minutes 00 seconds West, 484.99 feet to an iron pin set, being a new corner of said Holding Corp.; thence North 49 degrees 33 minutes 40 seconds East, 354.27 feet to an iron pin set in what was once the location of the Green River Parkway Right of Way and Access Control Fence; thence with said fence, South 37 degrees 15 minutes 49 seconds East, 33.04 feet, South 37 degrees 15 minutes 49 seconds East, 136.84 feet, and South 37 degrees 06 minutes 12 seconds East, 125.98 feet to an iron pin set, being a corner of said Holding Corp., Deed Book 128, Page 406, and Deed Book 141, Page 57; thence again with said Fence Location, South 36 degrees 45 minutes 24 seconds East, 73.75 feet, and South 36 degrees 32 minutes 43 seconds East 115.60 feet to an iron pin set, being a new corner of said Holding Corp.; thence passing iron pins set a 219.70 feet, and 269.81 feet, South 49 degrees 33 minutes 40 seconds West, 350.51 feet to the Beginning. This description is prepared from a physical survey performed by Danny T. Cook P.L.S. #2877, Butler County Surveyor, on March 29, 1999.

Being the same property conveyed to Pamida, Inc., a Delaware Corporation, by deed dated the 31st day of March 1999, of record in Deed Book 155, Page 485, in the Office of the Butler County Court Clerk.

Together with non-exclusive easements created by Cross-Easement Agreement recorded in Deed Book 7, page 222.

Tax Parcel # (58-60-01)

LEGAL DESCRIPTION

PARCEL 1: Lot 1, Certified Survey Map No. 2816 recorded in the Office of the Register of Deeds for Waupaca County, Wisconsin on January 5, 1989, in Volume 8 on Page 344, as Document No. 461834, being a part of CSM No. 184 Volume 1, Page 184, Waupaca County Registry and part of the SW 1/4 - SE 1/4, Section 26, T25N, R14E, City of Clintonville, Waupaca County, Wisconsin.

PARCEL 2: A parcel of land being a part of the NW 1/4 of the SE 1/4, Section 26, T25N, R14E, City of Clintonville, Waupaca County, Wisconsin, more particularly described as follows: Commencing at the SW corner of Lot 40, Floral Acres Subdivision, City of Clintonville, thence N 89 degrees 56 W, 60.00 feet to the West line of Morning Glory Drive and the point of beginning of the following described parcel, thence along the arc of a curve to the left, having a radius of 1015.00 feet and having a main chord bearing of S 0 degrees 46’ 49” E and a length of 30.01 feet, thence S 88 degrees 26’ W, 339.72 feet to Easterly right of way line of U.S.H “45” and also S.T.H. “22”, thence N 7 degrees 17’ 30” E along the Easterly right of way line of said U.S.H and S.T.H. 398.90 feet, thence S 82 degrees 40’ E, 291.31 feet to the West line of Morning Glory Drive, thence S 0 degrees 04’ West along the West line of said drive 319.20 feet to the point of beginning. EXCEPTING THEREFROM that pat sold to Schroeder Oil, Inc., by Quit Claim Deed recorded October 1, 1998 in Volume 916 of Records on page 195 as Document No. 582378. Together with right of access as contained in Document No. 582379.

Tax I.D.:  30-26-43-2 and 30-26-42-7

LEGAL DESCRIPTION

Lots Thirteen (13), Fourteen (14), Fifteen (15), Sixteen (16), Seventeen (17) and Eighteen (18) of Block Sixteen (16) and Lot Six (6) of Block Fifteen (15), all in the Original Town Site of Plentywood, Sheridan County, Montana.

Tax ID.: 391800

LEGAL DESCRIPTION

Being a certain tract or parcel of land as shown on plat recorded in Minor Plat Book 1, page 31, Allen County Clerk’s Office, Scottsville, Kentucky, and further described as follows:

Unless stated otherwise, any monument referred to herein as an iron pin is a set 3/4” iron rebar, 18” in length with red plastic cap stamped “K, Crowe #3375”. All bearings stated herein are referred to in Deed Book 169, page 235.

Beginning at an iron pin set on the South right of way of Old Gallatin Road, said point lies 30 feet from the centerline, also being the Northwest corner of the tract described; thence, with said right of way North 53 degrees 57 minutes 00 seconds East 375.18 feet to an iron pin set on the West property line of the Howard Cline property as recorded in Deed Book 115, page 421; thence leaving said right of way and with the West property line of the Cline property and the West property line of the Jess Taylor property (as recorded in Deed Book 105, page 514), the J. Hugh Beam property (as recorded in Deed Book 150, page 437), and the Paul Foster property (as recorded in Deed Book 123, page 67), South 25 degrees 01 minutes 00 seconds East 565.03 feet to an iron pin set; thence severing the property of Jeffrey Young as recorded in Deed Book 169, page 235, South 64 degrees 59 minutes 00 seconds West 354.00 feet to an iron pin set; thence North 25 degrees 12 minutes 02 seconds West 415.23 feet to an iron pin set at the Southeast corner of the Hinton and King properties, as recorded in Deed Book 107, page 57; thence with said East property line of the Hinton and King properties, North 34 degrees 25 minutes 00 seconds West 79.06 feet to the point of beginning.

Being the same property conveyed to Pamida, Inc., a Delaware corporation, by deed dated the 30th day of December, 1998 of record in Deed Book 198, page 770, in the Office of the Allen County Court Clerk.

Together with non-exclusive easements created by Cross Easement Agreement as disclosed by instrument recorded in Deed Book 198, page 773.

Tax Item No. 5-4-11B-1

LEGAL DESCRIPTION

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 11, TOWNSHIP 13 NORTH, RANGE 5 EAST OF THE THIRD PRINCIPAL MERIDIAN; THENCE NORTH 00 DEGREES 32 MINUTES 29 SECONDS WEST 131.68 FEET ALONG THE EAST LINE OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 11 TO THE TRUE POINT OF BEGINNING; THENCE NORTH 89 DEGREES 41 MINUTES 25 SECONDS WEST 199.71 FEET; THENCE SOUTH 00 DEGREES 40 MINUTES 37 SECONDS EAST 131.28 FEET TO THE SOUTH LINE OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 11; THENCE NORTH 89 DEGREES 34 MINUTES 20 SECONDS WEST 459.03 FEET ALONG SAID SOUTH LINE; THENCE NORTH 00 DEGREES 53 MINUTES 18 SECONDS WEST 333.22 FEET; THENCE SOUTH 89 DEGREES 41 MINUTES 25 SECONDS EAST 460.24 FEET; THENCE SOUTH 00 DEGREES 40 MINUTES 37 SECONDS EAST 152.86 FEET; THENCE SOUTH 89 DEGREES 41 MINUTES 25 SECONDS EAST 199.83 FEET TO THE EAST LINE OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 11; THENCE SOUTH 00 DEGREES 32 MINUTES 29 SECONDS EAST 50.01 FEET ALONG SAID EAST LINE TO THE TRUE POINT OF BEGINNING, SITUATED IN THE CITY OF SULLIVAN, MOULTRIE COUNTY, ILLINOIS.

TOGETHER WITH NON-EXCLUSIVE EASEMENTS AS CREATED BY CROSS-EASEMENT AGREEMENT MADE BY AND BETWEEN PAMIDA, INC., AND MID-ILLINOIS BANK AND TRUST, AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 25, 1978 AND KNOWN AS TRUST NUMBER 113 DATED NOVEMBER 12, 1998 AND RECORDED NOVEMBER 23, 1998 AS DOCUMENT 252942.

TAX PARCEL NUMBER: 08-08-11-205-012

LEGAL DESCRIPTION

A tract of land being part of the North half of Section 8, Township 21 North, Range 7 West, of the Second Principal Meridian, Fountain County, Indiana, and also being part of a tract of land conveyed to Orris H. Wenzel as Trustee of the Orris H. Wenzel Revocable Trust in a Warranty Deed recorded in Deed Record 170, at pages 89-90 on October 29, 1991, in the Fountain County Recorder’s Office, the boundary of which is described as follows:

Commencing at the center of said Section 8, proceed North 89 degrees 36 minutes 44 seconds East along the South line of the Northeast quarter of said Section 8, for a distance of 418.37 feet to an iron pin (said Warranty Deed dimension of 418 feet); thence North 01 degrees 09 minutes 43 seconds West through a found stone, 1603.49 feet to a PK nail on the center line of State Route 28 (said Warranty Deed dimension of 1628 feet, said Warranty Deed also describes the intersection of this line and center line of State Route 28 as being 25 rods 2 links or 413.82 feet East of the West line of the Northwest quarter of Section 8, measures as part of this legal description as 406.79 feet; thence around the arc of a circular curve to the right along said center line, said curve having a radius of 1273.24 feet, a chord length of 33.11 feet, a chord bearing of North 49 degrees 32 minutes 02 seconds West for an arc length of 33.11 feet to a PK nail at a point being 1 1/2 rods West of the last described course, as measured perpendicular to said course; thence South 01 degrees 09 minutes 43 seconds East along said being 1 1/2 rods West of a previously described course with a bearing of North 01 degrees 09 minutes 43 seconds West (said line also being the West line of a 1 1/2 rod wide exception in said Warranty Deed), 137.76 feet to an iron rod; thence South 46 degrees 41 minutes 24 seconds West, 469.36 feet to an iron pin; thence North 43 degrees 18 minutes 36 seconds West, 251.90 feet to an iron pin; thence North 24 degrees 39 minutes 07 seconds East, 21.57 feet to an iron pin; thence around the arc of a circular curve to the left, said curve having a radius of 285.00 feet, a chord length of 134.00 feet, a chord bearing of North 11 degrees 03 minutes 20 seconds East for an arc length of 135.26 feet to an iron pin; thence North 02 degrees 32 minutes 27 seconds West, 55.75 feet to an iron pin; thence North 86 degrees 33 minutes 20 seconds East, 75.32 feet to an iron pin; thence North 48 degrees 49 minutes 32 seconds East, 285.79 feet to an iron pin; thence North 41 degrees 10 minutes 28 seconds West, 16.98 feet to an iron pin; thence North 48 degrees 49 minutes 32 seconds East, 50.00 feet to a PK nail on said center line of State Route 28; thence North 41 degrees 10 minutes 28 seconds East along said center line, 65.38 feet to a PK nail; thence around the arc of a circular curve to the left along said center line, said curve having a radius of 1273.24 feet, a chord length of 169.06 feet, a chord bearing of South 44 degrees 58 minutes 56 seconds East for an arc length of 169.18 feet to the PK nail at the True Point of Beginning.

Together with the non-exclusive easements created by that certain Cross-Easement Agreement, recorded as Instrument No. 1998-09802, in Miscellaneous Records 96, Page 324.

Tax I.D. (014-00291-01)

LEGAL DESCRIPTION

The West 520.32 feet of the East 580.32 feet of Lots “F”, “G” and “H” of the Subdivision of Lot 2 of the East Half (E 1/2) of the Southeast Quarter (SE 1/4) of Section 13, Township 18 North, Range 5 East of the Third Principal Meridian, Piatt County, Illinois, EXCEPT the South 25.00 feet of even width of said Lot “H”, also described as beginning at the point of intersection of the North line of said Lot “F” and the West Right-of-way line of Illinois Route 105 (South Market Street), running thence North 89 degrees 42 minutes 00 seconds West for 520.32 feet, thence South 00 degrees 00 minutes 00 seconds for 305.00 feet; thence North 89 degrees 42 minutes 00 seconds East 520.32 feet to a point on the said West right-of-way line; thence North 00 degrees 00 minutes 00 seconds East for 305.00 feet to the point of beginning.

Tax Parcel Number: 74-05-13-18-005-030-03

LEGAL DESCRIPTION

The land referred to is situated in the County of Parke, State of Indiana, is described as follows:

TRACT A

Commencing at the Northeast corner of Section 1, Township 15 North, Range 8 West, thence along the North line of said Section North 89 degrees 06 minutes 33 seconds West (Basis of Bearings, Indiana State Plane Coordinate System-West Zone) 29.00 feet to an iron rod on the West right of way line of the State Highway 41 (said right of way line being 25 feet West of the centerline of said Highway); thence, along said right of way, South 00 degrees 35 minutes 13 seconds West 1028.75 feet to the Northeast corner of a tract of land conveyed to Pamida, Inc. by Co-Personal Representatives Deed recorded in Vol. 198, page 507 in the Office of the Recorder of Parke County, Indiana, thence along the North line of said Pamida Tract, North 88 degrees 55 minutes 56 seconds West 14.37 feet to a capped iron (rod referred to herein describes a 5/8 inch iron rebar with a plastic identification cap stamped “Land Sciences”, “S0232”) thence, South 00 degrees 35 minutes 46 seconds West 5.12 feet to a capped iron rod; thence, South 03 degrees 43 minutes 08 seconds West 84.97 feet to the Point of Beginning; thence South 03 degrees 43 minutes 08 seconds West 70.06 feet to a capped iron rod; thence parallel with the North line of said Pamida Tract North 88 degrees 55 minutes 56 seconds West 304.22 feet to a capped iron rod thence parallel with the East line of said Section, South 00 degrees 35 minutes 13 seconds West 190.01 feet to the South line of said Pamida Tract marked by a capped iron rod; thence along said South line, North 88 degrees 55 minutes 56 seconds West 294.94 feet to the West line of said Pamida Tract marked by a capped iron rod; thence, along said West line, North 00 degrees 35 minutes 13 seconds East 350.00 feet to the North line of said Pamida Tract marked by a capped iron rod; thence, along said North line, South 88 degrees 55 minutes 56 seconds East 447.63 feet to a capped iron rod; thence parallel with the East line of said Section, South 00 degrees 35 minutes 13 seconds West 90.00 feet to a capped iron rod; thence, parallel with the North line of said Pamida Tract, South 88 degrees 55 minutes 56 seconds East 155.36 feet to the Point of Beginning.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 8, 2006 as Inst. No. 20060344 in Book 98, page 303.

Tax Parcel No.: Part of 001-00582-01

LEGAL DESCRIPTION

Lot 1, Block 1, Erickson Addition to the City of Vermillion, Clay County, South Dakota.

Tax I.D.:  15295-0010-010-00

LEGAL DESCRIPTION

That portion of Lots 1, 2 and 3 in Block 11 of Comstock’s Addition to the City of Sturgis, Meade County, South Dakota, lying North of Lot H1 (commonly referred to as Lazelle Street); INCLUDING the West Half of the vacated 12th Street abutting and adjoining said Lot 1; BUT EXCEPTING therefrom Lot H2, as shows on the plat filed in Plat Book 18, Page 115.

-AND-

Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 in Block 10 of Comstock’s Addition to the City of Sturgis, Meade County, South Dakota; INCLUDING the West Half of the vacated 11th Street abutting and adjoining said Lot 1; AND INCLUDING the East Half of the vacated 12th Street abutting and adjoining said Lot 12; BUT EXCEPTING therefrom Lot H2, as shown on the plat filed in Plat Book 18, Page 115,

-AND-

That portion of Lots 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23 and 24 in Block 10 of Comstock’s Addition to the City of Sturgis, Meade County, South Dakota, lying North of Lot H1 (commonly referred to as Lazelle Street); INCLUDING the west half of the vacated 11th Street abutting and adjoining said Lot 24; AND INCLUDING the vacated alley of Block 10 and the vacated alley running through 11th Street; BUT EXCEPTING therefrom Lots H2 and H3, as shown on the plat filed in Plat Book 18, Page 115.

-AND-

The east half of the vacated 11th Street abutting and adjoining Lot 13 in Block 9 of Comstock’s Addition to the City of Sturgis, Meade County, South Dakota, which reverted pursuant to Resolution recorded April 5, 1984 in Book 393, Pages 183-185.

-AND-

Lots 10, 11 and 12 in Block 9 of Comstock’s Addition to the City of Sturgis, Meade County, South Dakota, INCLUDING the east half of the vacated 11th Street abutting and adjoining said Lot 12.

Tax I.D.:  01-55-09-10

LEGAL DESCRIPTION

T. 55 N., R. 99 W. 6th P.M., Park County, Wyoming

A tract of land within Farm Unit “E”, according to the Farm Unit Plat, being Tract 2 of Lot 63, according to the Government Resurvey and being more particularly described as follows:

Beginning at a point on the south line of Tract 2, which point is located 299.46 feet S.67°34’W. from the southeast corner of Tract 2; thence S.67°34’W., along the south line of Tract 2 for a distance of 300 feet; thence N.0°08’E., parallel to the east line of Tract 2 for a distance of 702.83 feet; thence S.89°51’E., parallel to the north line of Tract 2 for a distance of 277.0 feet, more or less, to a point located 276.5 feet west of the east line of Tract 2; thence S.0°08’W., parallel to the east line of Tract 2 for a distance of 587.62 feet more or less to the Point of Beginning.

Excepting therefrom that portion conveyed to The Transportation Commission of Wyoming in Quitclaim Deed recorded March 27, 2002 as Document No. 2002-2332.

Tax I.D.:  02559906302004

LEGAL DESCRIPTION

Parcel I:

Situated in the County of Highland, in the State of Ohio and in the City of Greenfield:

Being a part of V.M.S. Nos. 647 and 650, and being further bounded and described as follows:

Commencing at a p.k. nail (set) in the centerline of State Route 28 also referred to as Jefferson Street, said p.k. nail being the Northeasterly corner of a 3.235 acre tract as conveyed to Zavakos Enterprises, Inc. (D.B. 334, Page 605) and the Northwesterly corner of a 3.932 acre tract as conveyed to National Church Residences of Greenfield, Inc. (D.B. 322, Page 301); thence with the Easterly line of Zavakos Enterprises, Inc. and the Westerly line of National Church Residences of Greenfield, Inc. S. 11 deg. 19’ 12” E., passing a 5/8” iron pin (set) at 30.00 ft., a total distance of 480.49 ft. to a 5/8” iron pin (set) marking the true point of beginning of the tract of land herein described; thence continuing with the Westerly line of National Church Residences of Greenfield, Inc. S. 11 deg. 54’ 20” E., a distance of 112.59 ft. to a 5/8” iron pin (set); thence with a new division line S. 86 deg. 31’ 12” W. a distance of 525.02 ft. to a 5/8” iron pin (set); thence with another new division line N. 11 deg. 13’ 14” W., a distance f 287.46 ft. to a 1” flat iron rod (found), said iron rod being the Southwesterly corner of the 1.359 acre tract as conveyed to Zavakos Enterprises, Inc. (D.B. 334, Page 609); thence with the Southerly line of Zavakos Enterprises, Inc. S. 63 deg. 58’ 23” E., a distance of 116.48 ft. to a 1 1/4” iron pipe (found); thence with the Southerly line of Zavakos Enterprises, Inc. S. 74 deg. 40’ 49” E., passing the Southeasterly corner to said 1.359 acre tract and continuing with the Southerly line of a 3.235 acre tract also as conveyed to Zavakos Enterprises, Inc. (D.B. 334, Page 605) a total distance of 312.01 ft. to a 1/2” iron pin (found); thence also with the line of Zavakos Enterprises, Inc. S. 87 deg. 34’ 49” E., a distance of 151.30 ft. to the true point of beginning, containing 2.104 acres of land.

The above description is subject to an easement 20 feet in width over the Southerly portion of the above described 2.104-acre tract and being bounded and described as follows:

Beginning at a 5/8” iron pin (set) in the Westerly line of a 3.932 acre tract as conveyed to National Church Residences of Greenfield, Inc. (D.B. 322, page 301) and being the Southeasterly corner of the above described 2.104 acre tract; thence with the Southerly line of the above describe 2.104 acre tract S. 86 deg. 31’ 12” W., a distance of 525.02 ft. to a 5/8” iron pin (set); thence with the Westerly line of the above described 2.104 acres tract N. 11 deg. 13’ 14” W. a distance of 20.18 ft.; thence with the Northerly line of the herein easement N. 86 deg. 31’ 12” E., a distance of 524.78 to a point in the Westerly line of the 3.932 acre tract as conveyed to National Church Residences of Greenfield, Inc. (D.B. 322, page 302); thence with the Westerly line of National Church Residences of Greenfield, Inc. S. 11 deg. 54’ 20” E., a distance of 20.22 ft. to the beginning, containing 0.241 acres within said easement.

Bearings are based upon the record bearing (S. 74 deg. 56’ 00” W.) of the Southerly margin of Jefferson Street according to Wilson Subdivision as found in Plat Book 03, Page 02 (Envelope 52-B).

The above description is a part of the original 6 acres, 136 poles “Second Tract” as conveyed to B & I Developers and recorded in Official Record Volume 134, page 851 of the Highland County Recorder’s Office.

Land surveyed in July and October, 1995, under the direction of Thomas E. Purtell, Registered Professional Surveyor No. 6519, the survey plat of which is referred to as Drawing No. S95-340 on file in the office of McCarty Associates, Hillsboro, Ohio.

SAVE AND EXCEPT THE FOLLOWING:

Situated in the City of Greenfield, County of Highland, State of Ohio, being a part of V.M.S. Nos. 647 and 650, and being further bounded and described as follows:

Commencing at a P.K. nail (set) in the centerline of Jefferson Street (State Route 28), said P.K. nail being the Northwesterly corner of a 3.235 acres tract as conveyed to Pamida, Inc. (O.R. 288, Page 293);

Thence with the Westerly line of Pamida, Inc. S. 11 deg. 24’ 05” E, passing a 5/8” iron pin (set) at 30.00 ft. a total distance of 362.14 ft. to a 5/8” iron pin (set), said iron pin marking the true point of beginning of the tract of land herein described;

Thence with a new division line S. 11 deg. 24’ 05” E, a distance of 50.36 ft. to a 5/8” iron pin (set);

Thence with another new division line S. 78 deg. 46’ 46” W, a distance of 192.81 ft. to a 5/8” iron pin (set), said iron pin being the Easterly line of an original 7 acre, 113 poles “First Tract” as conveyed to Charles William Buck, et ux (O.R. 267, Page 225);

Thence with Buck’s Easterly line N. 11 deg. 13’ 14” W, a total distance of 170.77 ft. to a 1” flat iron rod (found), said flat iron being a corner to a 1.359 acre “Parcel One” as conveyed to Susan E. Beechler (O.R. 259, Page 866 and O.R. 280, Page 129);

Thence with Beechler’s Southerly line S. 63 deg. 58’ 23” E. a distance of 116.48 ft. to a 1/4” iron pipe (found);

Thence continuing with Beechler’s Southerly line S. 74 deg. 40’ 49” E., a distance of 111.70 ft. to the true point of beginning containing 0.461 acres of land.

Bearings are based upon the record bearing (S. 74 deg. 56’ 00” W) of the Southerly margin of Jefferson Street according to Wilson Subdivision as found in Plat Book 03, Page 02 (Env. 52-B).

The above description is a part of the 2.104 acres tract as conveyed to Pamida, Inc. and recorded in Official Record 288, Page 295 of the Highland County Recorder’s Office.

Land surveyed in October 1999, under the direction of Eric N. Lutz, Registered Professional Surveyor No. 7232, the survey plat of which is referred to as Drawing No. S99-304 on file in the office of McCarty Associates, Hillsboro, Ohio.

This conveyance is a transfer between adjoining lot owners made in connection with Section 711.001 Sub-section B (1) of the Ohio Revised Code and does not create an additional building site or violate any zoning regulations or other public regulation in the parcel hereby conveyed or the balance of the parcel retained by the Grantor herein.

The parcel hereby conveyed may not hereafter be conveyed separately by the Grantees nor any structure erected thereon without the prior approval of the authority having approving jurisdiction of plats.

ALSO, SAVE AND EXCEPT THE FOLLOWING:

Situated in the City of Greenfield, County of Highland, State of Ohio, being a part of V.M.S. No. 650, and being further bounded and described as follows:

Commencing at a P.K. nail (set) in the centerline of State Route 28 also referred to as Jefferson Street, said P.K. nail being the Northeasterly corner of a 3.235 acres tract as conveyed to Pamida, Inc. (O.R.

288, Page 293) and the Northwesterly corner of a 3.932 acres tract as conveyed to National Church Residences of Greenfield, Inc. (D.B. 322, page 301);

Thence with the Easterly line of Pamida, Inc. and the Westerly line of National Church Residences of Greenfield, Inc. S. 11 deg. 19’ 12” E, passing a 5/8” iron pin (set) at 30.00 ft. a total distance of 480.49 ft. to a 5/8” iron pin (set), said iron pin being a corner to the original 2.104 acres tract as conveyed to Pamida, Inc. (O.R. 288, Page 295);

Thence continuing with the Easterly line of Pamida, Inc. and the Westerly line of National Church Residences of Greenfield, Inc. S. 11 deg. 54’ 20” E, a distance of 112.59 ft. to a 5/8” iron pin (set) from which a 5/8” iron pin (found) as set by James R. Cottrill, P.S. 6858 bears N 24 deg. 54’ 20” W, a distance of 0.48 ft., said iron pin (set) being a corner to the remaining lands of an original 6 acre, 136 poles “ Second Tract” as conveyed to Charles William Buck, et ux (O.R. 267, Page 225);

Thence with Buck’s line S. 86 deg. 31’ 12” W, a distance of 329.98 ft. to a 5/8” iron pin (set), said iron pin marking the true point of beginning of the tract of land herein described;

Thence continuing with Bucks’s line S 86 deg. 31’ 12” W, a distance of 195.04 ft. to a 5/8” iron pin (set) from which a 5/8” iron pin (found) as set by James R. Cottrill, P.s. 6858 bears N 11 deg. 24’ 55”, a distance of 0.13 ft., said iron pin (set) being in the easterly line of an original 7 acre, 113 poles “First Tract” as conveye to Charles William Buk, et ux (O.R. 267, Page 225);

Thence with Buck’s line N 11 deg. 13’ 14” W, a distance of 116.69 ft. to a 5/8” iron pin (set), said iron pin being the Southwesterly corner of a 0.461 acre “Parcel Three” as conveyed to Susan E. Beechler (O.R. 331, Page 869);

Thence with Beechler’s line N 78 deg. 46’ 46” E, a distance of 192.81 ft. to a 5/8” iron pin (set);

Thence with a new division line S 11 deg. 24’ 05” E, a distance of 142.96 ft. to the true point of beginning, containing 0.575 acres of land.

Bearings are base upon the record bearing (S74 deg. 56’ 00” W) of the Southerly margin of Jefferson Street according to Wilson Subdivision as found in Plat Book 3, Page 03 (Envelope 52-B).

The above description is a part of the original 2.104 acre tract as conveyed to Pamida, Inc. and recorded in Official Record 288, Page 295 of the Highland County Recorder’s Office.

Land surveyed in October 1999, and January 2001, under the direction of Eric N. Lutz, Registered Professional Surveyor No. 7232, the survey plat of which is referred to as Drawing no. S99-304C on file in the office of McCarty Associates, Hillsboro, Ohio.

Parcel No. 27-13-000-224.01

Parcel II:

Situated in the County of Highland in the Sate of Ohio and in the City of Greenfield, VMS #647 and #650.

Being bounded and described as follows: Beginning at a spike found in the center of State Route No. 28, said point being the Northwest corner to the tract of which this description is a part, said point also being a corner to a 0.575 acre tract of land owned by Zavakos Belmont, Inc. as recorded in Volume 267, Page 663 of the Highland County Deed Records; thence with the center of State Route No. 28 N. 82 deg 25’ E.

a distance of 191.15 ft. to a spike set at the point of true beginning to the herein described tract; thence continuing with the center of said road N. 82 deg. 25’ E. a distance of 326.62 ft. to a spike (set), said point being a corner to National Church Residences of Greenfield, Inc.; thence leaving said road and running with their line S. 9 deg. 02’ E, crossing a 1/2 inch iron pin found at 30.00 ft a total distance of 480.49 ft. to a 1/2 inch iron pin (found) said point being a corner to Jerry E. Merritt, thence with Merritt’s lines N. 84 deg 51’ 38” W. a distance of 150.03 ft. to a 1/2 inch iron pin (found); thence N. 72 deg. 29’ 51” W. a distance of 203.64 ft. to a 1/2 inch iron pin (found); thence with a new division line N 8 deg. 51’ W. crossing an iron pin set at 331.04 ft. a total distance of 361.0 ft. to the point of true beginning, containing 3.235 acres of land.

This description is part of a 4.591 acre tract of land as conveyed to Zavakos Belmont, Inc. by Deed recorded in Volume 258, page 794 of the Highland County Record of Deeds. This description based on a survey by Charles M. Ryan, Registered Surveyor No. 5383, November 1982.

Parcel No. 27-14-001-138.00

LEGAL DESCRIPTION

PARCEL 1:

LOT 1 IN SHOPKO SUBDIVISION, BEING A RESUBDIVISION OF LOT 1 IN PAMIDA SUBDIVISION OF A PART OF THE SOUTHWEST 1/4 OF SECTION 35, TOWNSHIP 16 NORTH, RANGE 8, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 19, 2005, IN PLAT CABINET 1, SLIDE 82, AS DOCUMENT NO. 245843, IN DOUGLAS COUNTY, ILLINOIS.

PARCEL 2:

EASEMENT FOR THE BENEFIT OF PARCEL 1 FOR SANITARY SEWER AND WATER LINE AS DEPICTED ON THE PLAT OF SHOPKO SUBDIVISION RECORDED OCTOBER 19, 2005, IN PLAT CABINET 1, SLIDE 82, AS DOCUMENT NO. 245843.

PARCEL 3:

NON-EXCLUSIVE EASEMENTS FOR THE BENEFIT OF PARCEL 1 AS SET FORTH AND DEFINED IN DECLARATION AND AGREEMENT REGARDING EASEMENTS AND RESTRICTIONS MADE BY AND BETWEEN SHIRLEY OIL AND SUPPLY COMPANY AND DIXIE HOLDINGS-TUSCOLA, INC., DATED NOVEMBER 29, 1999 AND RECORDED DECEMBER 27, 1999 IN BOOK 547, PAGE 315 AS DOCUMENT 219597.

Tax Parcel Number: 09-02-35-300-032

LEGAL DESCRIPTION

Tract 1:

The South 131.25 feet of Lot Two (2), the West 100.00 feet of Lot Three (3) and the South 342.45 feet of Lot Four (4), except the West 8.60 feet of said Lot 4, Commercial Addition to the City of Osceola recorded February 25, 1971 in book 42 at page 111, Clarke County, Iowa.

Tract 2:

The East 150 feet of Lot 3 in Commercial Addition to the City of Osceola recorded February 25, 1971 in book 42 at page 111, Clarke County, Iowa.

Together with the non-exclusive easements created by Easements recorded January 17, 1978 in book 52 at pages 187, 190, 194 and 198.

Tax Parcel Numbers: 00138 & 00139

LEGAL DESCRIPTION

Parcel 1:

That part of the tract of land conveyed in Book 137 of Deeds, Page 928, from the Fraternal Order of Eagles Aerie #870 to Pamida, Inc. on the 23rd day of May, 1978 and that part of the tract of land conveyed in Book 137 of Deeds, Page 907, from Wilbeth, Inc. to Pamida, Inc. on the 19th day of May, 1978, lying Westerly of the following described line:

Commencing at the Southeast corner of the tract conveyed in Book 137 of Deeds, Page 928; thence Westerly along the Northerly right of way line of State Highway No. 34, a distance of 116.08 feet to the point of beginning of the line to be described; thence Northerly along a line parallel with the East line of Section 24, Township 140 North, Range 35 West a distance of 113.41 feet; thence Easterly at right angles to the last described line, a distance of 27.00 feet; thence Northerly along a line parallel with said East section line, a distance of 400.00 feet to the North line of the tract of land conveyed in Book 137 of Deeds, Page 928 and there said line terminates, Hubbard County, Minnesota.

LESS AND EXCEPT that parcel conveyed to the State of Minnesota as described in Conservator’s Deed recorded in Book 170 of Deeds on Page 836 as Document No. 209659.

Parcel 2:

The North 190.3 feet of the following described parcel located in Hubbard County, Minnesota;

That part of the tract of land conveyed in Book 137 of Deeds, page 928, from the Fraternal Order of Eagles Aerie #870 to Pamida, Inc. on the 23rd day of May 1978 lying Easterly of the following described line:

Commencing at the Southeast corner of the tract conveyed in Book 137 of Deeds, Page 928; thence Westerly along the Northerly right of way line of State Highway No. 34, a distance of 116.08 feet to the point of beginning of the line to be described; thence Northerly along a line parallel with the East line of Section 24, Township 140 North, Range 35 West a distance of 113.41 feet; thence Easterly at right angles to the last described line, a distance of 27.00 feet; thence Northerly along a line parallel with said East section line, a distance of 400.00 feet to the North line of the tract of land conveyed in Book 137 of Deeds, Page 928 and there said line terminates.

Parcel 3:

That part of the tract of land conveyed in Book 137 of Deeds, Page 928, from the Fraternal Order of Eagles Aerie #870 to Pamida, Inc. on the 23rd day of May, 1978 lying Easterly of the following described line:

Commencing at the Southeast corner of the tract conveyed in Book 137 of Deeds, page 928; thence

Westerly along the Northerly right of way line of State Highway No. 34, a distance of 116.08 feet to the point of beginning of the line to be described; thence Northerly along a line parallel with the East line of Section 24, Township 140 North, Range 35 West a distance of 113.41 feet; thence Easterly at right angles to the last described line, a distance of 27.00 feet; thence Northerly along a line parallel with said East section line, a distance of 400.00 feet to the North line of the tract of land conveyed in Book 137 of Deeds, Page 928 and there said line terminates, Hubbard County, Minnesota.

LESS AND EXCEPT the North 190.3 feet thereof.

LESS AND EXCEPT that parcel conveyed to the State of Minnesota as described in Quitclaim Deed recorded in Book 170 of Deeds on Page 837 as Document No. 209660.

Tax I.D # (R32-24-05600)

Tax I.D # (R32-24-05610)

LEGAL DESCRIPTION

The land referred to is situated in the State of Missouri, County of Gentry and is described as follows:

Tract 1:	Lot One (1), Block Six (6), City of Albany, Gentry County, Missouri,

Tract 2:	The North 22 feet of Lot Two (2), Block Six (6), City of Albany, Missouri,

Tract 3:

A part of Lot Two (2), Block Six (6), City of Albany, Missouri, described as beginning at a point 22 feet South of the Northeast corner of Lot Two (2), thence West 93 feet, thence South 22 feet, thence East 93 feet, thence North 22 feet to the place of beginning.

Tract 4:	Lot Five (5), Block Six (6), City of Albany, Gentry County, Missouri.

Tract 5:	The East 45 feet of Lot Six (6), Block Six (6), City of Albany, Gentry County, Missouri.

Tract 6:

Beginning at a point 44 feet South of the Northwest corner of Lot Two (2), Block Six (6) of the original City of Albany, Missouri, thence North along the East side of the platted alley to the Northwest corner of Lot Three (3) of said Block Six (6), thence West 12 feet to the Northeast corner of Lot Six (6) of said Block Six (6), thence South along the West side of the platted alley to a point 44 feet South of the Northeast corner of Lot Five (5) of said Block Six (6), being a point due West of the place of beginning, thence East to beginning, including all of the platted alley lying North of a line beginning 44 feet South of the Northeast corner of Lot Five (5) and extending East across said alley to a point 44 feet South of the Northwest corner of Lot Two (2) all in Block Six (6) of the original City of Albany, Gentry County, Missouri.

Tax ID No. 07-06-24-04-01-75

LEGAL DESCRIPTION

Commencing at the East Quarter corner of the Section 15, Township 63 North, Range 28 West, Harrison County, Missouri; thence along Quarter section line, North 89 degrees 31 minutes 09 seconds West 44.89 feet to the Westerly right-of-way of Highway 136 and the point of beginning; thence along said right-of-way South 00 degrees 21 minutes 25 seconds West 85.0 feet; thence along a line 85 feet South of and parallel to said Quarter section line, North 89 degrees 31 minutes 09 seconds West 342.18 feet; thence along the East line of Grand View Heights Addition, North 00 degrees 08 minutes 32 seconds West 451.09 feet to the Northeast corner of Lot One (1) of said Addition; thence South 88 degrees 27 minutes 00 seconds East 346.19 feet to the Westerly right-of-way of Highway 136; thence along said right-of-way South 00 degrees 21 minutes 25 seconds West 359.60 feet to the point of beginning.

Tax I.D.:  19-5.1-15-1-21-1

LEGAL DESCRIPTION

All of Lots One (1) and Two (2) in Block Four (4) West and One (1) South, the North half (N 1/2) of Lots Three (3) and Four (4) in Block Four (4) West and One (1) South, and, the East half (E 1/2) of the South half (S 1/2) of Lot Three (3) in Block Four (4) West and One (1) South, all in the City of Gallatin, Daviess County, Missouri, this last tract is also described as beginning at the Southeast corner of said Lot Three (3), thence North 65 feet, thence West 30 feet, thence South 65 feet, thence East 30 feet to the place of beginning.

Tax I.D.:  15-4.2-20-2-07-01

LEGAL DESCRIPTION

The land referred to is situated in the State of Missouri, County of Scotland and is described as follows:

A tract of land lying in part of Lot 1 of the Southwest Quarter of Fractional Section 7, Township 65, Range 11, and being more fully described as follows, to-wit: from the Southwest corner of Lot 1 of the Southwest Quarter of said Fractional Section 7 run South 89° 41’ 48” East along the South line of said Fractional Section 7 a distance of 540 feet to the Southwest corner of Missouri State Highway Department Property as recorded in Book 212 at Page 351, thence North 00° 25’ 41” West along the West line of said Highway Department Property 223.3 feet to the Northwest corner of said Highway Department Property and the true point of beginning, thence continue North 00° 25’ 41” West 316.11 feet, thence South 89° 25’ East and parallel with the South line of U.S. Highway No. 136 a distance of 500.00 feet, thence North 00° 22’ 31” East 180.00 feet to the South line of U.S. Highway No. 136, thence South 89° 25’ East along said South line 178.56 feet, thence South 44° 29’ 22” East along said South line 106.43 feet to the West line of Missouri State Route M, thence South 00° 18’ 41” West along said West line 417.22 feet to the North line of said Missouri State Highway Department Property, thence North 89° 41’ 52” West along the North line of said Highway Department Property 749.67 feet to the true point of beginning. Except a tract of land lying in part of Lot 1 of the Southwest Quarter of Fractional Section 7, Township 65, Range 11, Scotland County, Missouri, and being more fully described as follows, to-wit: from the Southwest corner of Lot 1 of the Southwest Quarter of said Fractional Section 7; thence South 89° 41’ and 48” East along the South line of said Fractional Section 7 a distance of 540 feet to the Southwest corner of Missouri State Highway Department property as recorded in Book 212 at Page 351; thence North 00° 25’ and 41” West along the West line of said Highway Department property 223.3 feet to the Northwest corner of said Highway Department property; thence South 89° 41’ and 52” East along the North line of said Highway Department Property 749.67 feet to the West right-of-way of Missouri State Route “M”, thence North 00° 18’ and 41” East along said West right-of-way 293.10 feet; thence North 89° 41’ and 19” West 10.00 feet to the Southeast corner of a proposed building and the true point of beginning of the herein described tract of land; thence continue North 89° 41’ and 19” West 100.33 feet, thence North 00° 18’ and 41” East 40.00 feet; thence North 89° 41’ and 19” West 10.00 feet; thence North 00° 18’ and 41” East 40.00 feet; thence South 89° 41’ and 19” East 10.00 feet; thence North 00° 18’ and 41” East 40.00 feet; thence South 89° 41’ and 19” East 65.33 feet; thence North 00° 18’ and 41” East 10.00 feet; thence South 89° 41’ and 19” East 20.00 feet; thence South 00° 18’ and 41” West 10.00 feet; thence South 89° 41’ and 19” East 15.00 feet; thence South 00° 18’ and 41” West 120.00 feet to the true point of beginning.

Also excepting, a tract of land lying in part of Lot 1 of the Southwest corner of Fractional 7, Township 65, Range 11 and being more fully described as follows, to-wit: from the Southwest corner of Lot 1 of the Southwest Quarter of said Fractional Section 7, run South 89° 41’ 48” East along the South line of said Fractional Section 7 a distance of 540 feet to the Southwest corner of Missouri State Highway Department property as recorded in Book 212 at Page 351 of the Scotland County Deed Records, thence North 00° 25’ 41” West along the West line of said Highway

Department property 223.3 feet to the Southwest corner of said Missouri Highway Department property; thence North 00° 25’ 41” West a distance of 47.39 feet to true point of beginning of the description herein, thence North 00° 25’ 41” West a distance of 208.72 feet; thence South 89° 25’ East a distance of 208.72 feet; thence South 00° 25’ 41” East a distance of 208.72 feet; thence North 89° 25’ West a distance of 208.72 feet; thence North 89° 25’ West a distance of 208.72 feet to the point of beginning.

Also excepting, a tract of land situated in part of Lot 1 of the Southwest Quarter of Fractional Section 7, Township 65 North, Range 11 West, Scotland County, Missouri and being more particularly described as follows:

Commencing at the Southwest corner of Lot 1 of the Southwest Quarter of said Fractional Section 7; thence along the Section line, South 89°41’42” East, a distance of 540.00 feet to the Southwest corner of Missouri State Highway Department property as recorded in Book 212 at Page 351 of the Scotland County records; thence leaving the last described line, North 0°25’41” West, a distance of 223.30 feet to the Northwest corner of said Highway Department property, said point being the POINT OF BEGINNING of the description herein; TO WIT: thence continuing North along said line, a distance of 47.39 feet; thence South 89°25’00” East, a distance of 208.72 feet; thence North 0°25’41” West, a distance of 208.72 feet; thence North 89°25’00” West, a distance of 208.72 feet; thence North 0°25’41” West, a distance of 60.00 feet; thence South 89°25’00” East, a distance of 380.00 feet; thence South 0°22’51” West, a distance of 164.29 feet; thence South 89°25’00” East, a distance of 84.34 feet; thence South 0°22’51” West, a distance of 149.51 feet; thence North 89°41’52” West, a distance of 459.88 feet to the point of beginning; said described tract containing 2.0 acres, more or less. Subject to any and all easements of record.

Parcel #2-10-03.2-07-04.2-05-01.000

LEGAL DESCRIPTION

Lots 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15 and 16 in Cross Centre Addition to the City of Burlington, Coffey County, Kansas.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded immediately prior hereto.

Tax ID No. 07707

LEGAL DESCRIPTION

The South 450 feet of the East 633 feet of the Southeast 1/4 of the Southwest 1/4 of Section 36, Township 92 North, Range 25 West of the Fifth Principal Meridian, Wright County, Iowa, Except the East 333 feet thereof.

Together with non-exclusive easement rights created by Easement Agreement recorded June 20, 1991 in book L at page 92.

Tax Parcel Number: 472-01-43-03-05-0000

LEGAL DESCRIPTION

Lots One Hundred Forty-five (145) and One Hundred Forty-six (146) in the Original Plat of the Town of Mount Ayr, Ringgold County, Iowa.

Together with a the non-exclusive easement created by Agreement for Easement made by and between P.M. Places Stores Company, and the City of Mt. Ayr recorded April 21, 1995 in book 259 at page 179.

Tax Parcel Number: 0063742

LEGAL DESCRIPTION

Lot 1, Pamida F Street, an Addition to the City of Omaha, Douglas County, Nebraska.

TAX I.D.:  3537-2020-19-62-6600

EXHIBIT A-4

INTENTIONALLY DELETED

A-4-1

EXHIBIT B

LIMITED RENT DETERMINATION/ADJUSTMENT FORMULA

1.             Determination relating to Assignment or Subleasing.

Tenant has a limited collective ability to assign and sublease a portion of the aggregate square footage of real estate subject to the Lease. For square footage that is either sublet with a corresponding non-disturbance agreement or which is assigned in accordance with Article 12, Tenant will seek to obtain initial rents at market rates, but in no event less than a determined minimum (“Determined Minimum”). The Determined Minimum rents for individual Property Locations shall be computed by multiplying (a) a fraction (the “Quotient”), the numerator of which will be the allocated loan amount assigned to the particular Property Location as set forth in a loan agreement between Landlord and Landlord’s Mortgagee and the denominator of which will be the Total Loan Amount, by (b) the current Base Rent payment.

2.             Adjustments relating to Casualty or Condemnation.

Upon (a) a Casualty Event which results in the removal of a Property Location in accordance with Article 14 of this Lease, or (b) a Condemnation which results in the removal of a taken Property Location in accordance with Article 15 of this Lease, the Base Rent hereunder shall be reduced by the product resulting from multiplying (i) the Quotient (defined above), by (ii) the current Base Rent payment.

As applicable to Sections 1 and 2 of this Exhibit B, the “Total Loan Amount” shall mean the combined sum of all of the allocated loan amounts assigned to all of the Property Locations under this Lease as set forth in the loan agreement as obtained or modified by Landlord’s existing or future Mortgagees from time to time (the “Allocated Loan Amounts”). The Allocated Loan Amounts shall be subject to change after the Effective Date upon sixty (60) days prior written notice to Tenant if Landlord refinances or modifies the loan secured by the Premises with an unaffiliated third party Mortgagee (with such refinancing or modification not to occur more than once every three (3) years); such Allocated Loan Amounts may change based solely on a change in the fair market value of the Property Locations established by new appraisals to the extent such Mortgagee requires new appraisals to determine the then-current Allocated Loan Amount. If such Allocated Loan Amounts change, Landlord shall promptly notify Tenant of the revised Allocated Loan Amounts. If no new Allocated Loan Amounts are required by any new Mortgagees, Landlord and Tenant shall rely on the Allocated Loan Amounts in effect as of the Effective Date.

B-1

EXHIBIT C

FORM OF ESTOPPEL LETTER

TO:

Re:          Leasehold interest in property located at                                              (the “Property”) pursuant to a Lease dated                                      (the “Lease”) between                                                  (“Landlord”) and                          (“Tenant”)

Ladies and Gentlemen:

The following statements are made for your benefit and the benefit of your Mortgagees, successors, and assigns (the “Beneficiaries”). The undersigned hereby certifies to the Beneficiaries that the following statements are true, correct and complete as of the date hereof:

1.             The Lease is unmodified and is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Property.

2.             Tenant began paying rent under the Lease on                                     . Tenant is currently paying $                       per month as rent and $                       for other charges under the Lease.

3.             Neither Landlord nor Tenant is in default under the Lease. To the knowledge of the undersigned, no event has occurred that with the giving of notice, the passage of time, or both, would constitute a default under the Lease.

4.             The leased premises have been completed in accordance with the terms of the Lease and Tenant is in occupancy, open for business and paying rent on a current basis with no rental offsets or claims.

5.             Tenant has not prepaid rent other than as provided for in the Lease or as stated above.

6.             There are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

7.             The Lease has not been assigned nor has the Property been sublet.

8.             Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease.

9.             The expiration date of the Lease is                                      (the “Expiration Date”). Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date.

C-1

10.           Tenant is currently not a party to any lease or sublease affecting the Property, other than the Lease.

EXECUTED as of the        day of                               .

[	]
By:
Name:
Title:

C-2

EXHIBIT D

FORM OF SUBLEASE NON-DISTURBANCE AGREEMENT

SUBLEASE RECOGNITION AGREEMENT

THIS SUBLEASE RECOGNITION AGREEMENT (“Agreement”), made as of                                             , 20     , by and between                                                                                       , a                                                         (“Landlord”) and                                                                                                                           , a                                                            (“Subtenant”).

R E C I T A L S:

A.            Landlord and                                                (“Tenant”) have entered into a certain lease (the “Lease”) dated as of                                  , 2006, a memorandum of which has been recorded in the Recorder of Deeds Office in and for                                      County,                                   , which demises certain real property (the “Property Location”) located at                                          (the “Property Location”), which Property Location is more particularly described on Exhibit “A” attached hereto and made a part hereof.

B.            Pursuant to a Sublease dated as of                                         , 20       (the “Sublease”), Tenant has leased to Subtenant                                             of the Property Location (the “Subleased Property Location”), and which Subleased Location is more particularly described in the Sublease.

C.            The parties hereto desire to effectuate the provisions of Section 12.03 of the Lease with respect to the Sublease and the Subleased Property Location.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Landlord warrants and represents as follows:

a.             that it is the fee owner of the Property Location;

b.             that the Lease is unmodified (except as may be otherwise set forth in Exhibit B annexed hereto, if any) and is in full force and effect;

c.             that the term of the Lease expires on                                        , but is subject to                    extension periods of              (    ) years each; and

d.             that Tenant is not in default under the Lease nor has any event occurred which would after notice to Tenant and the passage of time become a default of Tenant under the Lease.

2.             Landlord hereby acknowledges receipt of a copy of the Sublease, and agrees the exercise by Subtenant of any of its rights, remedies and options contained therein shall not constitute a default under the Lease.

3.             Landlord shall not, in the exercise of any of the rights arising or which may arise out of the Lease or of any instrument modifying or amending the same or entered into in substitution or replacement thereof (whether as a result of Tenant’s default or otherwise), disturb or deprive Subtenant in or of its possession or its rights to possession of the Subleased Property Location or of any right or privilege granted to or inuring to the benefit of Subtenant under the Sublease, provided that Subtenant is not in default under the Sublease beyond the expiration of any applicable notice and cure period.

4.             In the event of the termination of the Lease by reentry, notice, conditional limitation, surrender, summary proceeding or other action or proceeding, or otherwise, or, if the Lease shall terminate or expire for any reason before any of the dates provided in the Sublease for the termination of the initial or renewal terms of the Sublease and if immediately prior to such surrender, termination or expiration the Sublease shall be in full force and effect, Subtenant shall not be made a party in any removal or eviction action or proceeding nor shall Subtenant be evicted or removed of its possession or its right of possession of the Subleased Property Location be disturbed or in any way interfered with, and the Sublease shall continue in full force and effect as a direct lease between Landlord and Subtenant.

5.             Landlord hereby waives and relinquishes any and all rights or remedies against Subtenant, pursuant to any lien, statutory or otherwise, that it may have against the property, goods or chattels of Subtenant in or on the Subleased Property Location.

6.             Any notices, consents, approvals, submissions, demands or other communications (hereinafter collectively referred to as “Notice”) given under this Agreement shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested. Notice shall be effective upon actual receipt or refusal to accept delivery. For purposes of notice, the addresses of the parties shall, until changed as herein provided, be as follows:

If to the Landlord, at:

Attention:

If to the Subtenant, at:

Attention:

If to the Tenant:

Attention:

with a copy to:

Attention:

7.             No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

8.             This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, assigns and sublessees.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal the date first above written.

WITNESS/ATTEST:

LANDLORD:

, a

By:
Name:
Title:

SUBTENANT:

, a

By:
Name:
Title:

TENANT’S CONSENT

Tenant consents and agrees to the foregoing Agreement, which was entered into at Tenant’s request. The foregoing Agreement shall not alter, waive or diminish any of Tenant’s obligations under the Lease or Sublease. Tenant is not a party to the above Agreement.

TENANT:

, a

By:
Name:
Title:

LIST OF EXHIBITS

If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.

Exhibit “A”            -               Legal Description of the Property Location

LANDLORD’S ACKNOWLEDGMENT

STATE OF	:
: SS
COUNTY OF	:

On this, the      day of                                               , 20      , before me a Notary Public in and for the State and County noted above, the undersigned officer, personally appeared                            , who acknowledged that he/she is the                                                                                          of                                                                                                , a                                                                        , and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[Seal]
Notary Public

My Commission Expires:

, 200

SUBTENANT’S ACKNOWLEDGMENT

STATE OF	:
: SS
COUNTY OF	:

On this, the           day of                                               , 20      , before me a Notary Public in and for the State and County noted above, the undersigned officer, personally appeared                                      , who acknowledged that he/she is                                                          of                                                                                                                      , a                                                                            , and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[Seal]
Notary Public

My Commission Expires:

, 200

EXHIBIT E

FORM OF MORTGAGEE NON-DISTURBANCE AGREEMENT

(Lender)

- and -

(Tenant)

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

Dated:	As of

PREPARED BY AND UPON
RECORDATION RETURN TO:

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the        day of                                               , 2006, by and between                                               , a                                               , having its principal place of business at                                                (together with its successors and/or assigns, “Lender”) and                                               , a                                                having an address at                                                        “Tenant”).

RECITALS:

A.            Lender has advanced a loan to                                     , a                                                                 (“Borrower”) in the principal sum of                                                        DOLLARS ($                                ) (the “Loan”) advanced pursuant to that certain Loan Agreement of even date herewith between Borrower and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Loan Agreement”).

B.            The Loan is secured by, among other things, the Security Instrument (as defined in the Loan Agreement) which grants Lender a first lien on the Properties (as defined in the Loan Agreement) encumbered thereby and is further evidenced by the Note (as defined in the Loan Agreement).

C.            Borrower has entered into a certain Lease Agreement dated as of the date hereof (the “Lease”) with Tenant, which Lease relates to the Properties.

D.            Tenant has agreed to confirm the subordination of the Lease to the Security Instrument and to the liens thereof on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1.             Subordination. The Lease is and shall at all times be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the liens thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2.             Non-Disturbance and Attornment. If Lender or any other subsequent purchaser of the Properties shall become the owner of the Properties by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), provided no event of default exists under the Lease, (a) Purchaser shall not (i) disturb Tenant’s possession of the Properties nor (ii) name Tenant as a party to any foreclosure or other proceeding to enforce the terms of the Security Instrument and (b) any sale or other transfer of the Properties or of Borrower’s interest in the Lease, pursuant to foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument, will be subject and subordinate to Tenant’s possession and rights under the Lease; and (c) the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Properties shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (i) liable for the failure of any prior landlord (any such prior landlord, including Borrower and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Properties; (ii) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Properties;  (iii) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser; (iv) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless such sums are actually received by Purchaser; (v) bound by any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Lender’s written consent; or (vi) any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Borrower and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease. Notwithstanding anything to the contrary contained in this Agreement, in the case of clauses (i) and (ii) herein, the foregoing shall not limit either (1) Tenant’s right to exercise any offsets, defenses, claims, reductions, deductions or abatements otherwise available to Tenant because of events occurring before or after the date of attornment to the extent Lender has received notice thereof and the opportunity to cure within the time periods set forth in this Agreement (it being further agreed that offsets, reductions, deductions or abatements under the Lease that were deducted by Tenant prior to the date upon which Purchaser succeeds to the interest of Prior Landlord shall not be subject to challenge), or (2) Purchaser’s liability for any defaults that continue after the date of attornment that violate Purchaser’s obligations as landlord under the Lease. In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Properties and shall in no event exceed such interest.

3.             Notices. All notices required or permitted hereunder shall be given and become effective as provided in Loan Agreement. Notices to the Tenant shall be addressed as follows:

Attention:
Facsimile No.:

and

Attention:
Facsimile No.:

4.                                      Lender’s Right of Access. Tenant agrees that Lender shall have the rights of access to the Properties for the purpose of curing a default under the Lease as granted to Borrower pursuant to the terms of the Lease and Lender agrees not to disturb the normal business operations of Tenant at such Properties in connection therewith.

5.                                      Notice to Lender. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any offset right or termination right, Tenant agrees that it shall deliver to Lender a copy of any written notice of the breach or default by Borrower giving rise to same (the “Default Notice”), and, thereafter, the opportunity to cure such breach or default as provided for below.

6.                                      Cure. After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Borrower. Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Borrower, except to the extent that Lender agrees or undertakes otherwise in writing. In addition, as to any breach or default by Lender the cure of which requires possession and control of a Property, provided that Lender undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Lender’s cure period shall continue for such additional time (the “Extended Cure Period”) as Lender may reasonably require to either: (a) obtain possession and control of the applicable Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.                                      Proceeds and Awards. Provided that Tenant is not in default under the terms of the Lease (beyond any applicable cure periods), Lender agrees that, notwithstanding any provision hereof to the contrary, the terms of the Lease shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards.

8.                                      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

9.                                      Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of                                               and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of                                               .

10.                               Miscellaneous. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

[INSERT LENDER SIGNATURE BLOCK]

By:
Name:
Title:

[INSERT TENANT SIGNATURE BOCK]

By:
Name:
Title:

THE UNDERSIGNED ACCEPTS AND AGREES TO
THE PROVISIONS HEREOF:

[INSERT LANDLORD SIGNATURE
BLOCK]

By:
Name:
Title:

ACKNOWLEDGEMENTS

(To Be Attached)

EXHIBIT F

FORM OF LANDLORD AGREEMENT

LANDLORD AGREEMENT

Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as defined below) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Agent”) and the parties to the Loan Agreement as lenders (collectively, together with their respective successors and assigns, “Lenders”) have entered or are about to enter into financing arrangements with                              (“Debtor”) pursuant to which Agent has been granted a security interest in all of Debtor’s and certain of its affiliates’ inventory and other personal property (hereinafter “Personal Property”). For purposes of this Agreement, the term “Personal Property” does not include plumbing and electrical fixtures, heating, ventilation and air conditioning, wall and floor coverings, walls or ceilings and other fixtures not constituting trade fixtures. Some of the Personal Property has or may from time to time become affixed to or be located on, wholly or in part, the real property leased by Debtor or its affiliates located at the addresses listed on Exhibit A attached hereto (collectively, the “Premises”).                       (“Landlord”) is the owner or lessor of the Premises. The term “Loan Agreement” as used herein shall mean the Loan and Security Agreement by and among Debtor, certain of its affiliates, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

In order for Agent and Lenders to consider making loans or providing other financial accommodations to Debtor or its affiliates in reliance upon the Personal Property as collateral, the undersigned agree as follows:

1. Landlord waives and relinquishes any landlord’s lien, rights of levy or distraint, claim, security interest or other interest Landlord may now or hereafter have in or with respect to any of the Personal Property, whether for rent or otherwise.

2. Except as otherwise provided in the lease relating to the Premises between Landlord and Debtor as in effect on the date hereof (the “Lease”), the Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real property but shall at all times be considered personal property.

3. Agent, at its option, for itself and for the benefit of Lenders, may enter and use the Premises for the purpose of repossessing, removing, selling or otherwise dealing with any of the Personal Property, and such license shall be irrevocable and shall commence on the date (the “Access Commencement Date”) which is the earlier of (w) five (5) business days following Landlord’s receipt of written notice from Agent that Agent intends to enter the Premises pursuant to the rights granted to Agent hereunder or (x) five (5) business days following Agent’s receipt of written notice from Landlord that the Lease has terminated in accordance with Section 4 hereof, and such license shall expire on the date (the “Access Termination Date”) that is ninety

(90) days after the Access Commencement Date; provided, that, (a) for each day from the Access Commencement Date through the earlier of the Access Termination Date or the date on which Agent notifies Landlord in writing that Agent will not be or will no longer be using the Premises pursuant to the rights granted to it hereunder, Agent shall (i) maintain or cause to be maintained such insurance as is required by the Debtor to be maintained as provided under the Lease, (ii) unless Landlord has otherwise been paid rent in respect of any such period, Agent shall pay the regularly scheduled rent (prorated on a per diem basis to be determined on a thirty (30) day month) without thereby assuming the Lease or incurring any other Obligations of Debtor and, (iii) without duplication of the payments under clause (ii) above, pay or cause to be paid all utilities costs attributable to the Premises in accordance with the terms and provisions of the Lease, without thereby assuming the Lease or incurring any other obligations of Debtor, (b) any damage to the Premises caused by Agent or its representatives will be repaired by Agent at the sole expense of Lenders, (c) Agent agrees to indemnify, defend and hold Landlord harmless from and against any and all damages, losses, claims, judgments, liabilities, costs and expense (including reasonable attorneys’ fees and expenses) resulting or arising from the activities of Agent on the Premises, except for those damages, losses, claims, judgments, liabilities, costs and expense caused by the gross negligence or willful misconduct of Landlord, and (d) Landlord shall be entitled to inspect the Premises and to show the Premises to prospective tenants and purchasers from time to time.

4. Landlord agrees to send notice in writing of any termination of, or default under, or abandonment or surrender under (which constitute a default under the Lease) the Lease to:

Wachovia Bank, National Association, as Agent
Heritage Square II, Suite 1050
5001 LBJ Freeway
Dallas, Texas 75244
Attention:  Portfolio Manager
Telephone No.:  (214) 761-9044
Telecopy No.:  (214) 748-9118

Agent shall have the right, but not the obligation, to cure any default by Debtor under the Lease in the manner and time period provided in the Lease. Any payment made or act done by Agent to cure any such default shall not constitute an assumption of the Lease or any obligations of Debtor. Any notice required to be to Agent hereunder shall be directed to Agent at the address set forth above in this Section 4 or such other address as Agent notifies Landlord in writing.

5. This Agreement may not be changed or terminated orally or by course of conduct. Landlord shall notify any purchaser of the Premises or of its business of this Agreement and its terms. This Agreement is binding upon, and inures to the benefit of, Landlord, Debtor and Agent and their respective successors and assigns.

6. Any notice required to be given to Landlord hereunder shall be directed to Landlord at the address set forth under Landlord’s signature below or such other address as Landlord notifies Agent in writing.

7. Entry by Agent or its agents or representatives upon the Premises shall not be deemed an eviction or a disturbance of Debtor’s use and possession of the Premises or any part thereof, or render Landlord liable to Debtor for damages or abatement of rent or relieve Debtor from the responsibility of performing any of Debtor’s obligations under the Lease, and Debtor shall have no right or claim against Landlord for or by reason of any such entry or inspection or removal or attempted removal of the Personal Property by Agent or its agents or representatives.

8. This Agreement shall be governed by and construed in accordance with the laws of the States where the Premises are located.

Dated this          day of                     , 2006.

[NAME OF LANDLORD]

By:

Name:

Title:

Address:

Agreed:

[NAME OF DEBTOR]

By:

Name:

Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:

Name:

Title:

Exhibit A

Premises

1.

2.

3.

ACKNOWLEDGMENT TO BE MADE BY LANDLORD

(INDIVIDUAL)

STATE OF
ss:
COUNTY OF:

I,                                                                                           , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                                      day of                                     , 2006, personally appeared before me                                                                                                             , the Landlord named in the foregoing Landlord Agreement, to me personally known to be the person who signed said Landlord Agreement, who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged under oath that he signed, executed, sealed and delivered same as his free and voluntary act and deed, for the uses, purposes and considerations therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

(PARTNERSHIP)

STATE OF
ss:
COUNTY OF:

I,                                                                                                                                                                 , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                                                            day of                                              , 2006, personally appeared before me                                                                     and                                                                                                                  , the Landlord named in the foregoing Landlord Agreement, to me personally known to be the person who signed said Landlord Agreement, stated and acknowledged under oath that they are Partners of                                                                                the Partnership named in and which executed the said Landlord Agreement, and that they signed, executed, sealed and delivered same individually and on behalf of the said Partnership, with authority, as their and its free and voluntary act and deed for the uses, purposes and considerations therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

(CORPORATION)

STATE OF
ss:
COUNTY OF:

I,                                                                                                                                   , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                                             day of                                    , 2006, personally appeared before me                                                                                                         (Name of Signer for Landlord) to me personally known to be the person who signed the foregoing Landlord Agreement, and who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged to me under oath that he is                                                          (Title) of                                                                                                   the Corporation named in and which executed the said Landlord Agreement, and that same was signed, sealed, executed and delivered by him in the name of and on behalf of the said Corporation by authority of its Board of Directors and that the execution of said Landlord Agreement was his free and voluntary act and deed in his said capacity and acknowledged to me that said Corporation executed the same as its voluntary and was by him voluntarily executed, on behalf of said Corporation for the uses, purposes and consideration therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

DEBTOR ACKNOWLEDGMENT

(CORPORATION)

STATE OF
ss:
COUNTY OF:

I,                                                                                                                         , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                                                day of                                        , 2006, personally appeared before me                                                                                                     (Name of Signer for Debtor) to me personally known to be the person who signed the foregoing Landlord Agreement, and who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged to me under oath that he is                                                          (Title) of                                                                                                   the Corporation named in and which executed the said Landlord Agreement, and that same was signed, sealed, executed and delivered by him in the name of and on behalf of the said Corporation by authority of its Board of Directors and that the execution of said Landlord Agreement was his free and voluntary act and deed in his said capacity and acknowledged to me that said Corporation executed the same as its voluntary and was by him voluntarily executed, on behalf of said Corporation for the uses, purposes and consideration therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

AGENT ACKNOWLEDGMENT

STATE OF
ss:
COUNTY OF:

I,                                                                                                                      , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this      day of            2006, personally appeared before me                                                                                                         (Name of Signer for Agent) to me personally known to be the person who signed the foregoing Landlord Agreement, and who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged to me under oath that he is                                                          (Title) of Wachovia Bank, National Association, the national association named in and which executed the said Landlord Agreement, and that same was signed, sealed, executed and delivered by him in the name of and on behalf of the said national association by authority of its Board of Directors and that the execution of said Landlord Agreement was his free and voluntary act and deed in his said capacity and acknowledged to me that said national association executed the same as its voluntary and was by him voluntarily executed, on behalf of said national association for the uses, purposes and consideration therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

EXHIBIT G

FORM OF MEMORANDUM OF LEASE

This Instrument Prepared By and Upon

Recordation return to:

Attention:

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (“Memorandum”) made as of the          day of                                       , 2006, by and between                                                                          (“Tenant”), and                                                         , a(n)                                          (“Landlord”).

WITNESSETH:

1.                                       Premises. Landlord and Tenant have entered into a lease (“Lease”) dated                                     , 20      , for that certain real property lying, being and situate in the County of                     , City of                                 , State of                           , more particularly described on EXHIBIT A attached hereto and made a part hereof, together with the buildings and improvements located thereon (the “Premises”).

2.                                       Term and Renewal Options. The Lease has an initial term of fifteen (15) years, subject to extension (at Tenant’s option) as provided therein for two (2) successive additional periods of ten (10) years each.

3.                                       Incorporation of Lease. This Memorandum is for informational purposes only and nothing contained herein shall be deemed to in any way modify or otherwise affect any of the terms and conditions of the Lease, the terms of which are incorporated herein by reference. This instrument is merely a memorandum of the Lease and is subject to all of the terms, provisions and conditions of the Lease. In the event of any inconsistency between the terms of the Lease and this instrument, the terms of the Lease shall prevail.

4.                                       Binding Effect. The rights and obligations set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year first above written.

Witnesses or Attest (as to Landlord):	LANDLORD:

a(n)

By:
Print Name:
Print Title:
	Date:	, 20

Witnesses or Attest (as to Tenant):	TENANT:

a
By:
Print Name:
Print Title:
	Date:	, 20

STATE OF	)
)SS:
COUNTY OF:	)

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                                                                  , whose name as                                                     of                                                  , a                                               , is signed to the foregoing instrument, who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said                                .

Given under my hand and official seal this       day of                                          , 20

Notary Public
State of
My Commission expires:

STATE OF	)
) SS:
COUNTY OF:	)

I HEREBY CERTIFY that on this day before me, an officer duly authorized in the state and county named above to take acknowledgments, personally appeared                                                      as                                                    of                                                   , a                                        , to me known to be the person who signed the foregoing instrument as such officer and he/she acknowledged that the execution thereof was his/her free act and deed as such officer for the use and purposes therein expressed and that the instrument is the act and deed of said                               .

WITNESS my hand and official seal this       day of                                          , 20      .

EXHIBIT H

STATE SPECIFIC PROVISIONS

None.

H-1

EXHIBIT I

REQUIRED REPAIRS

I-1

								Immediate Repair Reserve Amount
Item	Store #	City	St	Short Description	Additional Description	Qty	Unit of Measure	Year 1 2006
	3007	Mount Carmel	IL	Roof Repairs	According to POC, there are minor roof leaks during periods of heavy rain. Isolated water stains were observed on ceiling tiles in the retail area, indicating possible roof leaks. (Approximately 200 Linear Feet)	200	LF	$1,000
	3007	Mount Carmel	IL	Masonry Repairs	Brick veneer is damaged at the east elevation of the building, near the loading dock. Repair brick veneer.	1	LS	$1,000
	3023	Manistique	MI	Landscaping	Clear overgrown vegetation from the rock and drainage splash areas to keep positive flow. The drainage channel and rock area at rear of the building is overgrown with shrubs and other rooted vegetation. The vegetation will be required to be removed so as to keep a positive flow of runoff from roof downspouts.	1	LS	$1,000
	3178	Lander	WY	Fire Protection	Expired sprinkler system inspection. Contract system inspection.	1	LS	$1,000
	3190	Glasgow	MT	HVAC Repairs	Repair inoperable rooftop unit immediately. According to POC, one of the roof top units has not operated since installed in 1998.	1	LS	$1,000
	3194	Ashland	WI	Roof Repairs	Active roof leaks at existing construction joint between Phase 1 and Phase 2 - Repair.	1	LS	$1,000
	3194	Ashland	WI	Door Repairs	Replace damaged door frame around the overhead door located along the left (east) elevation of the building.	1	LS	$1,000
	3194	Ashland	WI	Door Repairs	Replace damaged door frame on the service door along the left (east) side elevation of the building.	1	LS	$1,000
	3852	Bethany	MO	Exterior Building	Wall on west side of property leaks into first floor warehouse area during heavy rains. Waterproofing required. (Approximately 1,000 Square Feet)	1,000	SF	$1,000
	3880	Clarion	IA	Roof Repairs	Install sealant at roof penetrations above main entrance. Current roof leaks.	1	LS	$1,000
	3146	Mitchell	IN	Roof Repairs	Replace flashing around roof top units. According to the POC, roof leaks occur around the HVAC units during periods of heavy rain. Water stained ceiling tile observed near air distribution grilles. (Approximately 170 Linear Feet)	170	LN	$1,105
	3015	Minerva	OH	Asphalt / Concrete Repairs	Repair deteriorated paving in parking lot at the front of the building. (Approximately 400 Square Feet)	400	SF	$1,200
	3298	Park Rapids	MN	Masonry Repairs	Repair exterior wall. There are isolated areas of damaged concrete block CMU. The damage CMU must be repaired and replaced. (Approximately 40 Square Feet)	40	SF	$1,200
	3096	Ely	MN	Asphalt / Concrete Repairs	There is a crack along the rear foundation wall which allows some water infiltration. Although the estimated costs of repair cannot be accurately determined a cost allowance to repair the affected elements is included. Also recommend that the affected area be monitored for future movement by structural engineer.	1	LS	$1,250
	3117	Loogootee	IN	Asphalt / Concrete Repairs	Cut and patch asphalt as required. The asphalt is crumbling at the east entrance drive to the property. (Approximately 500 Square Feet)	500	SF	$1,250
	3129	Wahpeton	ND	Asphalt / Concrete Repairs	Cut and patch asphalt as required. There are significant areas of failure, deterioration, and localized depressions in the paving. (Approximately 500 Square Feet)	500	SF	$1,250
	3190	Glasgow	MT	Roof Repairs	Locate roof leaks & repair. According to POC, minor roof leaks occur around some of the rooftop units when it rains.	1	LS	$1,500
	3252	Powell	WY	Roof Repairs	Repair active roof leaks. According to POC, the roof leaks during heavy rains and needs to be spot repaired.	1	LS	$1,500

								Immediate Repair Reserve Amount
Item	Store #	City	St	Short Description	Additional Description	Qty	Unit of Measure	Year 1 2006
	3256	Tuscola	IL	Roof Repairs	Re-fasten membrane. The roof membrane was observed lifting at the northwest corner of the building over an approximate area of 300 square feet. Due to the age of the building, this appears to be a warranty issue and should be addressed with the installation contractor. An estimated cost is provided in the event the warranty is not in effect. The POC had no knowledge of warranty in-place. The lifting of the membrane may be responsible - at least in part - for some stains observed in reflected ceiling tiles along the north wall of the building. (Approximately 3 SQ)	1	LS	$1,500
	3190	Glasgow	MT	Asphalt / Concrete Repairs	Replace damaged concrete w/ 5” reinforced concrete. The concrete slab adjacent to the loading dock areas was observed to be significantly cracked. (Approximately 350 Square Feet)	350	SF	$1,750
	3089	Washington	IA	Exterior Building	Three metal panels are damaged at the rear of the building. Replace metal panels.	1	LS	$1,800
	3298	Park Rapids	MN	Exterior Building	Replace aluminum siding. Damaged metal panels along loading dock from truck docking. (Approximately 400 Square Feet)	400	SF	$1,880
	3023	Manistique	MI	Landscaping	The grass landscape area at the west side of the property is barren due to snow plow disposal in the area. Grass replacement is recommended to prevent erosion. It is recommended that rock be installed in the snow drainage areas in the future, similar to adjacent property at the south.	1	LS	$2,000
	3190	Glasgow	MT	Asphalt / Concrete Repairs	Replace concrete walkways. The concrete sidewalk proceeding the main entrance into the building was observed to be significantly cracked. (Approximately 250 Square Feet)	250	SF	$2,000
	3028	Havana	IL	Exterior Painting	Rust spots observed on all exterior wall elevations. An attempt should be made to seal the oxidizing material points on the wall surfaces prior to repainting entire elevations. The front elevation may be touched-up in year 1 as routine maintenance. Then painted later in the term as noted. The west wall should be repainted as an immediate repair.	1	LS	$2,250
	3226	Sullivan	IL	Roof Repairs	Re-fasten membrane. Roof membrane observed lifting in (2) areas of approximately 900 and 600 square feet, over the southwest quadrant of the building.	1	LS	$2,250
	3153	Glenwood	MN	Asphalt / Concrete Repairs	Regrade asphalt paving to drains. Ponding occurs at (2) locations in parking lot.	1	LS	$2,500
	3169	Arcadia	WI	Roof Repairs	Repair roof leaks. There are active roof leaks in the mansard roof, as evidenced by stained ceiling tiles.	1	LS	$2,500
	3195	Lancaster	WI	Roof Repairs

Identify areas of water infiltration & tighten or provide additional sealant at mechanical fasteners.  Roof membrane in general appears to be in good condition and is approximately 6 years old.  Repair cost may be negated if warranty item.  Approximately 125 square feet of stained acoustical ceiling tiles over roughly 12 local areas, most of which are assumed to be from active roof leakage.  Per the POC, a roof investigation was done last year.  EMG observed the rubber covers of several mechanical fasteners (shanks) on the roof circled in white marker, presumably indicating potential leaks were observed during the PCA as it was dry.

						1	LS	$2,500
	3122	Detroit Lakes	MN	Masonry Repairs	Repair CMU wall on the left elevation. There are isolated areas of damaged concrete block along the left elevation. The damaged concrete must be repaired or replaced. (Approximately 100 Square Feet)	1	LS	$3,000
	3223	Plentywood	MT	Roof Repairs	Replace asphalt shingles and flashings. Although no roof leaks are reported, the current state of the roof is in poor condition. Missing shingles, improperly installed metal flashings, and poor roof repairs were observed. (approximately 27 SQ)	27	SQ	$3,240

								Immediate Repair Reserve Amount
Item	Store #	City	St	Short Description	Additional Description	Qty	Unit of Measure	Year 1 2006
	3252	Powell	WY	Asphalt / Concrete Repairs	Seal coat asphalt. The lot is badly worn and is in need of seal coating. (Approximately 43,300 Square Feet)	43,300	SF	$3,472
	3153	Glenwood	MN	Exterior Building	Connect downspout terminations to the underground storm water system. The existing downspouts discharge onto splash blocks which spill onto the soil, causing the soil at the northern portion of the site to be waterlogged. (Qty 7)	7	EA	$3,500
	3096	Ely	MN	Masonry Repairs	The brick veneer is in fair condition. There are significant areas of cracking and deteriorated mortar joints along the rear wall and chimney. The damaged joints must be repaired or replaced. (Approximately 1,500 Square Feet)	1	LS	$4,875
	3223	Plentywood	MT	Structural	Follow up study: Structural Engineer to review & report on the structural integrity of the mezzanine. According to the POC, the State Building Inspector, Mr. Richard Larson, visited the property and was concerned about the deflection of the mezzanine floor visible at the edge of the mezzanine. The POC stated that the inspector is requiring the store management to procure the services of a licensed structural engineer to determine if mezzanine is sound. The estimated cost for this work is included in the cost tables.	1	LS	$5,000
	3852	Bethany	MO	Site Electrical	Trench new high voltage power lines from new pad mounted transformer to existing service panels. Pamida portion of property is served by old dry-type transformer which are no longer serviceable. The City utility provider has told the store to tie into the new pad mounted transformer recently installed for the Hy-Vee Grocery store attached to the building.	1	LS	$5,000
	3873	Burlington	KS	Roof Repairs	Install liquid sealer to roof assembly. Currently there are approximately (4) roof leaks.	1	LS	$5,000
	3178	Lander	WY	Exterior Painting	There is water damage at (5) vertical locations along the left (south) wall. Damage appears to be due to inadequate edge flashing at the side roof gutter. After repair of the flashing, the walls at these locations should be scraped and all the walls subsequently painted. (approximately 8,000 Square Feet)	8,000	SF	$5,200
	3007	Mount Carmel	IL	Asphalt / Concrete Repairs	Replace damaged concrete with 5” reinforced concrete. The concrete pavement is in fair to poor condition. There is deteriorated, spalling, and cracking concrete throughout the property. The heaviest damage is along the east side of the property, near the loading dock. (approximately 1,500 Square Feet)	1,500	SF	$7,500
	3226	Sullivan	IL	Asphalt / Concrete Repairs	Overlay asphalt. Asphalt at south end of parking lot observed badly worn, with alligatoring and depressed areas. Subject area is a rectangular strip at southernmost end of the asphalt parking area, adjacent to the left side (south) building elevation and extending into the front parking lot. The approximate dimensions are 50 feet (in the north-south dimension) by 300 feet. (Approximately 15,000 Square Feet)	15,000	SF	$7,500
	3194	Ashland	WI	Exterior Building	Replace sections of damaged metal siding. Metal panels are damaged along the left (East) side and rear (south) side elevations of the building.	1	LS	$8,000
	3158	Archbold	OH	Asphalt / Concrete Repairs	Cut and remove concrete, stabilize and replace. Concrete shifts with frost. Areas affected are front entry, south exit door in Sporting Goods, and loading dock service doors.	1	LS	$10,000
	Pam GO	Omaha	NE	Asphalt / Concrete Repairs	Seal coat asphalt. Asphalt pavement surface roughness. (Approximately 110,000 Square Feet)	110,000	SF	$11,000
	3252	Powell	WY	Asphalt / Concrete Repairs	Cut and patch asphalt. Approximately 10% of the lot requires cutting and patching. (Approximately 4,500 square feet)	4,500	SF	$11,250

								Immediate Repair Reserve Amount
Item	Store #	City	St	Short Description	Additional Description	Qty	Unit of Measure	Year 1 2006
	3033	Woodsfield	OH	Asphalt / Concrete Repairs	There are significant areas of failure and deterioration such as alligator cracking and localized depressions on the north side of the parking area. There are areas of routing and heaving in the parking area on the northwest corner of the property and the center of the main parking area. (Approximately 6,000 Square Feet)	6,000	SF	$15,000
	3194	Ashland	WI	Asphalt / Concrete Repairs	Overlay asphalt. Asphalt pavement requires an overlay and major pot hole repairs. (approximately 39,600 Square Feet)	39,600	SF	$19,800
	3153	Glenwood	MN	Roof Repairs	Replace scuppers & affected portions of roof membrane and insulation. Ponding occurs in the roof. Scuppers are located higher than the field of the roof and therefore do not drain fully. Several leaks in the membrane roof allow standing water to penetrate into the space and structure below. Water was observed dripping from several location in the stock room. Also the west exterior CMU wall was observed to be wet due to water infiltration from the roof.	1	LS	$20,000
	3178	Lander	WY	Roof Repairs	The older southern half of the roof has exceeded its useful life. Is reportedly leaking in several locations and needs to be replaced. (Approximately 120 SQ)	120	SQ	$32,400
	3007	Mount Carmel	IL	HVAC Repairs	According to POC, 11 of the 14 rooftop units are not functioning. Some appear to be original units. Three new units are scheduled to be installed in June. This leaves (8) non-functioning rooftop units. The broken rooftop units should be replaced.	1	LS	$68,000
	3126	Rawlins	WY	Asphalt / Concrete Repairs	Overlay Asphalt. There is widespread surface wear and alligator cracking throughout the parking lot. The problem is compounded by inadequate drainage and ponding. The problem areas need to be cut and patched and the entire lot should be subsequently resurfaced, with surface drainage improved. (Approximately 76,000 Square Feet)	76,000	SF	$76,000

					Total Immediate Repairs:			$367,922

					Amount for Reserve:			$459,903

The deadline for completing the repairs set forth above shall be January 1, 2007

EXHIBIT J

FORM INCOME AND EXPENSE STATEMENT
FOR INDIVIDUAL PROPERTY LOCATION

[Store Number], [CITY], [STATE]

STORE INCOME STATEMENT

[MONTH]

TOTAL DEPTS

					Dollar Variance (B/W)	Basis PT Variance (B/W)
FY 2005		FY 2004			FY05 VS FY04	FY05 VS FY04
ACTUALS	% SLS	ACTUALS	% SLS	ACCOUNT	ACTUALS	ACTUALS
NET SALES COST OF SALES
SKU GROSS MARGIN ALLOWANCES SMART CLEARANCE
MERCHANT MARGIN

ESTIMATED SHRINK EXPENSE PHYSICAL INVENTORY ADJUST. OTHER GM COMPONENTS
FINANCE MARGIN

ADJUSTED GROSS MARGIN

RENTAL INCOME MISCELLANEOUS INCOME
TOTAL OTHER INCOME

PAYROLL - EXEMPT PAYROLL - NONEXEMPT
TOTAL PAYROLL

BENEFITS & INSURANCE
PAYROLL TAXES
LOSS PREVENTION PAYROLL
WRAPPING & SUPPLIES
BANK CARD FEES
FREIGHT EXPENSE - STORES
MISCELLANEOUS - STORES
NET CASH SHORT/BAD DEBT
M&R STORE CONTROLLED
TELEPHONE
ELECTRIC, WATER & FUEL
MANAGER’S PIP

TOTAL STORE CONTROLLED EXPENSES

M&RISD CONTROLLED WAREHOUSE EXPENSES RENT EXPENSE INSURANCE-PROP/WC/GL PROPERTY TAXES P & A ALLOWANCES PRE-OPENING EXTRANEOUS DEPRECIATION/AMORTIZATION
TOTAL STORE EXP. & DEPREC.

CONTRIBUTION TO CORPORATE PROFIT

LEASED SALES BOOK INVENTORY NET PROPERTY & EQUIPMENT

J-1